   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 1998.
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-1
                               ------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                   TDOP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              4700
 (State or other jurisdiction of       (Primary Standard Industrial                 52-2080967
  incorporation or organization)       Classification Code Number)               (I.R.S. Employer
                                                                              Identification Number)

                           --------------------------

                            84 INVERNESS CIRCLE EAST
                         ENGLEWOOD, COLORADO 80112-5314
                                 (303) 706-0800
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                EDWARD S. ADAMS
                            CHIEF EXECUTIVE OFFICER
                                   TDOP, INC.
                            84 INVERNESS CIRCLE EAST
                         ENGLEWOOD, COLORADO 80112-5314
                                 (303) 706-0800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                WITH A COPY TO:
                             GEORGE P. STAMAS, ESQ.
                           WILMER, CUTLER & PICKERING
                              2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-6000
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as possible after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. / /______
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED
                                                                       MAXIMUM             PROPOSED
                                                    AMOUNT             OFFERING            MAXIMUM            AMOUNT OF
            TITLE OF SECURITIES                     TO BE             PRICE PER           AGGREGATE          REGISTRATION
              TO BE REGISTERED                    REGISTERED          SHARE (2)         OFFERING PRICE           FEE
Common Stock, par value $.001 per share, to
  be distributed to holders of U.S. Office
  Products Company common stock.............    100,000,000(1)          $.984            $98,384,000           $29,024

(1) Approximate number of shares of TDOP, Inc. common stock expected to be distributed based upon an assumed distribution ratio of one share of TDOP, Inc. common stock for every one share of U.S. Office Products Company common stock held by each stockholder of U.S. Office Products Company on the record date for the distribution. The actual distribution ratio will be determined prior to effectiveness of this Registration Statement, and is expected to be less than one share of TDOP, Inc. common stock for every one share of U.S. Office Products Company common stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based on a book value of $98,384,000 as of October 25, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE DISTRIBUTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS INFORMATION STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 19, 1998

INFORMATION STATEMENT/PROSPECTUS

                                   TDOP, INC.

             DISTRIBUTION OF UP TO       SHARES OF COMMON STOCK OF
           TDOP, INC. TO STOCKHOLDERS OF U.S. OFFICE PRODUCTS COMPANY

    This Information Statement/Prospectus is being furnished by U.S. Office Products Company ("U.S. Office Products") in connection with the distribution to its stockholders of the stock of TDOP, Inc. ("TDOP" or the "Company"). TDOP is a Delaware corporation formed by U.S. Office Products that will own substantially all the assets of, and will be responsible for substantially all the liabilities associated with, U.S. Office Products' Corporate Travel Services Division. Pursuant to this distribution (the "Travel Distribution" or the "Distribution"), all of the issued and outstanding shares of the common stock, $.001 par value per share, of TDOP (the "Company Common Stock" or the "TDOP Common Stock") will
be distributed to holders of record as of the close of business on          ,
1998 (the "Record Date") of the common stock, par value $.001 per share, of U.S. Office Products ("U.S. Office Products Common Stock"). Each such holder will
receive one share of Company Common Stock for each       shares of U.S. Office
Products Common Stock held on the Record Date. Fractional shares will be aggregated into whole shares of TDOP Common Stock and sold on the open market by the Distribution Agent (as defined herein). The proceeds of such sales will be distributed to holders who otherwise would be entitled to receive fractional shares. See "The Travel Distribution--General."

    Holders of U.S. Office Products Common Stock will not be required to pay any consideration for the shares of Company Common Stock they receive in the Distribution. There is no current public trading market for the Company Common Stock. The Company intends to seek approval for quotation of the shares of Company Common Stock on the National Market System of the Nasdaq Stock Market upon issuance, but there is no assurance that such approval will be obtained or that an active trading market for the Company Common Stock will develop following the Travel Distribution.

    The Travel Distribution is an element of a comprehensive restructuring plan (the "Strategic Restructuring Plan") approved by the Board of Directors of U.S. Office Products on January 12, 1998. The principal elements of the Strategic Restructuring Plan are (1) a self-tender offer by U.S. Office Products (the "Tender Offer") to purchase 37,037,037 shares of U.S. Office Products Common Stock at $27.00 per share and the incurrence of debt to pay a portion of the purchase price in the Tender Offer; (2) after acceptance of shares in the Tender Offer, the pro rata distribution to U.S. Office Products stockholders of shares of four companies that will conduct U.S. Office Products' current print management, technology solutions, educational supplies and corporate travel services businesses (the "Distributions"); and (3) the sale to an affiliate ("CD&R") of Clayton, Dubilier & Rice, Inc. of equity interests in U.S. Office Products (the "Equity Investment") following acceptance of shares in the Tender Offer and the Record Date for the Distributions. In addition to this Information Statement/Prospectus, U.S. Office Products is distributing a Tender Offer Statement regarding the Tender Offer and a Proxy Statement regarding stockholder approval of the issuance of securities in the Equity Investment. See "Additional Information."

    IN REVIEWING THIS INFORMATION STATEMENT/PROSPECTUS, STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6.

    THIS INFORMATION STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS ABOUT BUSINESS STRATEGIES, MARKET POTENTIAL, FUTURE FINANCIAL PERFORMANCE AND OTHER MATTERS. IN ADDITION, WHEN USED IN THIS INFORMATION STATEMENT/PROSPECTUS, THE WORDS "INTENDS TO," "BELIEVES," "ANTICIPATES," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE MANY RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS, INCLUDING, WITHOUT LIMITATION, THOSE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
      THIS INFORMATION STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

                            ------------------------

     THE DATE OF THIS INFORMATION STATEMENT/PROSPECTUS IS            , 1998

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 (including exhibits, schedules and amendments thereto, the "Company Form S-1") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company Common Stock. This Information Statement/Prospectus, while forming a part of the Company Form S-1, does not contain all of the information set forth in the Company Form S-1. Reference is hereby made to the Company Form S-1 for further information with respect to the Company and the securities to be distributed to the U.S. Office Products stockholders in the Travel Distribution. Statements contained herein concerning the provisions of documents filed as exhibits to the Company Form S-1 are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

    The Company Form S-1 is available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the SEC at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, or on the Internet at http://www.sec.gov.

    Following the Travel Distribution, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy statements and other information with the SEC that will be available for inspection and copying at the SEC's public reference facilities referred to above. Copies of such material can be obtained by mail at prescribed rates by writing to the Public Reference Branch of the SEC at the address referred to above.

    Additional information regarding the Strategic Restructuring Plan and the Company may be found in reports, proxy statements and other information filed by U.S. Office Products with the SEC, including U.S. Office Products Tender Offer
Statement on Schedule 13E-4 filed on             , 1998 and U.S. Office Products
Proxy Statement filed on             , 1998.

    The Company intends to furnish its stockholders annual reports containing financial statements audited by its independent accountants. The Company does not intend to furnish its stockholders quarterly reports.

    Questions concerning the Travel Distribution should be directed to Mark D. Director, Chief Administrative Officer, Secretary and General Counsel of U.S. Office Products, or Donald H. Platt, Senior Vice President, Chief Financial Officer and Treasurer of U.S. Office Products, at (202) 339-6700. After the Travel Distribution, holders of Company Common Stock having inquiries related to their investment in the Company should contact Robert C. Griffith, Chief Financial Officer and Treasurer of TDOP, at (303) 706-0800.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION
STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                            ------------------------

    Until             , 1998 (the expiration of the twenty-fifth calendar day
following the Travel Distribution) all dealers effecting transactions in registered securities, whether or not participating in this distribution, may be required to deliver an Information Statement/Prospectus.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------

SUMMARY...................................................................................................          1

RISK FACTORS..............................................................................................          6

THE TRAVEL DISTRIBUTION...................................................................................         15

ARRANGEMENTS AMONG U.S. OFFICE PRODUCTS, TDOP AND THE OTHER SPIN-OFF COMPANIES AFTER THE DISTRIBUTIONS....         22

DIVIDEND POLICY...........................................................................................         25

CAPITALIZATION............................................................................................         26

SELECTED FINANCIAL DATA...................................................................................         27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TDOP.............         29

INDUSTRY OVERVIEW.........................................................................................         35

BUSINESS..................................................................................................         35

MANAGEMENT OF TDOP........................................................................................         42

RELATED PARTY TRANSACTIONS................................................................................         46

PRINCIPAL STOCKHOLDERS OF TDOP............................................................................         47

DESCRIPTION OF TDOP CAPITAL STOCK.........................................................................         48

EXPERTS...................................................................................................         50

LEGAL MATTERS.............................................................................................         50

INDEX TO FINANCIAL STATEMENTS.............................................................................        F-1

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL INFORMATION APPEARING ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS. STOCKHOLDERS SHOULD READ THE INFORMATION STATEMENT/PROSPECTUS IN ITS ENTIRETY. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES TO (I) U.S. OFFICE PRODUCTS AND THE COMPANY (OR TDOP) SHALL INCLUDE THEIR RESPECTIVE SUBSIDIARIES, AND (II) THE COMPANY (OR TDOP) PRIOR TO THE DISTRIBUTION DATE SHALL REFER TO THE CORPORATE TRAVEL SERVICES DIVISION OF U.S. OFFICE PRODUCTS.

                                  THE COMPANY

    TDOP, Inc. ("TDOP" or the "Company"), which is the consolidation of eleven regional travel agencies by U.S. Office Products Company ("U.S. Office Products"), is one of the five largest providers of corporate travel management services in the United States, based on airline ticket sales figures compiled by Business Travel News in its 1997 Business Travel Survey. In the 1997 calendar year, the Company booked $1.38 billion in airline ticket sales, or approximately
2.5 million airline tickets. With locations throughout the United States, in Canada, and in the United Kingdom, the Company provides its corporate customers with the full range of corporate travel management services, including reservations by telephone, facsimile, e-mail, Internet and direct access; ticketing; accounting; information and management reporting; assistance in planning and organizing incentive trips, corporate meetings and events; and travel management consulting services. The Company provides corporate travel management services to its customers through several channels, including on-site travel agencies, regional travel agency offices and satellite ticket printers. The Company receives commissions and fees from travel suppliers, including airlines, hotels, car rental companies and others, and service and management fees from its customers. As a small portion of the Company's overall business, the Company provides travel services to leisure customers and groups.

    The Company's objective is to be a premier provider of corporate travel management services to middle market and larger companies in North America and, increasingly, around the world. The Company intends to pursue this objective by making strategic acquisitions to obtain additional market share and expand its geographic coverage, achieving operating and purchasing efficiencies across the Company, and implementing system and technology improvements, while retaining its ability to offer responsive, personalized customer service.

    U.S. Office Products began building the Company with the acquisition of Professional Travel Corporation in January 1997. Professional Travel Corporation is based in Englewood, Colorado and has branches in Minneapolis, Minnesota, Washington, D.C., and Arlington, Virginia. Subsequently, U.S. Office Products acquired Mutual Travel, Seattle, Washington; Travel Arrangement, Inc. and St. Pierre Enterprises (Supertravel), Houston, Texas; Simmons Associates, Inc., Alexandria, Virginia; Associated Travel, Santa Ana, California and Dallas, Texas; Evans Travel Group, New Orleans, Louisiana; Atlas Travel Services, Vancouver, British Columbia; Omni Travel, Cambridge, Massachusetts; Travel Consultants, Inc., Grand Rapids, Michigan; McGregor Travel Management, Stamford, Connecticut and London, England; and Wareheim Travel Services (Travel Guide), Baltimore, Maryland. The Company employs approximately 2,430 people servicing its customers at 128 offices and 214 on-site agencies in the United States, in Canada and in the United Kingdom. The Company is a Delaware corporation. The principal executive offices of the Company are located at 84 Inverness Circle East, Englewood, Colorado, 80112-5314. The Company's telephone number is 303-706-0800.

                     BACKGROUND OF THE TRAVEL DISTRIBUTION

THE DISTRIBUTION.............  Shares of common stock, par value $.001 per share, of the
                               Company (the "Company Common Stock" or the "TDOP Common
                               Stock") will, subject to certain conditions, be distributed to the stockholders of record of U.S. Office Products (the
                               "Travel Distribution" or the "Distribution") on           ,
                               1998 (the "Record Date"). The Travel Distribution is part of a comprehensive restructuring plan (the "Strategic
                               Restructuring Plan") that U.S. Office Products' Board of
                               Directors adopted on January 12, 1998. The principal
                               elements of the Strategic Restructuring Plan are:

                               -  Pursuant to a self-tender offer, U.S. Office Products
                                   will purchase 37,037,037 shares of its common stock,
                                   $.001 par value ("U.S. Office Products Common Stock"),
                                   or approximately 28% of the outstanding shares of U.S.
                                   Office Products Common Stock, at $27.00 per share (the
                                   "Tender Offer"), and will incur additional indebtedness
                                   to finance a substantial portion of the purchase price
                                   for such shares.

                               -  After acceptance of shares in the Tender Offer, U.S.
                                   Office Products will distribute to U.S. Office Products'
                                   stockholders the shares of four separate companies:
                                   Paradigm Concepts, Inc., Workflow Graphics, Inc., School
                                   Specialty, Inc., and TDOP (collectively, the "Spin-Off
                                   Companies"). The distributions of the shares of the
                                   Spin-Off Companies is referred to in this Information
                                   Statement/Prospectus as the "Distributions." The
                                   Spin-Off Companies will hold U.S. Office Products'
                                   current technology solutions, print management,
                                   educational supplies, and corporate travel services
                                   businesses, respectively.

                               -  Following the Record Date, an affiliate ("CD&R") of
                                   Clayton, Dubilier & Rice, Inc., a private investment
                                   firm, will acquire U.S. Office Products Common Stock and
                                   warrants to purchase additional U.S. Office Products
                                   Common Stock for $270.0 million (the "Equity
                                   Investment"). CD&R will not acquire any interests in the
                                   Spin-Off Companies.

                               U.S. Office Products will retain its North American Office
                               Products Group (which includes the office supply, office
                               furniture, and office coffee and beverage services
                               businesses), Mail Boxes, Etc., its New Zealand and Australia operations, and its 49% interest in Dudley Stationery
                               Limited (a U.K. contract stationer).

REASONS FOR THE
  DISTRIBUTIONS..............  The Distributions are intended to separate the Spin-Off
                               Companies from U.S. Office Products' other businesses so
                               that each can:

                               -  adopt strategies and pursue objectives that are
                                   appropriate to its respective industry;

                               -  pursue an independent acquisition program that allows for a more focused use of resources and, where stock is used
                                   as consideration, provide stock of a public company that
                                   is in the same industry as the businesses being
                                   acquired;

                               -  be recognized by the financial community as a distinct
                                   business that can be evaluated more readily and compared
                                   more easily to industry peers; and

                               -  implement more focused incentive compensation packages
                                   that respond to specific industry and market conditions
                                   and enhance employee retention objectives.

                               The Distributions are also integral to the objectives of the
                               Equity Investment, which is conditioned on completion of all of the Distributions. See "The Travel Distribution--Reasons
                               for the Distributions."

SHARES TO BE DISTRIBUTED.....  Based on the number of shares of U.S. Office Products Common
                               Stock outstanding on            , 1998, less 37,037,037
                               shares to be repurchased in the Tender Offer, approximately shares of the Company Common Stock will be
                               distributed to stockholders of U.S. Office Products in the
                               Travel Distribution. The number of shares to be distributed could be greater if additional shares of U.S. Office
                               Products Common Stock are issued prior to the Record Date
                               pursuant to outstanding convertible debt securities or stock options of U.S. Office Products.

DISTRIBUTION RATIO...........  Each U.S. Office Products stockholder will receive one share
                               of Company Common Stock for every       shares of U.S.
                               Office Products Common Stock held on the Record Date.

FRACTIONAL SHARE INTERESTS...  Fractional share interests will be aggregated and sold by the Distribution Agent and the cash proceeds will be
                               distributed to those U.S. Office Products stockholders
                               entitled to a fractional interest. See "The Travel
                               Distribution--General."

RECORD DATE..................  , 1998.

DISTRIBUTION DATE............  Certificates representing shares of the Company Common Stock will be mailed to U.S. Office Products stockholders on or
                               about            , 1998 (the "Distribution Date").

DISTRIBUTION AGENT...........

TAX CONSEQUENCES.............  U.S. Office Products will receive an opinion of counsel that for U.S. federal income tax purposes the receipt of the
                               Company Common Stock by U.S. Office Products stockholders
                               should be tax-free to U.S. Office Products and the U.S.
                               Office Products stockholders. See "The Travel Distribution--
                               U.S. Federal Income Tax Consequences of the Travel
                               Distribution."

ARRANGEMENTS AMONG U.S.
  OFFICE PRODUCTS, TDOP AND
  THE OTHER SPIN-OFF
  COMPANIES AFTER THE
  DISTRIBUTIONS..............  TDOP, U.S. Office Products and the other Spin-Off Companies will enter into an agreement (the "Distribution Agreement")
                               in connection with the Distribution pursuant to which, among other things, (i) equity interests in the U.S. Office
                               Products subsidiaries that engage in the business of
                               corporate travel services will be transferred to TDOP, (ii)
                               liabilities will be allocated among TDOP, U.S. Office
                               Products and the other Spin-Off Companies, and

                               (iii) TDOP, U.S. Office Products and the other Spin-Off
                               Companies will indemnify one another for liabilities assumed under the Distribution Agreement and certain other
                               liabilities.

                               TDOP, U.S. Office Products and the other Spin-Off Companies will also enter into an agreement (the "Tax Allocation
                               Agreement") (i) allocating to each Spin-Off Company
                               responsibility for its share of U.S. Office Products'
                               consolidated tax liability for the years that it was
                               included in U.S. Office Products' consolidated federal
                               income tax returns, (ii) sharing certain state, local and
                               foreign taxes, and (iii) providing for (a) indemnification by TDOP for certain taxes if they are assessed against U.S.
                               Office Products as a result of the Distributions and (b)
                               joint and several indemnification by TDOP and the other
                               Spin-Off Companies for such taxes resulting from certain
                               acts taken by TDOP or any of the other Spin-Off Companies.
                               The liability to U.S. Office Products for taxes resulting
                               from such acts will be allocated among the Spin-Off
                               Companies pursuant to a separate agreement (the "Tax
                               Indemnification Agreement"). As a consequence, TDOP will be primarily liable for taxes resulting from acts taken by TDOP and liable (subject to indemnification by the other Spin-Off
                               Companies) for any taxes resulting from acts taken by the
                               other Spin-Off Companies.

                               TDOP, U.S. Office Products and the other Spin-Off Companies will also enter into an agreement (the "Employee Benefits
                               Agreement") relating to the allocation of assets,
                               liabilities and responsibilities with respect to employee
                               benefit plans and programs and certain related matters. See
                               "Arrangements Among U.S. Office Products, TDOP and the Other
                               Spin-Off Companies After the Distributions."

                              SUMMARY RISK FACTORS

    In reviewing this Information Statement/Prospectus, stockholders should carefully consider the matters described under the heading "Risk Factors" beginning on page 6, including, among others, (i) risks associated with the absence of a prior trading market for shares of Company Common Stock, (ii) risks related to the absence of a history as a stand-alone company, (iii) risks related to revenue, airline commissions and customer fees, (iv) risks related to substantial industry competition and consolidation, and new methods of distribution, (v) dependence upon travel suppliers, (vi) dependence upon technology, (vii) risks related to integration of operations and acquisitions,
(viii) risks associated with the business travel industry and general economic conditions, (ix) conflicts of interest resulting from the fact that (a) the Distribution Agreement is not the result of arms'-length negotiation and (b) stock options are being issued to certain officers and directors of the Company in connection with the transactions, (x) dependence upon acquisitions for further growth, (xi) limitations on the use of Company Common Stock in acquisitions, and (xii) the tax consequences of the Travel Distribution.

                           SUMMARY FINANCIAL DATA (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                 FISCAL
                                                                                                                  YEAR
                                                                                                                  ENDED
                                                                                                  FOUR MONTHS   APRIL 26,
                                                                                                     ENDED      ---------
                                                               YEAR ENDED DECEMBER 31,            ------------
                                                      ------------------------------------------   APRIL 30,
                                                        1992       1993       1994       1995         1996        1997
                                                      ---------  ---------  ---------  ---------  ------------  ---------
STATEMENT OF INCOME DATA:
Revenues............................................  $  28,853  $  32,838  $  34,569  $  45,267   $   18,009   $  57,677
Operating expenses..................................     14,244     17,153     19,692     25,836        9,491      31,541
                                                      ---------  ---------  ---------  ---------  ------------  ---------
Gross profit........................................     14,609     15,685     14,877     19,431        8,518      26,136
General and administrative expenses.................     10,791     11,844     11,872     15,563        6,788      20,232
Non-recurring acquisition costs.....................                                                                1,156
                                                      ---------  ---------  ---------  ---------  ------------  ---------
Operating income....................................      3,818      3,841      3,005      3,868        1,730       4,748
Interest expense....................................        125        139        118        515          173         587
Interest income.....................................       (173)      (231)      (253)      (352)        (109)       (445)
Other (income) expense..............................                    55         48         42           20         118
                                                      ---------  ---------  ---------  ---------  ------------  ---------
Income before provision for income taxes............      3,866      3,878      3,092      3,663        1,646       4,488
Provision for income taxes..........................        188         97         18        565          255       1,145
                                                      ---------  ---------  ---------  ---------  ------------  ---------
Net income..........................................  $   3,678  $   3,781  $   3,074  $   3,098   $    1,391   $   3,343
                                                      ---------  ---------  ---------  ---------  ------------  ---------
                                                      ---------  ---------  ---------  ---------  ------------  ---------
Pro forma net income per share......................
Pro forma weighted average shares outstanding (3)...


                                                                                   SIX MONTHS ENDED
                                                                  --------------------------------------------------
                                                                                                PRO          PRO
                                                         PRO                                   FORMA        FORMA
                                                        FORMA     OCTOBER 26,  OCTOBER 25,  OCTOBER 26,  OCTOBER 25,
                                                       1997(2)       1996         1997        1996(2)      1997(2)
                                                      ----------  -----------  -----------  -----------  -----------
STATEMENT OF INCOME DATA:
Revenues............................................  $  144,394   $  29,013    $  46,557    $  71,209    $  82,576
Operating expenses..................................      79,015      15,100       26,215       38,595       45,182
                                                      ----------  -----------  -----------  -----------  -----------
Gross profit........................................      65,379      13,913       20,342       32,614       37,394
General and administrative expenses.................      49,252      10,596       15,639       24,980       28,054
Non-recurring acquisition costs.....................
                                                      ----------  -----------  -----------  -----------  -----------
Operating income....................................      16,127       3,317        4,703        7,634        9,340
Interest expense....................................       1,200         190          207          600          600
Interest income.....................................                    (159)        (216)
Other (income) expense..............................         312          30          (38)          30          (85)
                                                      ----------  -----------  -----------  -----------  -----------
Income before provision for income taxes............      14,615       3,256        4,750        7,004        8,825
Provision for income taxes..........................       6,723         566        2,185        3,222        4,059
                                                      ----------  -----------  -----------  -----------  -----------
Net income..........................................  $    7,892   $   2,690    $   2,565    $   3,782    $   4,766
                                                      ----------  -----------  -----------  -----------  -----------
                                                      ----------  -----------  -----------  -----------  -----------
Pro forma net income per share......................  $     0.08                             $    0.04    $    0.05
                                                      ----------                            -----------  -----------
                                                      ----------                            -----------  -----------
Pro forma weighted average shares outstanding (3)...      95,963                                95,963       95,963

                                                                                              DECEMBER 31,
                                                                               ------------------------------------------  APRIL 30,
                                                                                 1992       1993       1994       1995       1996
                                                                               ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Working capital..............................................................  $   4,172  $   5,051  $   4,366  $   4,288  $   4,338
Total assets.................................................................     15,040     15,487     14,602     25,258     25,692
Long-term debt, less current portion.........................................      4,048      3,909      3,455      8,160      6,366
Long-term payable to U.S. Office Products....................................
Stockholder's equity.........................................................      6,723      7,914      7,736      9,187     11,221

                                                                                             OCTOBER 25, 1997
                                                                                          ----------------------
                                                                               APRIL 26,                 PRO
                                                                                 1997       ACTUAL     FORMA(4)
                                                                               ---------  ----------  ----------
BALANCE SHEET DATA:
Working capital..............................................................  $   1,281  $    8,786  $    4,279
Total assets.................................................................     29,339     133,445     129,401
Long-term debt, less current portion.........................................      2,012       6,070      14,071
Long-term payable to U.S. Office Products....................................        787       6,753
Stockholder's equity.........................................................     13,483      98,384      94,514

------------------------
(1) The historical financial information of the businesses that were acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") have been combined on a historical cost basis in accordance with generally accepted accounting principles ("GAAP") to present this financial data as if the Pooled Companies had always been members of the same operating group. The financial information of the businesses acquired in the business combinations accounted for under the purchase method (the "Purchased Companies") is included from the dates of their respective acquisitions. The pro forma financial data reflect acquisitions completed by the Company through February 13, 1998.

(2) Gives effect to the Travel Distribution and the purchase acquisitions completed by the Company since May 1, 1996 as if all such transactions had been made on May 1, 1996. The pro forma statement of income data are not necessarily indicative of the operating results that would have been achieved had these events actually then occurred and should not be construed as representative of future operating results.

(3) For calculation of the pro forma weighted average shares outstanding for the fiscal year ended April 26, 1997 and for the six months ended October 25, 1997 and October 26, 1996, see Note 2(i) of Notes to Pro Forma Combined Financial Statements included herein.

(4) Gives effect to the Travel Distribution and the purchase acquisition completed by the Company subsequent to October 25, 1997 as if such transactions had been made on October 25, 1997. The pro forma balance sheet data are not necessarily indicative of the financial position that would have been achieved had these events actually then occurred and should not be construed as representative of future financial position.

                                  RISK FACTORS

    THE FOLLOWING FACTORS SHOULD BE CONSIDERED IN ADDITION TO OTHER INFORMATION INCLUDED IN THIS INFORMATION STATEMENT/PROSPECTUS.

NO PRIOR PUBLIC TRADING MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

    Prior to the Travel Distribution, there has been no public market for the Company Common Stock, and there can be no assurance that an active trading market will develop or, if one does develop, that it will continue. Until Company Common Stock is fully distributed and an orderly market develops in Company Common Stock, the price at which such stock trades may fluctuate significantly and may be higher or lower than the price that would be expected for a fully distributed issue. The price of Company Common Stock will be determined in the marketplace and may be influenced by many factors, including
(i) the depth and liquidity of the market for Company Common Stock, (ii) developments affecting the Company's business generally, (iii) the Company's dividend policy, (iv) investor perception of the Company's business and the corporate travel services industry generally, and (v) general economic and market conditions.

    Although the Company intends to apply for the Company Common Stock to be quoted on the Nasdaq Stock Market National Market System (the "Nasdaq Stock Market") upon issuance, the Company cannot ensure that approval for such quotation will be obtained. If such approval is granted, the Company cannot ensure that it will continue to meet the requirements for quotation of the Company Common Stock on the Nasdaq Stock Market. Regardless of whether the Company Common Stock is quoted on the Nasdaq Stock Market or trades in the over-the-counter market with quotations being published in the OTC Bulletin Board and the NQB Pink Sheets, the Company cannot ensure that an effective trading market will develop or, if one does develop, that it will be maintained.

    A "when-issued" trading market in the Company Common Stock may develop on or about the effective date of the registration statement of which this Information Statement/Prospectus is a part. The existence of such a market means that shares can be traded prior to the time certificates are actually available or issued. Whether or not there is a "when-issued" market prior to the availability of certificates, until an orderly market for the Company Common Stock develops, the prices at which shares of such stock will trade may be affected by an imbalance of supply and demand.

RISK OF RAPID GROWTH; ABSENCE OF HISTORY AS A STAND-ALONE COMPANY

    The Company is the result of the consolidation by U.S. Office Products of eleven separate corporate travel agency companies. The acquisitions of all eleven companies have occurred since January 1997. There can be no assurance that the Company's management and financial controls, personnel, computer systems and other corporate support systems will be adequate to manage the increased size and scope of the Company's operations as a result of the recently completed acquisitions.

    Prior to the Travel Distribution, certain general and administrative functions relating to the Company's business (including some legal and accounting services) were handled by U.S. Office Products. The Company's future performance will depend on its ability to function as a stand-alone entity, and on its ability to finance and manage expanding operations and to adapt its information systems to changes in its business. As a result, certain of the Company's expenses are likely to be higher than when it was a part of U.S. Office Products, and the Company may experience disruptions it would not encounter as a part of U.S. Office Products. Furthermore, the financial information included herein may not necessarily reflect what the results of operations and financial condition would have been had the Company been a separate, stand-alone entity during the periods presented or be indicative of future results of operations and financial condition of the Company.

RISKS RELATED TO REVENUE; AIRLINE COMMISSIONS AND CUSTOMER FEES

    The Company derives a major portion of its revenues from commissions paid by airlines. Since 1995, most airlines have substantially reduced the amount of commissions paid to travel agents for booking domestic flights. The airlines have both capped the total commissions paid per ticket and reduced the commission rates per ticket payable to travel agents. See "Business--Revenue Sources--Air Travel Commissions." There can be no assurance that the airlines will not reduce commissions further in the future.

    Furthermore, the Company derives part of its revenues from incentive override commissions paid by the major airlines. See "Business--Revenue Sources--Air Travel Commissions." If, during any period, the Company fails to meet incentive levels on a material amount of its business, revenues could decrease. There can be no assurance that the Company will meet incentive levels or that it will be able to extend its current incentive override commission arrangements or enter into new incentive override commission arrangements that are as favorable as the Company's current arrangements. In addition, there can be no assurance that the airlines will not reduce or terminate incentive override commissions in the future.

    In response to reductions in the commissions paid to travel agents and consistent with growing industry practice, the Company has entered into management contracts with many of its corporate customers. Under these contracts, the Company typically deducts its direct and indirect overhead costs and a management fee from commission revenues collected for travel arrangements made on behalf of the customer. If the commission revenues collected exceed the amounts deducted, the Company may share a negotiated amount of the excess with the customer. If the commission revenues do not cover the amounts deducted the customer pays the difference to the Company. See "Business--Revenue Sources--Fee Income." There can be no assurance that the Company will be able to maintain these contracts or continue to receive similar levels of revenue from such contracts. In addition, the Company typically charges a fee for each ticket and other transactions to customers who do not have a management contract with the Company. There can be no assurance that the Company will be able to charge these fees in the future or that the level of such fees will not be reduced.

SUBSTANTIAL COMPETITION AND INDUSTRY CONSOLIDATION; NEW METHODS OF DISTRIBUTION

    The corporate travel management industry is extremely competitive and has relatively low barriers to entry. The Company competes primarily with travel agencies and other distributors of travel services, some of which are larger and have greater brand name recognition and financial resources than the Company. Other agencies and distributors may have relationships with certain travel suppliers which give them access to favorable availability of products (including airplane seats and hotel rooms) or more competitive pricing than that offered by the Company. Furthermore, some travel agents have a strong presence in particular geographic areas which may make it difficult for the Company to attract customers in those areas. Competition within the corporate travel agency industry is increasing as the industry undergoes a period of consolidation and certain of the Company's competitors may expand their size and financial resources through consolidation. As a result of competitive pressures, the Company's revenues or margins may decline.

    The Company also competes with travel suppliers, including airlines, hotels and rental car companies. Innovations in technology such as the Internet and computer on-line services have increased the ability of travel suppliers to distribute their travel products and services directly to consumers. Although travel agencies remain the primary channel for travel distribution, businesses and consumers can now use the Internet to access information about travel products and services and to purchase such products and services directly from the suppliers, thereby bypassing travel agents. The Company believes that no single Internet-based service presently provides access to the full range of information available to the Company and its agents. There can be no assurances, however, that an Internet-based travel service will not provide such access in the future. In addition, although the Company believes the service, knowledge and skills of its employees and its incorporation of new, alternative distribution channels position it to compete effectively in the changing industry, there can be no assurance that the Company will compete successfully or that the failure to compete successfully will not have a material adverse effect on the financial conditions and results of operations of the Company.

DEPENDENCE ON TRAVEL SUPPLIERS

    The Company is dependent upon travel suppliers for access to their products and services (including airplane seats and hotel rooms). Certain travel suppliers offer the Company pricing that is preferential to published fares, enabling the Company to offer prices lower than would be generally available to travelers and other travel agents. Travel suppliers can generally cancel or modify their agreements with the Company upon relatively short notice. The loss of a contract, changes in the Company's pricing agreements, commission schedules or incentive override commission arrangements, or more restricted access to travel suppliers' products and services could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE UPON TECHNOLOGY

    The Company's business is dependent upon a number of different information and telecommunication technologies to access information and manage a high volume of inbound and outbound telephone calls. Any failure of this technology could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company's ability to quote air travel ticket prices, make reservations and sell tickets is dependent upon its contractual right to use, and the performance of, computer reservation systems operated by SABRE, Galileo/Apollo and Worldspan. Any technical failures of these systems or restrictions on the Company's access to these systems could have a material adverse effect on the Company's business, financial condition and results of operations.

    Currently, the Company and each of its subsidiaries operate on separate computer and telephone systems, several of which use different technologies. The Company expects that it will integrate these systems, but it has not yet established a timetable for integration of all of such systems or its capital needs for such integration. There can be no assurance that the contemplated integration of these systems will be successful, will be completed without disruption to the Company's business or will result in the intended cost efficiencies. In addition, rapid changes in technologies may require capital expenditures to improve or upgrade customer service.

RISKS RELATED TO INTEGRATION OF OPERATIONS AND ACQUISITIONS

    One of the Company's strategies is to increase operating margins by consolidating and integrating certain administrative functions common to all of its operating subsidiaries. Such integration will require substantial attention from senior management and may also require substantial capital expenditures. The integration of operations may disrupt the operations of the Company and the operating subsidiaries, as management attention is diverted from other tasks, and as technological, practical or personnel issues arise. There can be no assurance that the integration and consolidation will be completed, and there can be no assurance that, if it is completed, the Company will recognize economic benefit.

    Integration of acquisitions may also involve a number of special risks that could have a material adverse effect on the Company's operations and financial performance, including adverse short-term effects on its reported operating results (including those adverse short-term effects caused by severance payments to employees of acquired companies, restructuring charges associated with the acquisitions and other expenses associated with a change of control, as well as non-recurring acquisition costs including accounting and legal fees, investment banking fees, recognition of transaction-related obligations and various other acquisition-related costs); diversion of management's attention; difficulties with retention, hiring and training of key personnel; risks associated with unanticipated problems or legal liabilities; and amortization of acquired intangible assets. Furthermore, although the Company conducts due diligence and generally requires representations, warranties and indemnifications from the former owners of acquired companies, there can be no assurance that such owners will have accurately represented the financial and operating conditions of their companies. If an acquired company's financial or operating results were misrepresented, the acquisition could have a material adverse effect on the results of operations and financial condition of the Company.

RISKS ASSOCIATED WITH THE BUSINESS TRAVEL INDUSTRY; GENERAL ECONOMIC CONDITIONS

    The Company's results of operations will depend upon factors affecting the business travel industry generally. The Company's revenues and earnings are especially sensitive to events that affect domestic and international air travel, and the level of car rentals and hotel reservations. A number of factors, including extreme weather conditions, a rise in fuel prices, labor disturbances, excessive inflation, wage pressures caused by low unemployment and concerns about passenger safety could result in a temporary or longer-term overall decline in demand for business travel. Advances in technology and communications, such as videoconferencing and Internet-based teleconferencing, may also adversely impact travel patterns and travel demand. The Company believes that price-based competition will continue in the airline industry for the foreseeable future. The continuation of such competition and the occurrence of any of the events described above could have a material adverse effect on the Company's business, financial condition and results of operations.

    Demand for the Company's travel services may also be significantly related to the general level of economic activity and employment in the United States. Therefore, any significant economic downturn or recession in the United States could also have a material adverse effect on the Company's business, financial condition and results of operations.

POTENTIAL CONFLICTS OF INTEREST IN THE DISTRIBUTIONS

    The Company is currently a wholly-owned subsidiary of U.S. Office Products. On or before the Distribution Date, the Company, U.S. Office Products and the other Spin-Off Companies will enter into the Distribution Agreement, the Tax Allocation Agreement, and the Employee Benefits Agreement, and the Spin-Off Companies will enter into the Tax Indemnification Agreement. See "Arrangements Among U.S. Office Products, TDOP and the Other Spin-Off Companies After the Distributions." These agreements are expected to provide, among other things, for U.S. Office Products and the Company to indemnify each other from tax and other liabilities relating to their respective businesses prior to and following the Distribution.

    Certain indemnification obligations of the Company and the other Spin-Off Companies to U.S. Office Products are joint and several. Therefore, if one of the other Spin-Off Companies fails to satisfy its indemnification obligations to U.S. Office Products when such a loss occurs, the Company may be required to reimburse U.S. Office Products for all or a portion of the losses that otherwise would have been allocated to such other Spin-Off Company. In addition, the agreements will allocate certain liabilities, including general corporate and securities liabilities of U.S. Office Products not specifically related to the specific businesses to be conducted by the Spin-Off Companies and post-Distribution U.S. Office Products, among U.S. Office Products and each of the Spin-Off Companies. Adverse developments involving U.S. Office Products or the other Spin-Off Companies, or material disputes with U.S. Office Products following the Distribution, could have a material adverse effect on the Company.

    The terms of the agreements that will govern the relationship among the Company, U.S. Office Products and the other Spin-Off Companies will be established by U.S. Office Products in consultation with the management of the Company and the other Spin-Off Companies prior to the Distributions and while the Company and the other Spin-Off Companies are wholly-owned subsidiaries of U.S. Office Products. The terms of these agreements, including the allocation of general corporate and securities liabilities among U.S. Office Products, the Company and the other Spin-Off Companies, may not be the same as they would be if the agreements were the result of arms'-length negotiations. In addition, the agreements must contain certain terms specified in U.S. Office Products' agreement with CD&R relating to the Equity Investment and must otherwise be reasonably acceptable to CD&R. CD&R will not be a stockholder in any of the Spin-Off Companies and its interests may be adverse to those of the Spin-Off Companies. See "Arrangements Among U.S. Office Products, TDOP and the Other Spin-Off Companies After the Distributions." Accordingly, there can be no assurance that the terms and conditions of the agreements will not be less favorable to the Company than those that might have been obtained from unaffiliated third parties.

    On the Distribution Date, Jonathan J. Ledecky, Chairman of the U.S. Office Products Board of Directors, will receive options for shares of each of the Spin-Off Companies exercisable for up to 7.5% of the common stock of each Spin-Off Company. See "Management of TDOP--Director Compensation and Other Arrangements." As a result, Mr. Ledecky has interests in the Distributions that differ in certain respects from, and may conflict with, the interests of other stockholders of U.S. Office Products and TDOP.

TAX MATTERS

    U.S. Office Products will receive an opinion from Wilmer, Cutler & Pickering, counsel to U.S. Office Products, that for U.S. federal income tax purposes the Travel Distribution should qualify as a tax-free spin-off under
Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and should not be subject to Section 355(e) of the Code. The opinion of counsel will be based on certain assumptions and the accuracy of factual representations made by U.S. Office Products and the Spin-Off Companies. A ruling has not been, and will not be, sought from the Internal Revenue Service (the "IRS") with respect to the U.S. federal income tax consequences of the Travel Distribution, and it is possible that the IRS may take the position that the Travel Distribution does not qualify as a tax-free spin-off. Assuming the Travel Distribution qualifies under Section 355 of the Code as a tax-free spin-off and is not subject to
Section 355(e), no gain or loss will be recognized by either U.S. Office Products or the holders of U.S. Office Products Common Stock (except with respect to cash received in lieu of fractional shares) solely as a result of the distribution or receipt of TDOP Common Stock in connection with the Travel Distribution.

    If the Travel Distribution fails to qualify under Section 355 of the Code as a tax-free spin-off, each holder of U.S. Office Products Common Stock on the Record Date will be treated as having received a taxable corporate distribution in an amount equal to the fair market value (on the Distribution Date) of the TDOP Common Stock distributed to such holder of U.S. Office Products Common Stock including fractional shares. Neither U.S. Office Products nor any of the Spin-Off Companies will be obligated to indemnify U.S. Office Products stockholders for any such tax. In addition, U.S. Office Products will be subject to a material corporate-level U.S. federal income tax (discussed in the following paragraph).

    Certain transactions involving U.S. Office Products or Company Common Stock may jeopardize the tax-free treatment of the Travel Distribution. Section 355(e) of the Code, which was added in 1997, provides generally that if 50% or more of the capital stock of U.S. Office Products or TDOP is acquired by one or more persons acting pursuant to a plan that is deemed to include the Travel Distribution, U.S. Office Products, but not the holders of U.S. Office Products Common Stock, will incur a material U.S. federal income tax liability as a result of the Travel Distribution. For purposes of Section 355(e), any acquisition or issuance of shares of capital stock of U.S. Office Products or TDOP pursuant to arrangements existing at the time of the Travel Distribution will generally be deemed to be part of a plan that includes the Travel Distribution; any such acquisition or issuance occurring within two years of the Travel Distribution will be rebuttably presumed to be part of such a plan. In addition to the 50% limitation of Section 355(e), the IRS may take the position that any issuance or acquisition of capital stock of TDOP that represents more than 20% of the capital stock of TDOP, in one or more transactions deemed to be part of a plan that includes the Travel Distribution, will result in the Travel Distribution failing to qualify as a tax-free spin-off under Section 355 of the Code. If the Travel Distribution fails to qualify as a tax-free spin-off, both U.S. Office Products and the U.S. Office Products stockholders that receive TDOP Common Stock in the Travel Distribution would incur a material U.S. federal income tax liability. It is not clear whether the IRS will assert this position following the adoption of Section 355(e). As a result of these limitations, the number of shares of captial stock that TDOP can issue following the Travel Distribution may be limited. See "--Limitation on Equity Offerings and the use of Company Common Stock in Acquisitions."

POTENTIAL LIABILITY FOR TAXES RELATED TO THE DISTRIBUTIONS

    In connection with the Distributions, U.S. Office Products will enter into the Tax Allocation Agreement with TDOP and the other Spin-Off Companies, which will provide that the Spin-Off Companies will jointly and severally indemnify U.S. Office Products for any losses associated with taxes related to the Distributions ("Distribution Taxes") if an action or omission (an "Adverse Tax Act") of any of the Spin-Off Companies materially contributes to a final determination that any or all of the Distributions are taxable. TDOP will also enter into the Tax Indemnification Agreement with the other Spin-Off Companies under which the Spin-Off Company that is responsible for the Adverse Tax Act will indemnify the other Spin-Off Companies for any liability to indemnify U.S. Office Products under the Tax Allocation Agreement. As a consequence, TDOP will be primarily liable for any Distribution Taxes resulting from any Adverse Tax Act by TDOP and liable (subject to indemnification by the other Spin-Off Companies) for any Distribution Taxes resulting from an Adverse Tax Act by the other Spin-Off Companies. If there is a final determination that any or all of the Distributions are taxable and it is determined that there has not been an Adverse Tax Act by either U.S. Office Products or any of the Spin-Off Companies, U.S. Office Products and each of the Spin-Off Companies will be liable for its pro rata portion of the Distribution Taxes based on the value of each company's common stock after the Distributions. See "Arrangements Among U.S. Office Products, TDOP and the Other Spin-Off Companies After the Distributions--Tax Allocation Agreement" for a detailed discussion of the Tax Allocation Agreement.

DEPENDENCE UPON ACQUISITIONS FOR FUTURE GROWTH

    One of the Company's strategies is to increase its revenues and the markets it serves through the acquisition of additional corporate travel businesses. There can be no assurance that suitable candidates for acquisitions can be identified or, if suitable candidates are identified, that acquisitions can be completed on acceptable terms, if at all. In addition, prior to the Travel Distribution, the Company's acquisitions were completed with substantial business, legal and accounting assistance from U.S. Office Products and the acquisitions were paid for with U.S. Office Products Common Stock. The pace of the Company's acquisition program may be adversely affected by the absence of U.S. Office Products support for the acquisitions. Also, the Company intends to use Company Common Stock to pay for a portion of the consideration for its acquisitions and, therefore, if the owners of potential acquisition candidates are not willing to receive shares of Company Common Stock in exchange for their businesses, the Company's acquisition program would be adversely affected. In addition, TDOP is subject to limitations on the number of shares it can issue without jeopardizing the tax-free treatment of the Travel Distribution. Limitations on the Company's ability to issue shares could also adversely affect the Company's acquisition strategy. See "--Limitation on Equity Offerings and the Use of Company Common Stock in Acquisitions."

    The Company's acquisition of corporate travel businesses outside the United States may subject it to certain risks inherent in conducting business internationally, including fluctuations in currency exchange rates. Changes in exchange rates could have a significant effect on the Company's business, financial condition and results of operations.

LIMITATION ON EQUITY OFFERINGS AND THE USE OF COMPANY COMMON STOCK IN
  ACQUISITIONS

    As a result of certain U.S. federal income tax limitations under Section 355 of the Code on the number of shares that TDOP can issue without jeopardizing the tax-free treatment of the Travel Distribution, the amount of TDOP capital stock that is issued in connection with an acquisition by TDOP or as part of an issuance of TDOP capital stock, if such acquisition or issuance is deemed to be part of a plan that includes the Travel Distribution, when aggregated with any TDOP capital stock issuable upon the exercise of options granted in connection with the Travel Distribution, including the options that will be issued to Jonathan
J. Ledecky pursuant to the Ledecky Services Agreement (as defined herein), may be limited to 20% of the amount of TDOP capital stock that would be issued and outstanding after giving effect to all such issuances. Depending upon the position that the IRS takes on these issues in light of certain 1997 tax law changes, the 20% limitation may not apply. However, in any event, a 50% limitation will apply to issuances of TDOP capital stock. There is a rebuttable presumption that transactions occurring within two years of the Travel Distribution would be subject to the 50% limitation. See "--Tax Matters" and "The Travel Distribution--U.S. Federal Income Tax Consequences of the Travel Distribution." These limitations could adversely affect the pace of TDOP's acquisition program and its ability to issue TDOP Common Stock for other purposes, including equity offerings.

RISKS RELATED TO ACQUISITION FINANCING; ADDITIONAL DILUTION

    The Company currently intends to finance its future acquisitions by using shares of Company Common Stock, cash, borrowed funds or a combination thereof. If the Company Common Stock does not maintain a sufficient market value, if the price of Company Common Stock is highly volatile or if potential acquisition candidates are otherwise unwilling to accept Company Common Stock as part of the consideration for the sale of their businesses, the Company may be required to use more of its cash resources or more borrowed funds, in order to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity offerings. The use of equity offerings in connection with the Travel Distribution will also be subject to certain limitations on the number of shares that TDOP can issue without jeopardizing the tax-free treatment of the Travel Distribution. See "--Limitations on Equity Offerings and the Use of Company Common Stock in Acquisitions" and "--Tax Matters." Prior to the Travel Distribution, the Company was not responsible for obtaining external sources of funding. The Company intends to enter into credit facilities with one or more lenders to obtain financing to be used in connection with future acquisitions. There can be no assurance that the Company, as a stand alone company, will be able to obtain such financing if and when it is needed or that any such financing will be available on terms it deems acceptable.

    Upon completion of the Travel Distribution, the Company will have authorized but unissued and unreserved shares of Company Common Stock, which (subject to the rules and regulations of federal and state securities laws, applicable limits under U.S. federal income tax laws and rules, and rules of the Nasdaq Stock Market) the Company will be able to issue in order to finance acquisitions without obtaining stockholder approval for such issuance. Existing stockholders may suffer dilution if the Company uses Company Common Stock as consideration for future acquisitions. Moreover, the issuance of additional shares of Company Common Stock may have a negative impact on earnings per share and may negatively impact the market price of the Company Common Stock.

CONSIDERATION FOR OPERATING COMPANIES EXCEEDS ASSET VALUE

    To date, the purchase prices of the Company's acquisitions have not been established by independent appraisals, but generally have been determined through arms'-length negotiations between the Company's management and representatives of such acquired companies. The consideration paid for each such company has been based primarily on the value of such company as a going concern and not on the value of the acquired assets. Valuations of these companies determined solely by appraisals of the acquired assets would have been less that the consideration paid for the companies. No assurance can be given that the future performance of such companies will be commensurate with the consideration paid. TDOP does not expect to value future acquisitions on the basis of asset appraisals. Therefore, this risk will apply to future acquisitions as well.

RELIANCE ON KEY PERSONNEL

    The Company's operations depend on the continued efforts of Edward S. Adams, its President and Chief Executive Officer, Robert C. Griffith, its Chief Financial Officer and Treasurer, its other executive officers and the senior management of its subsidiaries. Furthermore, the Company's operations will likely depend on the senior management of the companies that may be acquired in the future. If any of these people become unable to continue in his or her present role, or if the Company is unable to attract and retain other skilled employees, its business could be adversely affected. In addition, Jonathan J. Ledecky will serve as a director of TDOP and is expected to provide services to TDOP after the Travel Distribution pursuant to an agreement entered into between Mr. Ledecky and U.S. Office Products, which provides that the Company and the other Spin-Off Companies will succeed to certain rights of, and obligations under, such agreement following the Distribution. See "Management of TDOP--Director Compensation and Other Arrangements." Mr. Ledecky will also serve as a director of each of the other Spin-Off Companies, and is the director or an officer of two other public companies. Mr. Ledecky may be unable to devote substantial time to the activities of TDOP.

DEPENDENCE ON ARC AGREEMENTS

    The Company depends on the ability to sell airline tickets for a substantial portion of its revenue. To sell airline tickets, the Company must enter into, and maintain, an Agent Reporting Agreement with the Airlines Reporting Company ("ARC"). The Agent Reporting Agreement imposes numerous financial, operational, and administrative obligations on the Company. The agreement allows ARC to cancel an Agent Reporting Agreement for failure to meet any of these obligations. If the Company's Agent Reporting Agreement is cancelled by ARC, the Company would be unable to sell airline tickets and its results of operations would be materially adversely affected.

SEASONALITY AND QUARTERLY FLUCTUATIONS

    The domestic and international travel industry is extremely seasonal. The results of the Company have fluctuated because of seasonal variations in the travel industry, especially the leisure travel segment. Net revenues and net income for the Company are generally higher in the second and third calendar quarters. The Company expects this seasonality to continue in the future. The Company's quarterly results of operations may also be subject to fluctuations as a result of the timing and cost of acquisitions, fare wars by travel suppliers, changes in relationships with certain travel suppliers, changes in the mix of services offered by the Company, the timing of the payment of incentive override commissions by travel suppliers, extreme weather conditions or other factors affecting travel. Unexpected variations in quarterly results could also adversely affect the price of the Company Common Stock, which in turn could limit the ability of the Company to make acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of TDOP--Fluctuations in Quarterly Results of Operations."

RISKS RELATED TO INABILITY TO USE POOLING-OF-INTERESTS METHOD TO ACCOUNT FOR
  FUTURE ACQUISITIONS

    Generally accepted accounting principles require that an entity be autonomous for a period of two years before it is eligible to complete business combinations under the pooling-of-interests method. As a result of the Company being a wholly-owned subsidiary of U.S. Office Products prior to the Travel Distribution, the Company will be unable to satisfy this criterion for a period of two years following the Travel Distribution. Therefore, the Company will be precluded from completing business combinations under the pooling-of-interests method for a period of two years and any business combinations completed by the Company during such period will be accounted for under the purchase method resulting in the recording of goodwill. See "--Material Amount of Intangible Assets."

MATERIAL AMOUNT OF INTANGIBLE ASSETS

    Approximately $85.6 million, or 66.2%, of the Company's pro forma total assets as of October 25, 1997 represents intangible assets, the significant majority of which is goodwill. Goodwill represents the excess of cost over the fair market value of net assets acquired in business combinations accounted for under the purchase method. The Company amortizes goodwill on a straight line method over a period of 35 years with the amount amortized in a particular period constituting a non-cash expense that reduces the Company's net income. Amortization of goodwill resulting from certain past acquisitions, and additional goodwill recorded in certain future acquisitions may not be deductible for tax purposes. In addition, the Company will be required to periodically evaluate the recoverability of goodwill by reviewing the anticipated undiscounted future cash flows from the operations of the acquired companies and comparing such cash flows to the carrying value of the associated goodwill. If goodwill becomes impaired, the Company would be required to write down the carrying value of the goodwill and incur a related charge to its income. A reduction in net income resulting from the amortization or write down of goodwill could have a material and adverse impact upon the market price of the Company Common Stock.

NO DIVIDENDS

    The Company does not expect to pay cash dividends on Company Common Stock in the foreseeable future. The decision whether to apply legally available funds to the payment of dividends on the Company Common Stock will be made by the Board of Directors of the Company (the "Board of Directors") from time to time in the exercise of its business judgment, taking into account, among other things, the Company's results of operations and financial condition, any then existing or proposed commitments by the Company for the use of available funds, and the Company's obligations with respect to the holders of any then outstanding indebtedness or preferred stock. The Company's ability to pay dividends may be restricted from time to time by financial covenants in its credit agreements. See "Dividend Policy."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMPANY COMMON
  STOCK

    Sales of substantial amounts of Company Common Stock in the public market following the Distribution could have an adverse effect on the market price of the Company Common Stock. Upon completion of the Travel Distribution, the
Company will have       shares of Company Common Stock outstanding. Additional
shares may be issued either in connection with acquisitions by TDOP or upon exercise of outstanding options and options that may be issued in the future. See "Management of TDOP--Executive Compensation." Upon completion of the Travel Distribution, it is anticipated that the Company will have outstanding options
to acquire approximately        shares of Company Common Stock, including
options held by employees of the Company that were converted from options to acquire U.S. Office Products Common Stock that such employees had previously held. The exact number of shares that may be issued upon exercise of such options cannot be determined until the Distribution Date. In addition, options to acquire shares of Company Common Stock, representing up to 7.5% of the outstanding Company Common Stock determined as of the Distribution Date, will be issued pursuant to the Ledecky Services Agreement (as defined herein). See "The Travel Distribution--Effect on Outstanding U.S. Office Products Options Held by TDOP Employees" and "Management of TDOP--Director Compensation and Other Arrangements". If significant numbers of additional shares are issued at any one time that are not subject to restrictions on sale and are sold in the market, the market price of Company Common Stock could be adversely affected.

                            THE TRAVEL DISTRIBUTION

GENERAL

    Each holder of shares of U.S. Office Products Common Stock of record as of
the close of business on       , 1998 (the "Record Date"), will receive one
share of Company Common Stock for each       shares of U.S. Office Products
Common Stock held on the Record Date. The Company Common Stock will be
distributed on behalf of U.S. Office Products by               as the
Distribution Agent. No certificates or scrip representing fractional shares of Company Common Stock will be issued. Fractional share interests will be aggregated and sold by the Distribution Agent and the cash proceeds will be distributed to those stockholders entitled to a fractional interest. Certificates representing shares of Company Common Stock will be distributed on
or about       , 1998 (the "Distribution Date").

    The Company is a newly formed subsidiary of U.S. Office Products that will, as of the Distribution Date, hold substantially all of the businesses and assets of, and will be responsible for substantially all of the liabilities associated with, U.S. Office Products Corporate Travel Services Division. See "Arrangements Among U.S. Office Products, TDOP and the Other Spin-Off Companies After the Distributions-- Distribution Agreement." The Company will include the businesses of the following wholly-owned subsidiaries of U.S. Office Products: Professional Travel Corporation; Mutual Travel; Travel Arrangement, Inc. and St. Pierre Enterprises (Supertravel); Simmons Associates, Inc.; Associated Travel; Evans Travel Group; Atlas Travel Services; Omni Travel; Travel Consultants, Inc.; McGregor Travel Management; and Wareheim Travel Services (Travel Guide). Immediately prior to the Travel Distribution, U.S. Office Products will hold all the issued and outstanding shares of Company Common Stock. Based on the number
of shares of U.S. Office Products Common Stock outstanding on       , 1998, less
37,037,037 shares to be repurchased in the Tender Offer and on a Distribution
Ratio of one share of Company Common Stock distributed for every       shares of
U.S. Office Products Common Stock, approximately       shares of the Company
Common Stock will be distributed to stockholders of U.S. Office Products in the Travel Distribution. The number of shares to be distributed could be greater if additional shares of U.S. Office Products Common Stock are issued pursuant to outstanding convertible debt securities or stock options of U.S. Office Products.

THE STRATEGIC RESTRUCTURING PLAN

    The Travel Distribution is part of the Strategic Restructuring Plan adopted by U.S. Office Products' Board of Directors on January 12, 1998. The principal elements of the Strategic Restructuring Plan are:

    - Pursuant to the Tender Offer, U.S. Office Products will purchase 37,037,037 shares of U.S. Office Products Common Stock, or approximately 28% of the outstanding shares, at $27.00 per share and will incur additional indebtedness to pay a substantial portion of the purchase price for these shares.

    - Pursuant to the Distributions, U.S. Office Products will distribute the shares of the Spin-Off Companies to U.S. Office Products' stockholders based on the shares of U.S. Office Products Common Stock outstanding after acceptance of shares in the Tender Offer. Each U.S. Office Products Company stockholder will receive such stockholder's pro rata share of the stock of each Spin-Off Company.

    - Following the Record Date, CD&R will make the Equity Investment in U.S. Office Products. CD&R will not acquire any interests in the Spin-Off Companies.

    Following completion of the Distributions, U.S. Office Products will retain its North American Office Products Group (including its office supply, office furniture, and office coffee and beverage services businesses), Mail Boxes, Etc., its New Zealand and Australia operations, and its 49% interest in Dudley Stationery Limited (a U.K. contract stationer). U.S. Office Products' print management, technology solutions, educational supplies and corporate travel services businesses will be operated by the Spin-Off Companies.

REASONS FOR THE DISTRIBUTIONS

    The Board of Directors of U.S. Office Products approved the Strategic Restructuring Plan, including the Distributions, on January 12, 1998. The U.S. Office Products Board of Directors determined that separation of the businesses of the Spin-Off Companies and the continuing business of U.S. Office Products as part of the Strategic Restructuring Plan would have advantages for the Spin-Off Companies and U.S. Office Products. The Distributions allow U.S. Office Products and the Spin-Off Companies to adopt strategies and pursue objectives that are more appropriate to their respective industries and geographic territories. After the Distributions, U.S. Office Products will be focused on a more narrow group of businesses that involve primarily the distribution of office products and business services. Each of the Spin-Off Companies will be focused primarily on their individual businesses.

    The Distributions will allow the Spin-Off Companies to pursue independent acquisition programs with a more focused use of resources and, where stock is used as consideration, provide stock of a public company that is in the same industry as the businesses being acquired. Before the Distributions, U.S. Office Products acquired companies in, for example, the corporate travel services business, using the U.S. Office Products Common Stock. Sellers were thus required to accept stock in a business that included office products, educational supplies, print management and technology solutions businesses. Following the Travel Distribution, the Company will be able to offer stock in its own business, which will be substantially the same as the businesses the Company expects to acquire.

    The Distributions will enable the financial community to evaluate U.S. Office Products and the Spin-Off Companies as distinct businesses and compare them more easily to industry peers. U.S. Office Products believes that this will allow the financial community to better understand the businesses carried on by U.S. Office Products and the Spin-Off Companies and more accurately value those businesses.

    The Distributions also will allow U.S. Office Products and the Spin-Off Companies to offer their respective employees more focused incentive compensation packages. The incentive compensation packages (which are expected to consist primarily of stock options) will offer the officers and other key employees of each Spin-Off Company equity interests in a company whose performance is tied directly to the business for which they work. The Company's ability to issue stock options (as well as other equity) will be subject to certain limitations in order to avoid triggering certain adverse federal income tax consequences. See "--U.S. Federal Income Tax Consequences of the Travel Distribution."

    The Equity Investment is conditioned on completion of all of the Distributions (as well as the Tender Offer). U.S. Office Products' Board of Directors recognized that U.S. Office Products was making a transition from an acquisition-oriented company to a business more focused on growth through improvement and expansion of existing operations. U.S. Office Products' Board of Directors concluded that the investment by CD&R in U.S. Office Products, and support of the management of U.S. Office Products by Clayton, Dubilier & Rice, Inc. ("CD&R Inc.") would contribute to U.S. Office Products' development. CD&R Inc. has substantial experience in providing companies in which its affiliates invest with financial and managerial advisory services aimed at building value and improving operational, marketing and financial performance. CD&R Inc. is also experienced in advising and assisting companies in managing high levels of debt.

OTHER ELEMENTS OF THE STRATEGIC RESTRUCTURING PLAN

    TENDER OFFER. Pursuant to the Tender Offer, U.S. Office Products will offer to repurchase 37,037,037 shares of U.S. Office Products Common Stock at a price of $27.00 per share. Acceptance of and payment for shares of U.S. Office Products Common Stock under the Tender Offer will be subject to a number of conditions. These conditions include: (i) a minimum of 37,037,037 shares of U.S. Office Products Common Stock being validly tendered and not withdrawn; (ii) U.S. Office Products having obtained financing sufficient to fund the purchase of U.S. Office Products Common Stock pursuant to the Tender Offer, and U.S. Office Products' lenders having consented to the Tender Offer or the debt to them having been refinanced; (iii) all conditions to the completion of the Equity Investment having been satisfied or waived, except for consummation of the Tender Offer and the Distributions; and (iv) registration statements relating to the Distributions having become effective and all other conditions to the completion of the Distributions having been satisfied.

    The aggregate tender price for the shares to be purchased in the Tender Offer is $1.0 billion. U.S. Office Products expects to finance the aggregate tender price through a combination of the net proceeds of the Equity Investment, additional senior secured bank debt, and issuance of subordinated debt securities. U.S. Office Products anticipates that the foregoing borrowings will increase its outstanding debt by approximately $800.0 million. In addition, because elements of the Strategic Restructuring Plan would violate covenants in U.S. Office Products' existing bank credit facility, that facility will either have to be modified with the lenders' consent or refinanced. Approximately $350.5 million was outstanding under the existing bank credit facility as of February 12, 1998. U.S. Office Products is currently engaged in discussions with potential lenders and investment banks regarding financing for the Tender Offer and refinancing of its bank credit facility. U.S. Office Products expects that it will be able to obtain the necessary financing on acceptable terms. However, to date, no commitments have been obtained and there can be no assurance that financing for the Tender Offer will be obtained on acceptable terms.

    The Record Date for the Distributions will occur immediately after acceptance of shares under the Tender Offer. Accordingly, U.S. Office Products stockholders who tender their shares of U.S. Office Products Common Stock in the Tender Offer will not receive the Distributions to the extent their U.S. Office Products shares are accepted in the Tender Offer. Because the Tender Offer is for only approximately 28% of the issued and outstanding shares of U.S. Office Products Common Stock, only a portion of the shares tendered by any U.S. Office Products stockholder is likely to be accepted. U.S. Office Products stockholders who tender their shares are therefore likely to receive the Distributions with respect to a portion of their shares of U.S. Office Products Common Stock.

    EQUITY INVESTMENT. Pursuant to the Investment Agreement dated as of January 12, 1998, as amended, between U.S. Office Products and CD&R (the "Investment Agreement"), U.S. Office Products will issue and sell U.S. Office Products Common Stock and rights to purchase U.S. Office Products Common Stock to CD&R for a purchase price of $270.0 million. As a result of the Equity Investment, CD&R will acquire (a) shares of U.S. Office Products Common Stock representing 24.9% of the outstanding shares of U.S. Office Products Common Stock after giving effect to the issuance of such shares; (b) rights ("Special Warrants") to receive for nominal consideration additional shares of U.S. Office Products Common Stock equal to 24.9% (after giving effect to issuance of such additional shares upon exercise of the Special Warrants) of the additional shares that are issuable upon the conversion of certain outstanding convertible debentures of U.S. Office Products and shares of U.S. Office Products Common Stock that are actually issued pursuant to certain contingent rights under existing acquisition agreements; and (c) warrants representing the right to purchase one share of U.S. Office Products Common Stock for each share of U.S. Office Products Common Stock purchased by CD&R at the date of the closing under the Investment Agreement (the "Closing Date") and for each share of U.S. Office Products Common Stock into which the Special Warrants become exercisable. The Special Warrants are exercisable from and after the Closing Date until the 12th anniversary thereof, subject to certain limitations, and the warrants described in clause
(c) above are exercisable from and after the second anniversary of the Closing Date until such 12th anniversary. The aggregate exercise price of the warrants described in clause (c) above is $405.0 million. Because the Record Date for the Distributions will be immediately before the closing of the Equity Investment, CD&R will not receive any shares of the Spin-Off Companies in the Distributions.

    Under the Investment Agreement, the U.S. Office Products Board of Directors will consist of nine directors, including the Chief Executive Officer of U.S. Office Products, three designees of CD&R, and five persons selected by the current U.S. Office Products Board of Directors. CD&R's obligation to consummate the Equity Investment is conditioned on two of the designees of the U.S. Office Products Board of Directors being satisfactory to CD&R. Thereafter, for so long as CD&R maintains certain levels of ownership of U.S. Office Products Common Stock, CD&R will have the right to nominate three members of the U.S. Office Products Board of Directors, and to designate the Chairman of the Board. Certain U.S. Office Products' Board of Directors decisions will be subject to super-majority voting provisions that, in certain circumstances, may require the concurrence of at least one director nominated by CD&R. CD&R will be subject to certain restrictions and limitations with respect to transactions in U.S. Office Products Common Stock.

    CD&R's obligation to consummate the Equity Investment is subject to the satisfaction or waiver of various conditions. These include, among others: (i) receipt of necessary antitrust and other regulatory clearance; (ii) absence of litigation; (iii) U.S. Office Products stockholder approval of issuance of shares in the Equity Investment; (iv) consummation of the Distributions in accordance with Distribution Agreements containing certain terms specified in the Investment Agreement and otherwise as reasonably approved by CD&R; (v) execution and delivery of the Tax Allocation Agreement containing certain terms specified in the Investment Agreement and otherwise as reasonably approved by CD&R; (vi) execution of documents relating to financing for the Tender Offer satisfactory in form and substance to CD&R; (vii) execution of a consulting agreement with CD&R Inc. providing for payment of an annual consulting fee of $500,000 and a registration rights agreement with CD&R; (viii) absence of any development since October 25, 1997 that would have a material adverse effect on U.S. Office Products after giving effect to the Distributions; and (ix) U.S. Office Products' debt immediately following completion of the transactions contemplated by the Strategic Restructuring Plan shall not exceed $1.4 billion (assuming conversion of certain convertible debt) and the outstanding debt of the Spin-Off Companies shall be at least $130.0 million plus expenditures by such entities for acquisitions after the date of the Investment Agreement. See "Arrangements Among U.S. Office Products, TDOP and the Other Spin-Off Companies After the Distributions--Distribution Agreement" and "--Tax Allocation Agreement." If U.S. Office Products does not proceed with the Distributions, or if the Equity Investment does not occur for certain other reasons, CD&R can terminate the Investment Agreement and receive a termination fee of $25.0 million plus reasonable fees and expenses. If the Equity Investment is completed, CD&R Inc. will receive a transaction fee of $15.0 million and reimbursement for expenses it incurs in connection with the transaction. For additional information concerning the Equity Investment, investors should refer to U.S. Office Products' Proxy Statement for its special meeting of stockholders to be held to consider the issuance of shares in the Equity Investment. See "Additional Information."

    RELATED TRANSACTIONS. Jonathan J. Ledecky, the founder, Chairman of the Board and former Chief Executive Officer of U.S. Office Products, will step down as Chairman of the Board of U.S. Office Products upon consummation of the Distributions. In connection with the adoption of the Strategic Restructuring Plan, U.S. Office Products' Board of Directors concluded that it was important to the achievement of the objectives of the plan that the Spin-Off Companies obtain the benefit of Mr. Ledecky's skills and experience. Accordingly, U.S. Office Products entered into a services agreement with Mr. Ledecky (the "Ledecky Services Agreement"). Pursuant to this agreement, which is contingent on the Distributions occurring, Mr. Ledecky has agreed to extend his existing non-competition agreement with U.S. Office Products until the fourth anniversary of the Distribution Date. Each Spin-Off Company will have the right to enforce the non-competition provision with respect to its respective business. In consideration of this agreement by Mr. Ledecky and his serving as a director of and advisor to TDOP following the Travel Distribution, the Ledecky Services Agreement provides that he will receive options to purchase up to 7.5% of the outstanding common stock of each Spin-Off Company as of the Distribution Date. For additional information on the terms of the options to be granted by TDOP to Mr. Ledecky, see "Management of TDOP--Director Compensation and Other Arrangements."

    TDOP is also exploring the issuance of TDOP Common Stock in a public offering concurrent with or soon after the Travel Distribution, the amount of which has not been determined. As a result of certain U.S. federal income tax limitations under Section 355 of the Code on the number of shares that TDOP can issue in connection with the Travel Distribution without jeopardizing the tax-free treatment of the Travel Distribution, the amount of TDOP capital stock that will be issued in such a public offering has not been determined and may be limited by the factors discussed in "Risk Factors--Tax Matters," "--Limitation on

Equity Offerings and the Use of Company Common Stock in Acquisitions" and "The Travel Distribution-- U.S. Federal Income Tax Consequences of the Travel Distribution."

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRAVEL DISTRIBUTION

    The following summary describes the material U.S. federal income tax consequences of the Travel Distribution by U.S. Office Products to holders of U.S. Office Products Common Stock on the Record Date. The summary is based on the Code, and regulations, rulings, and judicial decisions as of the date hereof, all of which may be repealed, revoked, or modified so as to result in U.S. federal income tax consequences different from those described below. Such changes could be applied retroactively in a manner that could adversely affect a holder of U.S. Office Products Common Stock. In addition, the authorities on which this summary is based are subject to various interpretations. It is therefore possible that the U.S. federal income tax treatment of the Travel Distribution and of the holding and disposition of the TDOP Common Stock may differ from the treatment described below.

    This summary applies only to holders of U.S. Office Products Common Stock who hold U.S. Office Products Common Stock as a capital asset, and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, insurance companies, persons holding U.S. Office Products Common Stock as part of a hedging or conversion transaction or a straddle, persons whose "functional currency" is not the U.S. dollar, and certain U.S. expatriates.

    This summary is for general information only. It does not address all aspects of U.S. federal income taxation that may be relevant to holders of U.S. Office Products Common Stock in light of their particular circumstances, nor does it address any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction. Holders of U.S. Office Products Common Stock should consult their tax advisors about the particular U.S. federal income tax consequences to them of the Travel Distribution, or the holding and disposition of the TDOP Common Stock, as well as any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

    EFFECT ON U.S. OFFICE PRODUCTS AND HOLDERS OF U.S. OFFICE PRODUCTS COMMON STOCK. U.S. Office Products will receive an opinion of Wilmer, Cutler & Pickering, counsel to U.S. Office Products, that for U.S. federal income tax purposes the Travel Distribution should qualify as a tax-free spin-off under
Section 355 of the Code, and should not be subject to Section 355(e) of the Code. The opinion of counsel will be based on certain assumptions and the accuracy of factual representations made by U.S. Office Products and TDOP. Neither U.S. Office Products nor TDOP is aware of any facts or circumstances which would cause such representations and assumptions to be untrue. However, the opinion of counsel is not binding on either the IRS or the courts. A ruling has not been, and will not be, sought from the IRS with respect to the U.S. federal income tax consequences of the Travel Distribution.

    Assuming the Travel Distribution qualifies as a tax-free spin-off under
Section 355 of the Code and is not subject to Section 355(e) of the Code:

    1. No gain or loss will be recognized by holders of U.S. Office Products Common Stock as a result of their receipt of TDOP Common Stock in the Travel Distribution. Holders of U.S. Office Products Common Stock will recognize gain or loss on the receipt of cash in lieu of fractional shares (as discussed below).

    2. No gain or loss will be recognized by U.S. Office Products as a result of the Travel Distribution.

    3. A stockholder's tax basis in such stockholder's U.S. Office Products Common Stock immediately before the Travel Distribution will be allocated among the U.S. Office Products Common Stock and the Spin-Off Companies' common stock (including any fractional shares) received with respect to such U.S. Office Products Common Stock in proportion to their relative fair market values on the date of the Travel Distribution. Such allocation must be calculated separately for each block of U.S. Office Products Common Stock (shares purchased at the same time and at the same cost) with respect to which the Spin-Off Companies' common stock is received.

    4. The holding period of the TDOP Common Stock (including any fractional shares) received in the Travel Distribution will include the holding period of the U.S. Office Products Common Stock with respect to which it was distributed.

    Treasury regulations governing Section 355 of the Code require that each holder of U.S. Office Products Common Stock who receives shares of TDOP Common Stock pursuant to the Travel Distribution attach a statement to the U.S. federal income tax return that will be filed by such stockholder for the taxable year in which the stockholder receives TDOP Common Stock in the Travel Distribution. The regulations require that the statement show the applicability of Section 355 of the Code to the Travel Distribution. U.S. Office Products will provide each U.S. Office Products stockholder of record on the Record Date with information necessary to comply with this requirement.

    CONSEQUENCES OF FAILURE TO QUALIFY AS A TAX-FREE DISTRIBUTION. As noted above, an opinion of counsel is not binding on the IRS or the courts. It is therefore possible that the IRS may take the position that the Travel Distribution does not qualify as a tax-free spin-off.

    If the Travel Distribution fails to qualify as a tax-free spin-off under
Section 355 of the Code:

    1. U.S. Office Products will recognize gain, if any, equal to the difference between U.S. Office Products' tax basis in the TDOP Common Stock on the date of the Travel Distribution and the fair market value of the TDOP Common Stock on the date of the Travel Distribution.

    2. Each holder of U.S. Office Products Common Stock will be treated as having received a taxable corporate distribution in an amount equal to the fair market value (on the Distribution Date) of the TDOP Common Stock distributed to such stockholder, including fractional shares. The distribution would generally be treated as ordinary dividend income to a U.S. Office Products stockholder to the extent of such U.S. Office Products stockholder's pro rata share of U.S. Office Products' accumulated and current earnings and profits. To the extent the amount of the distribution exceeds such U.S. Office Products stockholder's pro rata share of U.S. Office Products' accumulated and current earnings and profits, such excess would be treated first as a basis-reducing, tax-free return of capital to the extent of the stockholder's tax basis in his or her U.S. Office Products Common Stock and then as capital gain. For corporate stockholders, the portion of the taxable distribution that constitutes a dividend would be eligible for the dividends-received deduction (subject to certain limitations in the Code) and could be subject to the Code's extraordinary dividend provisions which, if applicable, would require a reduction in a corporate stockholder's basis in its U.S. Office Products Common Stock to the extent of such deduction and the recognition of gain to the extent the deduction exceeds the corporate stockholder's tax basis in its U.S. Office Products Common Stock.

    3. Each U.S. Office Products stockholder's tax basis in the TDOP Common Stock would equal the fair market value on the Distribution Date of the TDOP Common Stock (including fractional shares) distributed to such stockholder.

    4. The holding period of the TDOP Common Stock (including fractional shares) received in the Travel Distribution would begin with, and include, the day after the Distribution Date.

    Whether or not the Travel Distribution is taxable, cash received by a holder of U.S. Office Products Common Stock in lieu of a fractional share of TDOP Common Stock will be treated as received in exchange for such fractional share and the stockholder will recognize gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and the stockholder's tax basis in the fractional share. Such gain or loss will be capital gain or loss to the stockholder if the U.S. Office Products Common Stock is held as a capital asset.

    EFFECT OF POST-DISTRIBUTION TRANSACTIONS. Certain transactions involving U.S. Office Products or Company Common Stock may jeopardize the tax-free treatment of the Travel Distribution. Section 355(e) of the Code, which was added in 1997, provides generally that if 50% or more of the capital stock of U.S. Office Products or TDOP is acquired by one or more persons acting pursuant to a plan that is deemed to include the Travel Distribution, U.S. Office Products, but not the holders of U.S. Office Products Common Stock, will incur a material U.S. federal income tax liability as a result of the Travel Distribution. For purposes of Section 355(e), any acquisition or issuance of shares of capital stock of USOP or TDOP pursuant to arrangements existing at the time of the Travel Distribution will generally be deemed to be part of a plan that includes the Travel Distribution; any such acquisition or issuance occurring within two years of the Travel Distribution will be rebuttably presumed to be part of such a plan. In addition to the 50% limitation of Section 355(e), the IRS may take the position that any issuance or acquisition of capital stock of TDOP that represents more than 20% of the capital stock of TDOP, in one or more transactions deemed to be part of a plan that includes the Travel Distribution, will result in the Travel Distribution failing to qualify as a tax-free spin-off under Section 355 of the Code. If the Travel Distribution fails to qualify as a tax-free spin-off, both U.S. Office Products and the U.S. Office Products stockholders that receive TDOP Common Stock in the Travel Distribution would incur a material U.S. federal income tax liability. It is not clear whether the IRS will assert this position following the adoption of Section 355(e).

    TDOP capital stock issuable upon exercise of options to be granted to Jonathan J. Ledecky pursuant to the Ledecky Services Agreement (as defined herein), TDOP capital stock issuable upon the exercise of other options granted in connection with the Travel Distribution, and TDOP capital stock issued in connection with acquisitions or public offerings contemplated at the time of the Travel Distribution would likely be included as stock issuances that are subject to the 50% (or 20%) limitations described above. Moreover, as noted above, for purposes of the 50% limitation, any issuance of shares of TDOP capital stock within two years of the Travel Distribution will be rebuttably presumed to be part of a plan that includes the Travel Distribution. Accordingly, the number of shares that may be issued by TDOP following the Travel Distribution may be limited.

    LIABILITY FOR DISTRIBUTION TAXES. Under the Tax Allocation Agreement, TDOP and the other Spin-Off Companies will jointly and severally indemnify U.S. Office Products for any Distribution Taxes assessed against U.S. Office Products if an Adverse Tax Act of any of the Spin-Off Companies materially contributes to a final determination that any of the Distributions is taxable. TDOP will also enter into the Tax Indemnification Agreement with the other Spin-Off Companies under which the Spin-Off Company that is responsible for the Adverse Tax Act will indemnify the other Spin-Off Companies for any liability to U.S. Office Products under the Tax Allocation Agreement. As a consequence, TDOP will be primarily liable for any Distribution Taxes resulting from any Adverse Tax Act by TDOP. Additionally, U.S. Office Products and each of the Spin-Off Companies will be liable for its pro rata portion of any Distribution Taxes, based on the value of each company's common stock after the Distributions, if it is determined that there has not been an Adverse Tax Act by either U.S. Office Products or any of the Spin-Off Companies. See "Arrangements Among U.S. Office Products, TDOP and the Other Spin-Off Companies After the Distributions--Tax Allocation Agreement" for a detailed discussion of the Tax Allocation Agreement.

    THE FOREGOING DISCUSSION OF THE ANTICIPATED MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF U.S. OFFICE PRODUCTS COMMON STOCK IS FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO COVER ALL U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MIGHT APPLY TO EVERY HOLDER OF U.S. OFFICE PRODUCTS COMMON STOCK. ALL HOLDERS OF U.S. OFFICE PRODUCTS COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE TRAVEL DISTRIBUTION TO THEM.

EFFECT ON OUTSTANDING U.S. OFFICE PRODUCTS OPTIONS HELD BY TDOP EMPLOYEES

    The Company expects that all or substantially all vested and unvested options to acquire U.S. Office Products Common Stock that are held by TDOP employees on the Distribution Date will be replaced with options to acquire shares of Company Common Stock. The Company anticipates that the replacement options will be issued under a stock option plan to be adopted on or prior to the Distribution Date. The number of shares of Company Common Stock that each optionholder will receive, and the exercise price of the options, will be determined by a formula designed to provide each optionholder with options having an aggregate value after the Tender Offer and as of the Distribution Date (equal to the excess or deficit of then-current trading prices over the exercise price, times the number of shares subject to options) equivalent to the aggregate value, immediately prior to the Distribution Date, of the U.S. Office Products options they replace. It is anticipated that all other terms of the TDOP stock options will be the same as the terms of the U.S. Office Products options they replace. As a result of this, options held by TDOP employees after the Travel Distribution would represent a greater percentage interest in TDOP than the percentage interest in U.S. Office
Products represented by such options before the Distributions. At            ,
1998, persons who are expected to become TDOP employees held options to
purchase, in the aggregate,          shares of U.S. Office Products Common
Stock.

RESTRICTIONS ON TRANSFER

    Shares of the Company Common Stock distributed to the U.S. Office Products stockholders pursuant to the Travel Distribution will be freely transferable under the Securities Act, except for shares received by any persons who may be deemed to be "affiliates" of the Company as that term is defined in Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Travel Distribution generally include individuals or entities that control, are controlled by, or are under common control with, the Company and may include certain officers and directors of the Company as well as principal stockholders of the Company. Persons who are affiliates of the Company will be permitted to sell their shares of the Company Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions provided for private transactions or Rule 144 under the Securities Act.

EXPENSES OF THE DISTRIBUTIONS

    U.S. Office Products estimates that legal, financial advisory, investment banking, financing, accounting, printing, mailing and other expenses (including the fees of U.S. Office Products' and Spin-Off Companies' transfer agents) of the Strategic Restructuring Plan, including the Distributions, will total
approximately $         . Upon request, U.S. Office Products will pay the
reasonable expenses of brokerage firms, custodians, nominees and fiduciaries who are record holders of U.S. Office Products Common Stock for forwarding this Information Statement/Prospectus to the beneficial owners of such shares. The foregoing expenses will be allocated among U.S. Office Products and the Spin-Off Companies pursuant to a formula to be determined. See "Arrangements Among U.S. Office Products, TDOP and the Other Spin-Off Companies After the Distributions--Distribution Agreement."

                 ARRANGEMENTS AMONG U.S. OFFICE PRODUCTS, TDOP
            AND THE OTHER SPIN-OFF COMPANIES AFTER THE DISTRIBUTIONS

    Following the Travel Distribution, U.S. Office Products and TDOP will operate independently, and (except for interests U.S. Office Products may retain pursuant to certain pledge agreements) neither will have any stock ownership, beneficial or otherwise, in the other. For the purposes of governing certain of the ongoing relationships of U.S. Office Products, TDOP and the other Spin-Off Companies after the Distributions, and to provide mechanisms for an orderly transition, on or before the Distribution Date, U.S. Office Products, TDOP and the other Spin-Off Companies will enter into the Distribution Agreement, the Tax Allocation Agreement and the Employee Benefits Agreement, and the Spin-Off Companies will enter into the Tax Indemnification Agreement. The terms of the Distribution Agreement, Tax Allocation Agreement Tax Indemnification Agreement and Employee Benefits Agreement have not yet been finally determined. These terms will be agreed to while TDOP is a wholly-owned subsidiary of U.S. Office Products. In addition, the Investment Agreement specifies certain terms of these agreements and provides that they are subject to CD&R's reasonable approval. They will not be the result of arms'-length negotiations between independent parties.

    Although the terms of Distribution Agreement, Tax Allocation Agreement, the Tax Indemnification Agreement and Employee Benefits Agreement have not yet been finally determined, TDOP currently expects that the terms will include those described below. There can be no assurance that the terms of the

Distribution Agreement, Tax Allocation Agreement, Tax Indemnification Agreement and Employee Benefits Agreement will not be less favorable to the stockholders of TDOP than the terms set out below.

DISTRIBUTION AGREEMENT

    TRANSFER OF SUBSIDIARIES AND ASSETS. The Distribution Agreement is expected to provide for the transfer from U.S. Office Products to TDOP of substantially all of the equity interests in the U.S. Office Products subsidiaries that are engaged in the business of TDOP as well as the transfer, in certain instances, of other assets related to the business of TDOP. It is also expected to provide that the recovery on any claims under applicable acquisition agreements that U.S. Office Products may have against the persons who sold businesses to U.S. Office Products that will become part of TDOP in connection with the Travel Distribution (the "TDOP Acquisition Indemnity Claims") will be allocated between U.S. Office Products and the applicable Spin-Off Company under a formula to be determined. In addition, to the extent that the TDOP Acquisition Indemnity Claims are secured by the pledge of stock of U.S. Office Products and the Spin-Off Companies that is owned by persons who sold businesses to U.S. Office Products that will become part of TDOP (and no previous claims have been made against such shares), the pledged shares will be used, subject to final resolution of the claim, to reimburse U.S. Office Products and the applicable Spin-Off Company for their respective damages and expenses in accordance with the relative allocation of recovery rights, which will be determined prior to the Travel Distribution.

    DEBT. The Distribution Agreement is expected to provide that TDOP will have, at the time of the Travel Distribution, $15.0 million debt plus the amount of any additional debt incurred after the date of the Investment Agreement by U.S. Office Products or TDOP in connection with the acquisition of entities that will become subsidiaries of TDOP in connection with the Distributions. TDOP
estimates that the additional debt will be approximately $      .

    ASSUMPTION OF LIABILITIES. The Distribution Agreement is expected to allocate and provide for the assumption of financial responsibility for certain liabilities (other than taxes and employee benefit matters, which will be governed by separate agreements) among U.S. Office Products, TDOP and the other Spin-Off Companies. TDOP will be responsible for (i) any liabilities arising out of or in connection with the businesses conducted by TDOP and/or its subsidiaries, (ii) its liabilities under the Distribution Agreement, the Tax Allocation Agreement, the Tax Indemnification Agreement and the Employee Benefits Agreement, and related agreements, (iii) its liabilities for the debt described above, (iv) certain securities liabilities, and (v) any liabilities of U.S. Office Products relating to earn-out or bonus payments owed by U.S. Office Products in respect of TDOP or its subsidiaries. In addition, the Distribution Agreement is expected to provide for sharing of certain liabilities among some or all of the parties. First, each of U.S. Office Products, TDOP and the other Spin-Off Companies will bear a portion, on a basis to be determined, of (i) any liabilities of U.S. Office Products under the securities laws arising from events prior to the Distributions (other than claims relating solely to a specific Spin-Off Company or relating specifically to the continuing businesses of U.S. Office Products), (ii) U.S. Office Products' general corporate liabilities (other than debt, except for that specifically allocated to the Spin-Off Companies) incurred prior to the Distributions (I.E., liabilities not related to the conduct of a particular distributed or retained subsidiary's business) and (iii) transactions costs (including legal, accounting, investment banking, and financial advisory) and other fees incurred by U.S. Office Products in connection with the Strategic Restructuring Plan. Second, if U.S. Office Products is entitled to an indemnity from one of the other Spin-Off Companies and such claim proves to be uncollectible, such liabilities will be shared on a basis to be determined.

    The Distribution Agreement is expected to provide that each party will indemnify and hold all of the other parties harmless from any and all liabilities for which the former assumed liability under the Distribution Agreement. All indemnity payments will be subject to adjustment upward or downward to take account of tax costs or tax benefits as well as insurance proceeds. If there are any claims made under

U.S. Office Products' existing insurance policies, the amount of any deductible or retention will be allocated by U.S. Office Products among the claimants in a fair and reasonable manner.

    OTHER PROVISIONS. The Distribution Agreement is expected to have other customary provisions including provisions relating to mutual release, access to information, witness services, confidentiality and alternative dispute resolution.

TAX ALLOCATION AGREEMENT

    The Tax Allocation Agreement will provide that each Spin-Off Company will be responsible for its respective share of U.S. Office Products' consolidated tax liability for the years that each such corporation was included in U.S. Office Products' consolidated U.S. federal income tax return. The Tax Allocation Agreement also will provide for sharing, where appropriate, of state, local and foreign taxes attributable to periods prior to the Distributions.

    U.S. Office Products estimates that if all of the Distributions fail to qualify as tax-free spin-offs under Section 355 of the Code or if U.S. Office Products recognizes taxable gain as a result of the application of Section 355(e) of the Code with respect to all of the Distributions, the aggregate corporate U.S. federal income tax liability (before interest and penalties) that
would result would be approximately $         (based on an estimate of the value
of the Spin-Off Companies; the actual value of the Spin-Off Companies cannot be determined until there is public trading of the Spin-Off Companies' common stock). The Tax Allocation Agreement will provide that the Spin-Off Companies will jointly and severally indemnify U.S. Office Products for any Distribution Taxes assessed against U.S. Office Products if an Adverse Tax Act of any of the Spin-Off Companies materially contributes to a final determination that any or all of the Distributions are taxable. TDOP will also enter into the Tax Indemnification Agreement with the other Spin-Off Companies under which the Spin-Off Company that is responsible for the Adverse Tax Act will indemnify the other Spin-Off Companies for any liability to U.S. Office Products under the Tax Allocation Agreement. As a consequence, TDOP will be primarily liable for any Distribution Taxes resulting from any Adverse Tax Act by TDOP and liable (subject to indemnification by the other Spin-Off Companies) for any Distribution Taxes resulting from an Adverse Tax Act by the other Spin-Off Companies. If there is a final determination that any or all of the Distributions are taxable and it is determined that there has not been an Adverse Tax Act by either U.S. Office Products or any of the Spin-Off Companies, each of U.S. Office Products and the Spin-Off Companies will be liable for its pro rata portion of such Distribution Taxes based on the value of each company's common stock after the Distributions.

EMPLOYEE BENEFITS AGREEMENT

    In connection with the Distributions, U.S. Office Products expects to enter into the Employee Benefits Agreement with TDOP and the other Spin-Off Companies to provide for an orderly transition of benefits coverage between U.S. Office Products and the Spin-Off Companies. Pursuant to this agreement, the respective Spin-Off Companies will retain or assume liability for employment-related claims and severance for persons currently or previously employed by the respective Spin-Off Companies and their subsidiaries, while U.S. Office Products and its post-Distribution subsidiaries will retain or assume responsibility for their current and previous employees. The proposed Employee Benefits Agreement reflects U.S. Office Products' expectation that each of the Spin-Off Companies will establish 401(k) plans for their respective employees effective as of, or shortly after, the Distribution Date and that U.S. Office Products will transfer 401(k) accounts to those plans as soon as practicable. The proposed agreement also provides for spinning off portions of the U.S. Office Products' cafeteria plan that relate to employees of the Spin-Off Companies (and their subsidiaries) and having those spun-off plans assume responsibilities for claims submitted on or after the Distribution.

                                DIVIDEND POLICY

    The Company does not anticipate declaring and paying cash dividends on the Company Common Stock in the foreseeable future. The decision whether to apply any legally available funds to the payment of dividends on the Company Common Stock will be made by the Board of Directors from time to time in the exercise of its business judgment, taking into account the Company's financial condition, results of operations, existing and proposed commitments for use of the Company's funds and other relevant factors. The Company's ability to pay dividends may be restricted from time to time by financial covenants in its credit agreements.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company at October 25, 1997, (i) on an actual basis; and (ii) on a pro forma basis to reflect the Travel Distribution, the allocation of $15.0 million of debt by U.S. Office Products and the purchase acquisition completed subsequent to October 25, 1997. This table should be read in conjunction with the "Management's Discussion and Analysis of Financial Position and Results of Operations of TDOP," the historical consolidated financial statements and the pro forma combined financial statements of the Company, and the related notes to each thereof, included elsewhere in this Information Statement/Prospectus.

                                                                                               OCTOBER 25, 1997
                                                                                            -----------------------
                                                                                              ACTUAL     PRO FORMA
                                                                                            ----------  -----------
                                                                                                (IN THOUSANDS)
Short-term debt...........................................................................  $    3,005   $     929
                                                                                            ----------  -----------
                                                                                            ----------  -----------
Long-term debt............................................................................  $    6,070   $  14,071
Long-term payable to U.S. Office Products.................................................       6,753
Stockholder's equity:
  Divisional equity.......................................................................      88,388      84,518
  Cumulative translation adjustment.......................................................          (2)         (2)
  Retained earnings.......................................................................       9,998       9,998
                                                                                            ----------  -----------
      Total stockholder's equity..........................................................      98,384      94,514
                                                                                            ----------  -----------
      Total capitalization................................................................  $  111,207   $ 108,585
                                                                                            ----------  -----------
                                                                                            ----------  -----------

                            SELECTED FINANCIAL DATA

    The historical Selected Financial Data for the year ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 (except pro forma amounts) have been derived from the Company's consolidated financial statements that have been audited and are included elsewhere in this Information Statement/Prospectus. The historical Selected Financial Data for the years ended December 31, 1992 and 1993 have been derived from unaudited consolidated financial statements and are not included elsewhere in this Information Statement/Prospectus or incorporated herein by reference. The Selected Financial Data for the six months ended October 26, 1996 and October 25, 1997 (except pro forma amounts) have been derived from unaudited consolidated financial statements that appear elsewhere in this Information Statement/Prospectus. These unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented.

    The pro forma financial data gives effect, as applicable, to the Travel Distribution and the acquisitions completed by the Company between May 1, 1996 and February 13, 1998 as if all such transactions had been consummated on May 1, 1996. In addition, the pro forma information is based on available information and certain assumptions and adjustments.

    The Selected Financial Data provided herein should be read in conjunction with the historical financial statements, including the notes thereto, the pro forma financial information, including the notes thereto, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations of TDOP" that appear elsewhere in this Information Statement/Prospectus.

                          SELECTED FINANCIAL DATA (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           FISCAL YEAR ENDED    SIX MONTHS
                                                                                                                   ENDED
                                                                           FOUR MONTHS         APRIL 26,        -----------
                                                                              ENDED      ---------------------
                                       YEAR ENDED DECEMBER 31,              APRIL 30,                  PRO
                              ------------------------------------------  -------------               FORMA     OCTOBER 26,
                                1992       1993       1994       1995         1996         1997      1997(2)       1996
                              ---------  ---------  ---------  ---------  -------------  ---------  ----------  -----------
STATEMENT OF INCOME DATA:
Revenues....................  $  28,853  $  32,838  $  34,569  $  45,267    $  18,009    $  57,677  $  144,394   $  29,013
Operating Expenses..........     14,244     17,153     19,692     25,836        9,491       31,541      79,015      15,100
                              ---------  ---------  ---------  ---------  -------------  ---------  ----------  -----------
Gross profit................     14,609     15,685     14,877     19,431        8,518       26,136      65,379      13,913
General and administrative
  expenses..................     10,791     11,844     11,872     15,563        6,788       20,232      49,252      10,596
Non-recurring acquisition
  costs.....................                                                                 1,156
                              ---------  ---------  ---------  ---------  -------------  ---------  ----------  -----------
Operating income............      3,818      3,841      3,005      3,868        1,730        4,748      16,127       3,317
Interest expense............        125        139        118        515          173          587       1,200         190
Interest income.............       (173)      (231)      (253)      (352)        (109)        (445)                   (159)
Other (income) expense......                    55         48         42           20          118         312          30
                              ---------  ---------  ---------  ---------  -------------  ---------  ----------  -----------
Income before provision for
  income taxes..............      3,866      3,878      3,092      3,663        1,646        4,488      14,615       3,256
Provision for income
  taxes.....................        188         97         18        565          255        1,145       6,723         566
                              ---------  ---------  ---------  ---------  -------------  ---------  ----------  -----------
Net income..................  $   3,678  $   3,781  $   3,074  $   3,098    $   1,391    $   3,343  $    7,892   $   2,690
                              ---------  ---------  ---------  ---------  -------------  ---------  ----------  -----------
                              ---------  ---------  ---------  ---------  -------------  ---------  ----------  -----------
Pro forma net income per
  share.....................                                                                        $     0.08
                                                                                                    ----------
                                                                                                    ----------
Pro forma weighted average
  shares outstanding (3)....                                                                            95,963


                                               PRO          PRO
                                              FORMA        FORMA
                              OCTOBER 25,  OCTOBER 26,  OCTOBER 25,
                                 1997        1996(2)      1997(2)
                              -----------  -----------  -----------
STATEMENT OF INCOME DATA:
Revenues....................   $  46,557    $  71,209    $  82,576
Operating Expenses..........      26,215       38,595       45,182
                              -----------  -----------  -----------
Gross profit................      20,342       32,614       37,394
General and administrative
  expenses..................      15,639       24,980       28,054
Non-recurring acquisition
  costs.....................
                              -----------  -----------  -----------
Operating income............       4,703        7,634        9,340
Interest expense............         207          600          600
Interest income.............        (216)
Other (income) expense......         (38)          30          (85)
                              -----------  -----------  -----------
Income before provision for
  income taxes..............       4,750        7,004        8,825
Provision for income
  taxes.....................       2,185        3,222        4,059
                              -----------  -----------  -----------
Net income..................   $   2,565    $   3,782    $   4,766
                              -----------  -----------  -----------
                              -----------  -----------  -----------
Pro forma net income per
  share.....................                $    0.04    $    0.05
                                           -----------  -----------
                                           -----------  -----------
Pro forma weighted average
  shares outstanding (3)....                   95,963       95,963

                                                                                         DECEMBER 31,
                                                                          ------------------------------------------   APRIL 30,
                                                                            1992       1993       1994       1995        1996
                                                                          ---------  ---------  ---------  ---------  -----------
BALANCE SHEET DATA:
Working capital.........................................................  $   4,172  $   5,051  $   4,366  $   4,288   $   4,338
Total assets............................................................     15,040     15,487     14,602     25,258      25,692
Long-term debt, less current portion....................................      4,048      3,909      3,455      8,160       6,366
Long-term payable to U.S. Office Products...............................
Stockholder's equity....................................................      6,723      7,914      7,736      9,187      11,221

                                                                                          OCTOBER 25, 1997
                                                                                       ----------------------
                                                                           APRIL 26,                  PRO
                                                                             1997        ACTUAL     FORMA(4)
                                                                          -----------  ----------  ----------
BALANCE SHEET DATA:
Working capital.........................................................   $   1,281   $    8,786  $    4,279
Total assets............................................................      29,339      133,445     129,401
Long-term debt, less current portion....................................       2,012        6,070      14,071
Long-term payable to U.S. Office Products...............................         787        6,753
Stockholder's equity....................................................      13,483       98,384      94,514

------------------------

(1) The historical financial information of the Pooled Companies have been combined on a historical cost basis in accordance with GAAP to present this financial data as if the Pooled Companies had always been members of the same operating group. The financial information of the Purchased Companies is included from the dates of their respective acquisitions. The pro forma financial data reflect acquisitions completed by the Company through February 13, 1998.

(2) Gives effect to the Travel Distribution and the purchase acquisitions completed by the Company since May 1, 1996 as if all such transactions had been made on May 1, 1996. The pro forma statement of income data are not necessarily indicative of the operating results that would have been achieved had these events actually then occurred and should not be construed as representative of future operating results.

(3) For calculation of the pro forma weighted average shares outstanding for the fiscal year ended April 26, 1997 and for the six months ended October 25, 1997 and October 26, 1996, see Note 2(i) of Notes to Pro Forma Combined Financial Statements included herein.

(4) Gives effect to the Travel Distribution and the purchase acquisition completed by the Company subsequent to October 25, 1997 as if such transactions had been made on October 25, 1997. The pro forma balance sheet data are not necessarily indicative of the financial position that would have been achieved had these events actually then occurred and should not be construed as representative of future financial position.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS OF TDOP

INTRODUCTION

    The Company's consolidated financial statements give retroactive effect to the four business combinations accounted for under the pooling-of-interests method during the period from January 1997 through April 1997 (the "Pooled Companies") and include the results of companies acquired in business combinations accounted for under the purchase method from their respective dates of acquisition. Prior to their respective dates of acquisition by U.S. Office Products, the Pooled Companies reported results on years ending on December 31. Upon acquisition by U.S. Office Products and effective for the fiscal year ended April 26, 1997 ("fiscal 1997"), the Pooled Companies changed their year-ends from December 31 to conform to U.S. Office Products' fiscal year, which ends on the last Saturday in April.

    The following discussion should be read in conjunction with the Company's consolidated financial statements and related notes thereto and pro forma financial statements and related notes thereto appearing elsewhere in this Information Statement/Prospectus.

RESULTS OF OPERATIONS

    The following table sets forth various items as a percentage of revenues for the years ended December 31, 1994 and 1995, the fiscal year ended April 26, 1997 and for the six months ended October 26, 1996 and October 25, 1997, as well as for the fiscal year ended April 26, 1997 and for the six months ended October 26, 1996 and October 25, 1997 on a pro forma basis reflecting the Travel Distribution and the results of companies acquired in business combinations accounted for under the purchase method as if such transactions had occurred on May 1, 1996.

                                                                FOR THE FISCAL
                                                                  YEAR ENDED                  FOR THE SIX MONTHS ENDED
                                FOR THE YEAR ENDED         ------------------------  -------------------------------------------
                         --------------------------------                PRO FORMA                                   PRO FORMA
                          DECEMBER 31,     DECEMBER 31,     APRIL 26,    APRIL 26,    OCTOBER 26,    OCTOBER 25,    OCTOBER 26,
                              1994             1995           1997         1997          1996           1997           1996
                         ---------------  ---------------  -----------  -----------  -------------  -------------  -------------
Revenues...............         100.0%           100.0%         100.0%       100.0%        100.0%         100.0%         100.0%
Operating Expenses.....          57.0             57.1           54.7         54.7          52.0           56.3           54.2
                                -----            -----          -----        -----         -----          -----          -----
  Gross profit.........          43.0             42.9           45.3         45.3          48.0           43.7           45.8
General and
  administrative
  expenses.............          34.3             34.4           35.1         34.1          36.6           33.6           35.1
Non-recurring
  acquisition costs....                                           2.0
                                -----            -----          -----        -----         -----          -----          -----
  Operating income.....           8.7              8.5            8.2         11.2          11.4           10.1           10.7
Interest expense,
  net..................          (0.4)             0.4            0.3          0.8           0.1                           0.9
Other (income)
  expense..............           0.1              0.1            0.1          0.2           0.1           (0.1)
                                -----            -----          -----        -----         -----          -----          -----
Income before provision
  for income taxes.....           9.0              8.0            7.8         10.2          11.2           10.2            9.8
Provision for income
  taxes................           0.1              1.2            2.0          4.7           1.9            4.7            4.5
                                -----            -----          -----        -----         -----          -----          -----
Net income.............           8.9%             6.8%           5.8%         5.5%          9.3%           5.5%           5.3%
                                -----            -----          -----        -----         -----          -----          -----
                                -----            -----          -----        -----         -----          -----          -----


                           PRO FORMA
                          OCTOBER 25,
                             1997
                         -------------
Revenues...............        100.0%
Operating Expenses.....         54.7
                               -----
  Gross profit.........         45.3
General and
  administrative
  expenses.............         34.0
Non-recurring
  acquisition costs....
                               -----
  Operating income.....         11.3
Interest expense,
  net..................          0.7
Other (income)
  expense..............         (0.1)
                               -----
Income before provision
  for income taxes.....         10.7
Provision for income
  taxes................          4.9
                               -----
Net income.............          5.8%
                               -----
                               -----

PRO FORMA COMBINED RESULTS OF OPERATIONS

    SIX MONTHS ENDED OCTOBER 25, 1997 COMPARED TO SIX MONTHS ENDED OCTOBER 26,
     1996

    Pro forma revenues increased 16.0%, from $71.2 million for the six months ended October 26, 1996, to $82.6 million for the six months ended October 25, 1997. This increase was primarily due to sales to new and existing customer accounts and improved incentive override programs with airlines.

    Gross profit increased 14.7%, from $32.6 million, or 45.8% of revenues, for the six months ended October 26, 1996 to $37.4 million, or 45.3% of revenues, for the six months ended October 25, 1997. The decrease in gross profit as a percentage of revenues was due primarily to the six companies acquired in business combinations accounted for under the purchase method during the six months ended October 25, 1997 ("the Fiscal 1998 Purchased Companies") becoming a higher proportion of the Company's overall revenues. The Fiscal 1998 Purchased Companies have lower gross margins as a percentage of revenue due to a lower proportion of revenues being derived from international air sales and to higher operating cost structures as a result of their geographic locations. Unlike commissions earned on domestic air sales, commissions earned on international air sales are not subject to limitations by the airlines, and therefore result in higher margins.

    General and administrative expenses increased 12.3%, from $25.0 million, or 35.1% of revenues, for the six months ended October 26, 1996 to $28.1 million, or 34.0% of revenues, for the six months ended October 25, 1997. The decrease in general and administrative expenses as a percentage of revenues was primarily due to the spreading of fixed general and administrative expenses over a larger revenue base.

    Provision for income taxes has been estimated using an effective income tax rate of 46.0%. The high effective income tax rate, compared to the federal statutory rate of 35.0%, was primarily due to nondeductible goodwill amortization.

CONSOLIDATED RESULTS OF OPERATIONS

    SIX MONTHS ENDED OCTOBER 25, 1997 COMPARED TO SIX MONTHS ENDED OCTOBER 26,
     1996

    Consolidated revenues increased 60.5%, from $29.0 million for the six months ended October 26, 1996, to $46.6 million for the six months ended October 25, 1997. This increase was primarily due to the inclusion of the revenues from the Fiscal 1998 Purchased Companies, from their respective dates of acquisition and to sales to new and existing customer accounts, increased commissions earned on rising travel prices and improved incentive override programs with airlines.

    Gross profit increased 46.2%, from $13.9 million, or 48.0% of revenues, for the six months ended October 26, 1996 to $20.3 million, or 43.7% of revenues, for the six months ended October 25, 1997. The decrease in gross profit as a percentage of revenues was due primarily to the inclusion of the Fiscal 1998 Purchased Companies. The Fiscal 1998 Purchased Companies have lower gross margins as a percentage of revenue due to a lower proportion of revenues being derived from international air sales and to higher operating cost structures as a result of their geographic locations.

    General and administrative expenses increased 47.6%, from $10.6 million, or 36.6% of revenues, for the six months ended October 26, 1996 to $15.6 million, or 33.6% of revenues, for the six months ended October 25, 1997. The decrease in general and administrative expenses as a percentage of revenues was due primarily to a reduction in executive compensation expense at the Pooled Companies. Prior to being acquired by the Company, many of the Pooled Companies were privately held corporations that paid bonuses in amounts at or near their profitability levels.

    Provision for income taxes increased from $566,000 for the six months ended October 26, 1996 to $2.2 million for the six months ended October 25, 1997, reflecting effective income tax rates of 17.4% and 46.0%, respectively. The low effective income tax rate for the six months ended October 26, 1996, compared to the federal statutory rate of 35.0%, was primarily due to the fact that several of the companies included in the results of such period, which were acquired in business combinations accounted for under the pooling-of-interests method, were not subject to federal income taxes on a corporate level as they had elected to be treated as subchapter S corporations prior to being acquired by the Company. The high effective income tax rate for the six months ended October 25, 1997 was due primarily to certain of the Pooled Companies no longer being treated as subchapter S corporations and, therefore, being subject to federal income taxes and due to an increase in nondeductible goodwill amortization resulting from the acquisitions of the Fiscal 1998 Purchased Companies.

    YEAR ENDED APRIL 26, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    Consolidated revenues increased 27.4%, from $45.3 million in 1995, to $57.7 million in fiscal 1997. This increase was due primarily to the inclusion of revenues from one company acquired during 1995 in a business combination accounted for under the purchase method (the "1995 Purchased Company") for all of fiscal 1997 and only a portion of 1995.

    Gross profit increased 34.5%, from $19.4 million, or 42.9% of revenues, in 1995 to $26.1 million, or 45.3% of revenues, in fiscal 1997. The increase in gross profit as a percentage of revenues was due primarily to a shift in the mix of revenues to higher margin services such as international air sales and leisure travel.

    General and administrative expenses increased 30.0%, from $15.6 million, or 34.4% of revenues, in 1995 to $20.2 million, or 35.1% of revenues, in fiscal 1997. The increase in general and administrative expenses as a percentage of revenues was primarily due to the inclusion, for all of fiscal 1997 and a portion of 1995, of the 1995 Purchased Company, which had higher general and administrative expenses as a percentage of revenues.

    The Company incurred non-recurring acquisition costs of $1.2 million in fiscal 1997, in connection with the acquisition of the Pooled Companies. These non-recurring acquisitions costs included accounting, legal and investment banking fees, real estate and environmental assessments and appraisals, various regulatory fees and recognition of transaction related obligations. Generally accepted accounting principles ("GAAP") require the Company to expense all acquisition costs (both those paid by the Company and those paid by the sellers of the acquired companies) related to business combinations accounted for under pooling-of-interests method of accounting. The Company does not anticipate incurring any such costs for the next two years since, as a result of the Travel Distribution, the Company is precluded from completing acquisitions under the pooling-of-interests method for two years from the Distribution Date.

    Provision for income taxes increased from $565,000 in 1995 to $1.1 million in fiscal 1997, reflecting effective income tax rates of 15.4% and 25.5%, respectively. The low effective income tax rates in 1995 and fiscal 1997, compared to the federal statutory rate of 35.0%, was primarily due to the fact that several of the companies included in the results of such periods, which were acquired in business combinations accounted for under the pooling-of-interests method, were not subject to federal income taxes on a corporate level as they had elected to be treated as subchapter S corporations prior to being acquired by the Company.

    YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    Consolidated revenues increased 30.9%, from $34.6 million in 1994, to $45.3 million in 1995. This increase was primarily due to the inclusion of the revenues from the 1995 Purchased Company from its date of acquisition. This increase was partially offset by a change in the commission structure paid by the airlines. In April 1995 most airlines reduced the commissions paid to travel agents by imposing a cap on commissions earned from the booking of domestic flights. Per-ticket commissions are generally capped at $25 for one-way domestic tickets and $50 for round-trip domestic tickets.

    Gross profit increased 30.6%, from $14.9 million, or 43.0% of revenues, in 1994 to $19.4 million, or 42.9% of revenues, in 1995. The decrease in gross profit margin as a percentage of revenues was due to the change in air sale commissions described above, partially offset by the inclusion of the 1995 Purchased Company, which had a higher gross profit percentage.

    General and administrative expenses increased 31.1%, from $11.9 million, or 34.3% of revenues, in 1994 to $15.6 million, or 34.4% of revenues, in 1995. The increase in general and administrative expenses as a percentage of revenues was due to the inclusion of the 1995 Purchased Company, which had higher general and administrative expenses as a percentage of revenues and as a result of the change in airline ticket sale commissions described above.

    Provision for income taxes increased from $18,000 in 1994 to $565,000 in 1995, reflecting effective income tax rates of 0.6% and 15.4%, respectively. The low effective income tax rates in 1994 and 1995, compared to the federal statutory rate of 35.0%, was primarily due to the fact that several of the companies included in the results for such periods, which were acquired in business combinations accounted for under the pooling-of-interest, were not subject to federal income taxes on a corporate level as they had elected to be treated as subchapter S corporations prior to being acquired by the Company.

LIQUIDITY AND CAPITAL RESOURCES

    At October 25, 1997, the Company had cash of $4.5 million and working capital of $8.8 million. The Company's capitalization, defined as the sum of long-term debt, long-term payable to U.S. Office Products and stockholder's equity, at October 25, 1997 was approximately $111.2 million. On a pro forma basis at October 25, 1997, the Company had working capital of $4.3 million and capitalization of $108.6 million. The decreases in pro forma working capital and capitalization are a result of the Company's (i) using its cash to pay a long-term payable to U.S. Office Products and (ii) assuming certain liabilities in connection with the Distribution Agreement. See "Arrangements Among U.S. Office Products, TDOP and the Other Spin-Off Companies--Distribution Agreement."

    During the six months ended October 25, 1997, net cash used in operating activities was $1.5 million. Operating activities were primarily impacted by a significant increase in deposits made on the behalf of customers for advance travel reservations. Net cash provided by investing activities was $265,000, including $990,000 for additions to property and equipment, such as computer equipment and office furniture, and $618,000 to pay non-recurring acquisition costs, partially offset by $1.7 million of cash acquired with the Fiscal 1998 Purchased Companies. Net cash used in financing activities was $1.2 million, consisting primarily of the repayment of indebtedness.

    During the six months ended October 26, 1996, net cash provided by operating activities was $2.8 million. Net cash used in investing activities was $590,000 related to additions to property and equipment, such as computer equipment and office furniture. Net cash used in financing activities was $1.7 million, including $1.0 million for the repayment of indebtedness and $1.0 million for the payment of dividends.

    During fiscal 1997, net cash provided by operating activities was $6.5 million. Net cash used in investing activities was $3.1 million, including $1.8 million for an acquisition, $769,000 for additions to property and equipment, such as computer equipment and office furniture, and $539,000 to pay non-recurring acquisition costs. Net cash used in financing activities was $2.1 million, including $4.6 million for the repayment of indebtedness and $3.0 million for the payment of dividends, partially offset by advances to the Company of $5.0 million from U.S. Office Products.

    During 1995, net cash provided by operating activities was $4.2 million. Net cash provided by investing activities was $561,000, including $2.3 million of cash received in conjunction with a purchase acquisition partially offset by $1.9 million paid for additions to property and equipment, such as computer equipment and office furniture. Net cash used by financing activities was $3.1 million, including $2.0 million for the repayment of indebtedness and $2.4 million for the payment of dividends, partially offset by proceeds from the sale of $800,000 of common stock, of one of the pooled companies.

    During 1994, net cash provided by operating activities was $3.0 million. Net cash used in investing activities was $676,000, including $804,000 for additions to property and equipment, such as computer equipment and office furniture. Net cash used in financing activities was $4.0 million, including $707,000 to repay indebtedness and $3.3 million for the payment of dividends.

    The Company expects that the Distribution Agreement with U.S. Office Products will call for an allocation of $15.0 million of debt by U.S. Office Products resulting in incremental debt of $5.4 million at October 25, 1997, which will be reflected in the financial statements as a reduction in stockholder's equity. The Company intends to enter into a credit facility concurrently with the Distribution which will contain certain financial and other covenants, including maintenance of certain financial tests and ratios, limitations on capital expenditures and restrictions on the incurrence of debt or liens, the sale of assets, the payment of dividends, transactions with affiliates and other transactions. The Company expects that the credit facility will be adequate to repay the debt allocated by U.S. Office Products and to fund working capital and capital expenditure needs. The Company expects that a portion of the credit facility will also be available to fund the cash portion of future acquisitions, subject to the maintenance of bank covenants.

    TDOP is also exploring the issuance of TDOP Common Stock in a public offering concurrent with or soon after the Travel Distribution, the amount of which has not been determined. As a result of certain U.S. federal income tax limitations under Section 355 of the Code on the number of shares that TDOP can issue in connection with the Travel Distribution without jeopardizing the tax-free treatment of the Travel Distribution, the amount of TDOP capital stock that will be issued in such a public offering has not been determined and may be limited by the factors discussed in "Risk Factors--Tax Matters," "--Limitation on Equity Offerings and the Use of Company Common Stock in Acquisitions" and "The Travel Distribution-- U.S. Federal Income Tax Consequences of the Travel Distribution."

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

    The domestic and international travel industry is extremely seasonal. The results of the Company have fluctuated because of seasonal variations in the travel industry, especially the leisure travel segment. Net revenues and net income for the Company are generally higher in the second and third calendar quarters. The Company expects this seasonality to continue in the future. The Company's quarterly results of operations may also be subject to fluctuations as a result of the timing and cost of acquisitions, fare wars by travel suppliers, changes in relationships with certain travel suppliers, changes in the mix of services offered by the Company, extreme weather conditions or other factors affecting travel. Unexpected variations in quarterly results could also adversely affect the price of the Company Common Stock, which in turn could limit the ability of the Company to make acquisitions.

    As the Company continues to complete acquisitions, it may become subject to additional seasonal influences. Quarterly results also may be materially affected by the timing of acquisitions, the timing and magnitude of costs related to such acquisitions, variations in the prices paid by the Company for the products it sells, the mix of products sold and general economic conditions. Moreover, the operating margins of companies acquired may differ substantially from those of the Company, which could contribute to the further fluctuation in its quarterly operating results. Therefore, results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year.

    The following table sets forth certain unaudited consolidated quarterly financial data for the year ended December 31, 1995 and the fiscal year ended April 26, 1997 (in thousands). The information has been derived from unaudited consolidated financial statements that in the opinion of management reflect all adjustments, consisting only of normal recurring accruals, necessary for a presentation of such quarterly information.

                                                                          YEAR ENDED DECEMBER 31, 1995
                                                              -----------------------------------------------------
                                                                FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                              ---------  ---------  ---------  ---------  ---------
Revenues....................................................  $   8,486  $  13,241  $  12,005  $  11,535  $  45,267
Gross profit................................................      3,142      6,305      5,093      4,891     19,431
Operating income............................................        188      2,091      1,000        589      3,868
Net income..................................................        217      1,558        792        531      3,098

                                                                           YEAR ENDED APRIL 26, 1997
                                                             -----------------------------------------------------
                                                               FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                             ---------  ---------  ---------  ---------  ---------
Revenues...................................................  $  15,243  $  13,770  $  12,514  $  16,150  $  57,677
Gross profit...............................................      7,637      6,276      4,957      7,266     26,136
Operating income (loss)....................................      2,186      1,131       (407)     1,838      4,748
Net income (loss)..........................................      1,753        937       (367)     1,020      3,343

INFLATION

    The Company does not believe that inflation has had a material impact on its results of operations.

NEW ACCOUNTING PRONOUNCEMENTS

    EARNINGS PER SHARE. In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 128 "Earnings Per Share." SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997; earlier application is not permitted. SFAS No. 128 requires restatement of all prior-period EPS data presented. The Company intends to adopt SFAS No. 128 in fiscal 1998. The implementation of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules.

    REPORTING COMPREHENSIVE INCOME. In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company intends to adopt SFAS No. 130 in fiscal 1999.

                               INDUSTRY OVERVIEW

    The travel agency industry in the United States is comprised of more than 30,000 travel agencies producing an estimated $70 billion in annual airline ticket sales. The Company believes that approximately 75% of the United States market for air travel is booked through travel agencies. Business travel accounts for approximately 60% percent of all travel expenditures, with leisure travel accounting for the balance. The Company estimates that substantially all business travel by companies spending $50,000 or more per year on travel are handled by travel agencies.

    Travel agencies serve both their customers and travel suppliers. The agencies have traditionally served their customers by booking travel reservations with travel suppliers and providing information regarding the array of travel services available. The agencies review, analyze and simplify the range of information concerning competing suppliers, schedules and prices to provide customers with relevant and useful choices. In addition, agencies servicing corporate customers offer customized reports and other management tools that facilitate the development and monitoring of corporate travel policies. Agencies also serve travel suppliers by acting as their primary distribution channel for information and booking services. Travel agencies derive their revenue from commissions generated by airline, rental car and hotel bookings and from service fees paid by customers.

    The business travel agency industry has undergone significant changes since 1995, due in part to the reduction in commission revenues from airline carriers, increasing industry reliance on technology and the concentration of the industry's customer base. Smaller travel agencies generally lack the technology and capital to compete effectively in today's market as well as the resources necessary to deal competitively with the industry's large customers and suppliers. Accordingly, the Company believes the business travel agency industry is undergoing a period of consolidation and that significant growth opportunities exist. The Company believes that large agencies providing integrated systems from purchasing to payment will eventually dominate the industry.

    The industry's role and capacity as a distribution channel, and its relationship with both customers and suppliers, is also undergoing significant changes as a result of the Internet, computer on-line services and other technological innovations. The Company believes these innovations offer opportunities for travel agencies to increase the efficiency of their distribution capacities and enhance services provided to travelers and corporate travel managers.

                                    BUSINESS

GENERAL

    The Company, which is the consolidation of eleven regional travel agencies by U.S. Office Products, is one of the five largest providers of corporate travel management services in the United States, based on airline ticket sales figures compiled by Business Travel News in its 1997 Business Travel Survey. In the 1997 calendar year, the Company booked $1.38 billion in airline ticket sales, or approximately 2.5 million airline tickets. With locations throughout the United States, in Canada, and in the United Kingdom, the Company provides its corporate customers with the full range of corporate travel management services, including reservations by telephone, facsimile, e-mail, Internet and direct access; ticketing; accounting; information and management reporting; assistance in planning and organizing incentive trips, corporate meetings and events; and travel management consulting services. The Company provides corporate travel management services to its customers through several channels, including on-site travel agencies, regional travel agency offices and satellite ticket printers. The Company receives commissions and fees from airlines, hotels, car rental companies and other travel suppliers, and service and management fees from its customers. As a small portion of the Company's overall business, the Company provides travel services to leisure customers and groups.

    The Company's objective is to be a premier provider of corporate travel management services to middle market and larger companies in North America and, increasingly, around the world. The Company intends to pursue this objective by making strategic acquisitions to obtain additional market share and expand its geographic coverage, achieving operating and purchasing efficiencies across the Company, and implementing system and technology improvements, while retaining its ability to offer responsive, personalized customer service.

    U.S. Office Products began building the Company with the acquisition of Professional Travel Corporation in January 1997. Professional Travel Corporation is based in Englewood, Colorado and has branches in Minneapolis, Minnesota, Washington, D.C., and Arlington, Virginia. Subsequently, U.S. Office Products acquired Mutual Travel, Seattle, Washington; Travel Arrangement, Inc. and St. Pierre Enterprises (Supertravel), Houston, Texas; Simmons Associates, Inc., Alexandria, Virginia; Associated Travel, Santa Ana, California and Dallas, Texas; Evans Travel Group, New Orleans, Louisiana; Atlas Travel Services, Vancouver, British Columbia; Omni Travel, Cambridge, Massachusetts; Travel Consultants, Inc., Grand Rapids, Michigan; McGregor Travel Management, Stamford, Connecticut and London, England; and Wareheim Travel Services (Travel Guide), Baltimore, Maryland. The Company employs approximately 2,430 people servicing its customers at 128 offices and 214 on-site agencies in the United States, Canada and the United Kingdom. The Company is a Delaware corporation. The principal executive offices of the Company are located at 84 Inverness Circle East, Englewood, Colorado, 80112-5314. The Company's telephone number is (303) 706-0800.

STRATEGY

    The Company's objective is to be a premier provider of corporate travel management services to middle market and larger companies around the world. The Company is pursuing several strategies to accomplish this objective, including:

    MAKING STRATEGIC ACQUISITIONS TO FURTHER CONSOLIDATE THE CORPORATE TRAVEL SERVICE INDUSTRY. The Company believes that the travel service industry is highly fragmented with significant opportunities to consolidate through selective acquisitions of leading regional and local companies. The Company will seek to acquire companies that (i) have demonstrated growth and profitability,
(ii) have desirable geographic locations, (iii) are run by successful, experienced entrepreneurs whom the Company will endeavor to retain, (iv) predominantly serve the corporate market and (v) have an emphasis on customer service. The Company believes that its acquisition strategy will enable it to achieve operating efficiencies through consolidation of purchasing and various administrative functions, while freeing regional and local management to focus on service and customer satisfaction. The Company believes that significant opportunities exist for global expansion. The Company, which already has operations in Canada and the United Kingdom, intends to continue seeking these opportunities through strategic international acquisitions and through internal expansion into global markets.

    The Company routinely reviews, and conducts investigations of, potential acquisitions of domestic and foreign travel agencies. When the Company believes a favorable opportunity exists, the Company seeks to enter into discussions with the owners of such businesses regarding the possibility of an acquisition by the Company. At any given time, the Company may be in discussions with one or more travel agency owners. As of the date of this Information Statement/Prospectus, the Company does not have any agreements for pending acquisitions and has not entered into any letters of intent with respect to pending acquisitions.

    FOCUSING ON PERSONALIZED CUSTOMER SERVICE. The Company's strategy is to combine the resources and efficiencies of a large, national "mega-agency" with the responsive, personalized service of local and regional travel agencies. Although the mega-agencies have the resources to manage and service large national accounts efficiently, they have not maintained a reputation for delivery of personal service. Some of the larger travel agencies have shifted to reliance on warehouse reservation centers staffed with hundreds of agents with minimal experience in the travel industry, and have de-emphasized personal service for their accounts. The smaller, local and regional agencies, although generally noted for their high level of responsive, personal service, do not always have the resources to manage large accounts or to obtain sufficient market-share penetration to negotiate more favorable contracts with national travel suppliers.

    The Company is the consolidation of eleven regional travel agencies, each of which is a leader in its own market, but none of which, individually, has a nationwide presence. The Company's operating subsidiaries still have the institutional focus on personalized service found in local and regional agencies. The Company's strategy is to retain this focus while consolidating, combining and sharing resources as appropriate to gain the efficiencies and advantages inherent in the Company's combined operations. The Company believes that its regional business focus, which allows it to emphasize customer service and to offer its customers dedicated, local service, is a key feature differentiating it from its competitors, both large and small.

    ACHIEVING OPERATING EFFICIENCIES. The Company's strategy is to reduce costs as a percentage of sales by taking advantage of purchasing, administrative, and other operating efficiencies which it believes can be achieved with the Company's existing and potentially increasing size and scale. The Company believes that it will be able to achieve operating efficiencies by eliminating redundant facilities, reducing overhead, and combining certain general and administrative functions, such as ARC processing, 24-hour toll-free number service, research and development, purchasing, computerized data processing and the process of securing accounting, insurance, financial management, marketing, human resources and legal support.

    IMPLEMENTING SYSTEM AND TECHNOLOGY IMPROVEMENTS. The Company intends to continue pursuing systems and technological advancement to provide the most complete, accurate and current information about travel services and reservations to the Company's customers. Certain of the Company's subsidiaries have developed operating and technology systems designed to improve and enhance their operations, including a fully-automated quality assurance and cost savings program. See "--Services--Use of Technology." The Company intends to utilize the Internet, computer on-line services and other technological innovations to enhance its ability to efficiently and conveniently interface with its customers and to implement these and other industry-standard technologies throughout the Company.

SERVICES

TRAVEL MANAGEMENT SERVICES

    The Company provides the full range of corporate travel management services, including: reservations by telephone, facsimile, Internet and direct access; ticketing; accounting; information and management reporting; assistance in planning and organizing incentive trips, corporate meetings and events; and travel management consulting services. In providing these services, the Company seeks to assist corporations in managing and controlling their travel costs.

    The Company books travel reservations for its customers with a variety of travel suppliers, including airlines, hotels and rental car companies. In the 1997 calendar year the Company booked $1.38 billion in airline ticket sales, or approximately 3.0 million airline tickets. In order to improve customer value, the Company uses several computer reservation systems to book airline tickets, hotel reservations and rental car reservations. The Company uses three major systems, SABRE, Galileo/Apollo and Worldspan. After reserving travel arrangements for its customers, the Company issues tickets, both paper and electronic, and provides its customers with detailed itineraries, which include confirmation numbers for hotel and car rental reservations. The Company also provides a 24-hour toll-free number which its customers can access for emergency assistance.

    For its business customers, the Company provides various travel management services. These include tracking and reporting travel expenses, providing reports to management summarizing travel patterns and policy, and identifying deviations from the customer's travel policies. See "--Use of Technology." The Company can also assist its business customers in the creation of their travel policies. The Company may also manage a customer's costs by negotiating discounts and other benefits with travel suppliers, such as airlines, hotels and car rental companies.

    In addition to corporate travel management, the Company provides leisure travel services to individuals and groups, as a small portion of the Company's overall business. The Company derives part of its leisure travel business through its existing corporate customer base. Certain of the Company's regional offices also actively advertise in the leisure travel market.

USE OF TECHNOLOGY

    The Company embraces technology as a key to future success in the travel industry. The Company's information technology can provide corporate travel managers with extensive feedback about individual, departmental and company travel activity and patterns. The Company can use this information to consult with its customers regarding the structure, operation and efficiency of a variety of corporate travel policies. In addition, the Company can provide corporate travel managers with comprehensive information about cost saving opportunities for the travel undertaken by their companies' employees.

    The Company has developed a fully-automated quality assurance program, AQUA-Registered Trademark-, which features both a quality auditing system and a computerized cost avoidance system. AQUA's Trip Auditor system checks each travel record for accuracy and completeness and repetitively searches airline seat maps for each traveler's preferred seat assignments and frequent flier upgrade opportunities. AQUA's Fare Buster system is a computerized cost avoidance program which checks each record for a lower airline fare or hotel rate and continuously checks wait list flights and flight inventories for discount fares that become available prior to travel. AQUA also advises travel managers of travelers who are not taking advantage of the lowest fare. Although certain of the Company's regional agencies cannot yet access the AQUA system, the Company intends to install the system throughout its offices.

    In addition, the Company has recently developed an Internet system that allows travel managers and other executives to view their company's travel activities 24 hours a day using a password protected system. The user can view both pre-trip and post-trip information sorted at every level of corporate organization, from individual traveler to department, division or company.

    The Company also offers desktop reservation services to its customers. This approach offers customers the option of performing reservation services directly, while the travel agent provides a supporting role. The travel agent's role includes performing quality control on the reservation, assisting the traveler with the use of the reservation system and issuing and delivering tickets reserved by the customer. Additionally, the travel agent reports to management on matters such as pre- and post-travel activity, cost saving opportunities and the development and assessment of the company's travel policy and negotiated rate opportunities.

DISTRIBUTION OF SERVICES

    The Company provides corporate travel management services to its customers through several channels, including on-site travel agencies, regional travel agency offices and on-site satellite ticket printers ("STP").

    The Company currently has 214 on-site travel operations on customer premises, where it provides customized trip planning, reservation and ticketing services to the employees of corporate customers. On-site operations are typically desirable for customers with airline expenditures in excess of $1.0 million per year. Through an on-site office, the Company is able to work one-on-one with the customer's travel manager to meet the customer's travel needs, including the need for customized corporate travel information and negotiations with travel suppliers frequently used by the customer.

    The Company has 128 regional travel agency offices. These offices are typically used by corporate customers with less than $1.0 million in travel expenditures per year. The regional travel agency offices provide local companies with comprehensive travel management services, including trip planning, reservation and ticketing services, accounting, corporate travel reporting, negotiations with frequently used travel suppliers and consulting. The regional nature of these offices allows them to leverage their local market expertise and to provide quick, responsive and personalized service. In addition, regional travel agency offices provide backup to nearby on-site locations.

    The Company additionally operates over 300 STPs at customer locations across the country. The Company uses these printers to distribute tickets instantly to customers' field locations that have enough volume to justify the STP. Locations with lower volume can receive tickets via overnight delivery services. The Company believes that the advent of electronic ticketing will eventually eliminate the need for STPs and overnight delivery.

    The Company has also entered into arrangements with third parties pursuant to which it fulfills travel reservations placed on the Internet. In addition, the Company has several sites on the World Wide Web where individual customers can, among other things, check flight times, make reservations, access and sort password-protected corporate travel data, find restaurants and automatic teller machines, and access the latest currency conversions.

REVENUE SOURCES

    The Company generates revenues principally from (i) base and incentive override commissions on air travel tickets, (ii) commissions on hotel reservations and car rentals and (iii) fees for services rendered to customers.

AIR TRAVEL COMMISSIONS

    In accordance with industry practice, the Company receives a commission on each domestic and international air travel ticket that it issues of approximately 8%. Since 1995, most major United States airlines have imposed commission caps of $25 on domestic one-way air travel tickets and $50 on domestic round-trip tickets. Commissions on international tickets are not subject to a commission cap.

    The Company has entered into agreements with major airlines for the payment of "incentive override commissions" in addition to the base commissions the Company receives. Under such agreements, the airlines generally award additional commissions on domestic and international air travel if the volume of the Company's ticket sales surpasses specified thresholds, which typically are based on the airlines' share of the relevant markets. In the fiscal year ended April 30, 1997 and the calendar years ended December 31, 1995 and 1994, air travel commissions, including both base commissions and incentive override commissions, accounted for approximately 73.1%, 78.9% and 79.1%, respectively, of the Company's gross revenues.

COMMISSIONS ON HOTEL RESERVATIONS AND CAR RENTALS

    In accordance with industry practice, the Company receives a commission equal to approximately 10% of the hotel rate for hotel reservations that it makes and a commission equal to 5% of the base rental car rate for rental car reservations that it makes. Some of the Company's customers negotiate special net hotel rates that do not produce commissions. In the fiscal year ended April 30, 1997 and the calendar years ended December 31, 1995 and 1994, hotel and rental car commissions accounted for approximately 11.9%, 9.4% and 7.4%, respectively, of the Company's gross revenues.

FEE INCOME

    In response to reductions in the commissions paid to travel agents and consistent with growing industry practice, the Company has entered into management contracts with many of its corporate customers. Under these contracts, the Company typically deducts its direct and indirect overhead costs and a management fee from commission revenues collected from travel arrangements made on behalf of the customer. If the commission revenues collected exceed the amounts deducted, the Company may share a negotiated amount of the excess with the customer. If the commission revenues do not cover the amounts deducted, the customer pays the difference to the Company. Fee income recognized under management contracts has historically been paid from commissions paid by travel suppliers. As a result, the Company does not prepare separate reports distinguishing payments under management contracts from commission income.

    After the airlines instituted the commission cap in 1995, and reduced base commissions to approximately 8% in October 1997, travel agencies, including the Company, began charging transaction fees for some services to non-contract customers. The Company typically charges between $10 and $15 per ticket for tickets issued to customers who do not have a management contract with the Company.

    Despite the management fees increasingly being charged to customers since airlines reduced commissions, it is the Company's belief that corporate customers will continue to use travel agents for their service and knowledge capabilities. The expense and opportunity costs to a corporate customer of processing reservations and comprehending the magnitude of information available regarding travel services would probably exceed the fee charged by a travel agency. Moreover, an internal travel management capability would fall outside the core business expertise of most companies. Customers have the option of contracting directly with airlines and other travel suppliers, but at the risk of increased costs, inadequate information and a substantial time investment.

    In addition to corporate travel management, the Company provides leisure travel services to individuals and groups as a small part of its overall revenues. The Company's leisure travel services include booking airline tickets, hotel reservations, car rentals, tours, cruises and specialty travel packages. As is the case with non-contract corporate customers, the Company usually charges between $10 and $15 per airline ticket for tickets issued to leisure customers.

COMPETITION

    The travel service industry is highly fragmented and characterized by intense competition. There are more than 30,000 travel agencies in the United States and approximately seven of those agencies have more than $1.0 billion each in annual airline ticket sales. The Company competes with a variety of other providers of travel and travel-related products and services. Its principal competitors are (i) other travel agencies and other distributors of travel services, (ii) travel suppliers offering their products and services directly to consumers and (iii) various on-line services available on the Internet.

    The Company faces competition from local, regional and large travel agencies. Local and regional agencies often have a strong presence in particular geographic areas and benefit from a detailed knowledge of their particular markets. Large travel agencies and other travel distributors may have substantial resources and the leverage to achieve certain purchasing and operating efficiencies. In addition, travel suppliers, including airlines, hotels and rental car companies, are increasingly offering their products and services directly to consumers through the Internet and computer on-line services. Because of low barriers to entry in the travel service industry, the Company constantly faces competition from possible new entrants. See "Risk Factors--Substantial Competition and Industry Consolidation; New Methods of Distribution."

    The Company believes that it competes for customers based upon service, price and specialized knowledge. The Company believes that it is well-positioned to compete on these bases due to its combination of size and regional focus. The Company uses its size to achieve operating efficiencies by implementing customized and industry-standard technologies and by consolidating administrative functions. The Company's size also provides opportunities to negotiate favorable arrangements with travel suppliers, such as airlines, hotels and rental car companies. The Company's regional focus, conversely, fosters personalized customer service and specialized local market knowledge, which helps improve customer service and expand the Company's customer base.

YEAR 2000 ISSUES

    The Company is addressing the Year 2000 issues relating to its financial accounting system by upgrading its financial accounting software to a program that is Year 2000 compliant. This upgrade is being done in conjunction with the Company's shift towards an integrated system for all of its operating subsidiaries and, therefore, the Company expects that the upgrade to Year 2000 compliant software will not result in any material capital expenditure above and beyond that which would have been incurred to integrate the Company's systems. The Company expects the new system to be in place Company-wide by December 1998. Other significant software used in the Company's operations, such as its computerized reservation system, is provided by third-party vendors, who have represented that their software will be Year 2000 compliant.

EMPLOYEES

    As of December 31, 1997, the Company had approximately 2,430 full time employees, none of which are subject to collective bargaining agreements. The Company believes that its relations with its employees are good.

PROPERTIES

    As of December 31, 1997, the Company operated at 128 travel agency facilities, 3 of which are owned and 125 of which are leased. The material properties are the following:

                                                                     APPROXIMATE
                                                                       SQUARE       OWNED/
LOCATION                                                               FOOTAGE      LEASED          EXPIRATION
------------------------------------------------------------------  -------------  ---------  ----------------------
Santa Ana, California.............................................       22,852    Leased     October 31, 1998
Dallas, Texas.....................................................        3,000    Leased
Alexandria, Virginia..............................................        6,000    Leased
New Orleans, Louisiana............................................        2,521    Leased     June 30, 1998
Stamford, Connecticut.............................................       10,000    Owned      N/A
Mayfield Village, Ohio............................................        5,886    Leased
Seattle, Washington...............................................        1,200    Leased     January 31, 1999
Seattle, Washington...............................................          560    Leased     October 31, 1998
Cambridge, Massachusetts..........................................       15,500    Leased     December 31, 2001
Englewood, Colorado...............................................       49,900    Owned      N/A
Grand Rapids, Michigan............................................       29,142    Owned      N/A

    The office building owned by TDOP and located at 84 Inverness Circle East, Englewood, Colorado is subject to first and second deeds of trust. The first deed of trust secures payment of a Promissory Note dated May 16, 1995 and payable to Colorado National Bank, in the principal amount of $1,650,000. The second deed of trust secures payment of a Promissory Note dated June 20, 1995 and payable to Colorado National Bank, in the principal amount of $225,000.

    The office building owned by TDOP and located at 112 Prospect Street, Stamford, Connecticut is subject to a mortgage securing payment of a Promissory Note payable to First County Bank, in the principal amount of $585,000.

    The Company believes that its properties are adequate to support its operations for the foreseeable future.

LEGAL PROCEEDINGS

    The Company is involved in various legal actions arising in the ordinary course of business. The Company believes that none of these actions will have a material adverse effect on its business, financial condition and results of operations.

                               MANAGEMENT OF TDOP

DIRECTORS AND EXECUTIVE OFFICERS

    Following the Travel Distribution, it is anticipated that the directors and executive officers of the Company will be as follows:

NAME                                            AGE                        POSITION
------------------------------------------      ---      --------------------------------------------
Edward S. Adams...........................          47   Chairman of the Board, Chief Executive
                                                         Officer, President and Director
Robert C. Griffith........................          48   Chief Financial Officer and Treasurer
Eugene A. Over, Jr........................          39   General Counsel and Secretary
Jonathan J. Ledecky.......................          40   Director*
Vassilios Sirpolaidis.....................          50   Director*

------------------------

* Messrs. Ledecky and Sirpolaidis are expected to join the Board of Directors of TDOP promptly following the Distribution.

    EDWARD S. ADAMS has served as Chairman of the Board, Chief Executive Officer, President and Director of the Company since February 1998. He has also served as President of Professional Travel Corporation ("PTC"), a subsidiary of the Company, since 1983 and as President of the U.S. Office Products Corporate Travel Services Division from January 1997 through the Distribution Date.

    ROBERT C. GRIFFITH has served as Chief Financial Officer and Treasurer of the Company since February 1998. He has served as Chief Financial Officer of PTC since January 1997 and as Chief Financial Officer of the U.S. Office Products Corporate Travel Services Division from January 1997 through the Distribution Date. Mr. Griffith served as Vice President of Finance and Administration of PTC from June 1993 through January 1997. Prior to joining PTC, Mr. Griffith served as Senior Manager and Area Director of IDS Tax and Business Services, a subsidiary of American Express, from September 1991 to June 1993. Before joining IDS, Mr. Griffith was employed by Deloitte & Touche. Mr. Griffith is licensed as a certified public accountant in the state of Colorado.

    EUGENE A. OVER, JR. has served as General Counsel and Secretary of the Company since February 1998. He has also served as Legal Affairs and Administrative Officer of PTC since December 1997. Mr. Over was an attorney at Clanahan Tanner Downing & Knowlton, P.C. from December 1994 through November 1997. From January 1994 through November 1994, he served as General Counsel of GSA Corporation, a private investment company. Prior to January 1994, Mr. Over was an attorney at Montgomery, Little & McGrew, P.C.

    JONATHAN J. LEDECKY will serve as a Director of the Company and each of the other Spin-Off Companies as of the Distribution Date. He founded Consolidation Capital Corporation in February 1997 and serves as its Chairman and Chief Executive Officer. Mr. Ledecky founded U.S. Office Products in October 1994 and will serve as its Chairman of the Board until the Distribution Date and served as its Chief Executive Officer until November 5, 1997. Mr. Ledecky has also served as the Non-Executive Chairman of the Board of USA Floral Products, Inc. since April 1997 and as the Non-Executive Chairman of the Board of UniCapital Corporation since October 1997. Mr. Ledecky served from 1989 to 1991 as the President of The Legacy Fund, Inc., and from 1991 to September 1994 as President and Chief Executive Officer of Legacy Dealer Capital Fund, Inc., a wholly-owned subsidiary of Steelcase Inc., the nation's largest manufacturer of office furniture products. Prior to his tenure at The Legacy Fund, Inc., Mr. Ledecky was a partner at Adler and Company and a Senior Vice President at Allied Capital Corporation, an investment management company.

    VASSILIOS SIRPOLAIDIS will serve as a Director of the Company as of the Distribution Date. He has been President of Mile High Office Supply Company, Inc. ("Mile High") since 1978. U.S. Office Products acquired Mile High in July 1996. Mr. Sirpolaidis has also served as a District President of U.S. Office Products since August 1996.

    Prior to the Travel Distribution, the Company expects to name two additional independent directors. Directors are elected for one year terms and hold office until their successors have been elected and qualified or until such director's earlier resignation or removal.

    The Board of Directors intends to create an Audit Committee effective as of the Distribution Date. The Audit Committee will be charged with reviewing the Company's annual audit and meeting with the Company's independent accountants to review the Company's internal control and financial management practice.

    The Board of Directors intends to create a Compensation Committee effective as of the Distribution Date. The Compensation Committee will be charged with determining the compensation of executive officers of the Company and administering any stock option plan the Company may adopt.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation paid by the Company for services rendered during the year ended April 26, 1997 to the Chief Executive Officer and to the other most highly compensated officer of the Company (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             ANNUAL COMPENSATION
                                                                            ---------------------     ALL OTHER
NAME AND PRINCIPAL POSITION                                                 SALARY(1)     BONUS    COMPENSATION(2)
--------------------------------------------------------------------------  ----------  ---------  ----------------

Edward S. Adams...........................................................  $  300,750     --         $    8,554
  Chairman of the Board, Chief Executive Officer, President and Director

Robert C. Griffith........................................................  $  120,000  $   3,000     $    5,256
  Chief Financial Officer and
  Treasurer

(1) The salaries for the named executives include nine months of salary prior to PTC being acquired by U.S. Office Products. Mr. Adams' salary was reduced from $325,000 to $250,000 and Mr. Griffith's salary was increased from $104,000 to $150,000 upon the acquisition of PTC by U.S. Office Products. Upon the completion of the Travel Distribution, the annual salaries of the named executives will be: Mr. Adams--$300,000 and Mr. Griffith--$200,000.

(2) Represents automobile expenses paid by the Company.

    No options to acquire securities of the Company or U.S. Office Products were granted to or held by the Named Officers in the year ended April 26, 1997. After the fiscal year ended April 26, 1997, Mr. Adams and Mr. Griffith were granted options, which expire on April 28, 2007, to acquire 22,500 shares and 15,000 shares, respectively, of U.S. Office Products Common Stock at an exercise price of $15.17. As described above, all options were granted by U.S. Office Products as options to acquire U.S. Office Products Common Stock and are expected to be replaced with options to acquire Company Common Stock in connection with the Travel Distribution. See "The Travel Distribution--Effect on Outstanding U.S. Office Products Options Held by TDOP Employees."

DIRECTOR COMPENSATION AND OTHER ARRANGEMENTS

    Non-management directors are expected to be compensated with $10,000 of airline tickets and other travel accommodations for their services as directors. In addition, such directors will be paid $2,500 in cash for each committee of the Board of Directors on which they serve. Non-management directors will also be reimbursed for all out-of-pocket expenses related to their service as directors.

    Jonathan J. Ledecky entered into the Ledecky Services Agreement with U.S. Office Products on January 13, 1998, to become effective on the Distribution Date and contingent on the consummation of the Distributions. The Ledecky Services Agreement will expire on September 30, 1998 if none of the Distributions has occurred by that date. If the Ledecky Services Agreement becomes effective, it will replace his November 4, 1997 employment agreement with U.S. Office Products.

    The Ledecky Services Agreement governs Mr. Ledecky's continuing obligations to U.S. Office Products and also provides certain benefits and obligations with respect to the Company and the other Spin-Off Companies. Under the Ledecky Services Agreement, Mr. Ledecky will remain an employee of U.S. Office Products, at an annual salary of $48,000, through June 30, 2001, with the contract terminable only if he violates the non-competition provision of the agreement.

    The Ledecky Services Agreement provides for non-competition and non-solicitation restrictions, until the fourth anniversary of the Distribution Date. These provisions generally restrict Mr. Ledecky from, among other things, investing in or working for or on behalf of any business selling any products or services in direct competition with U.S. Office Products and the Spin-Off Companies (collectively, the "U.S. Office Products Companies"), within 100 miles of any location where any of the U.S. Office Products Companies conducts business. (For this purpose, "products or services" are those in effect as of January 13, 1998.) The Ledecky Services Agreement prohibits Mr. Ledecky from calling upon managerial employees of the U.S. Office Products Companies to hire them away and calling upon customers of the U.S. Office Products Companies to solicit or sell products or services in direct competition with the U.S. Office Products Companies. Mr. Ledecky is also barred from hiring away for Consolidation Capital Corporation any person then or in the preceding one year employed by the U.S. Office Products Companies. The Ledecky Services Agreement includes Mr. Ledecky's agreement that four years is a reasonable period of time for this provision and that U.S. Office Products will assign to the Company and the other Spin-Off Companies the ability to enforce the non-competition provisions described above as to their own businesses.

    Under the Ledecky Services Agreement, the Board of Directors of U.S. Office Products has agreed that Mr. Ledecky will receive a stock option for Company Common Stock from the Company as of the Distribution Date. The Board of Directors of U.S. Office Products intends the option to be compensation for Mr. Ledecky's services to the Company as a director, and certain services as an employee. The option will cover up to 7.5% of the outstanding Company Common Stock determined as of the Distribution Date, with no anti-dilution provisions in the event of issuance of additional shares of Company Common Stock (other than with respect to stock splits or reverse stock splits). The option will have a per share exercise price equal to the price of the first trade (the "Initial Trading Price") on the day the Company Common Stock is first publicly traded (the "First Trade Date").

    Mr. Ledecky's option will be fully exercisable as to two-thirds of the shares it covers when granted. The remainder of the option will become exercisable as follows: (i) as of the 18-month anniversary of the First Trade Date if the average closing trading price over the 15 business days preceding that anniversary date exceeds the Initial Trading Price (with the prices adjusted for stock splits or reverse stock splits or other corporate events that cause the Company to adjust substantially all outstanding options) by at least 25% or (ii) as of the sixth anniversary of the First Trade Date if the clause
(i) condition is not met and Mr. Ledecky is still employed by the Company at that anniversary. Option exercisability will accelerate if Mr. Ledecky dies before the option expires or, if and to the extent that, the Company accelerates the exercise schedule of options for substantially all management option holders. All unexercised portions of the option will expire ten years after its date of grant or, if applicable, as of the date Mr. Ledecky violates his non-competition agreement with the Company.

EMPLOYMENT CONTRACTS AND RELATED MATTERS

    In January 1997, PTC entered into an employment agreement with Edward S. Adams, its President and Chief Executive Officer. The employment agreement provides for an initial two-year term and successive one-year extensions at the option of PTC. Pursuant to this agreement, Mr. Adams is entitled to receive minimum annual compensation of $250,000 (which will be increased to $300,000 upon completion of the Travel Distribution), incentive bonuses as determined by the Board of Directors of PTC (and approved by the U.S. Office Products Board of Directors) and all perquisites and benefits customarily provided by PTC to its employees. The agreement also provides for the issuance of options to purchase 60,000 shares of U.S. Office Products Common Stock (up to a maximum of 600,000 shares) for every $10 million increase in commission revenue earned by U.S. Office Products after the date of the agreement. In the event that Mr. Adams' employment is terminated for any reason other than cause, Mr. Adams' employment agreement provides that Mr. Adams is entitled to receive his base salary and benefits for the longer of (i) six months from the date of termination, or (ii) the remaining time under the initial term of the employment agreement. The employment agreement also prohibits Mr. Adams from engaging in certain activities deemed competitive with PTC or its affiliates during the duration of his employment with PTC and for the longer of (i) a period of two years thereafter, or (ii) as long as Mr. Adams continues to receive severance payments from PTC.

    In January 1997, PTC entered into an employment agreement with Robert C. Griffith, its Chief Financial Officer and Treasurer. The employment agreement provides for an initial two-year term and successive one-year extensions at the option of PTC. Pursuant to this agreement, Mr. Griffith is entitled to receive minimum annual compensation of $150,000 (which will be increased to $200,000 upon completion of the Travel Distribution), incentive bonuses as determined by the President of PTC (and approved by the U.S. Office Products Board of Directors) and all perquisites and benefits customarily provided by PTC to its employees. In the event that Mr. Griffith's employment is terminated for any reason other than cause, Mr. Griffith's employment agreement provides that Mr. Griffith is entitled to receive his base salary and benefits for the longer of
(i) four months from the date of termination, or (ii) the remaining time under the initial term of the employment agreement. The employment agreement also prohibits Mr. Griffith from engaging in certain activities deemed competitive with PTC or its affiliates during the duration of his employment with PTC and for the longer of (i) a period of two years thereafter, or (ii) as long as Mr. Griffith continues to receive severance payments from PTC.

    Effective as of the Distribution Date, PTC will assign Messrs. Adams' and Griffith's employment agreements to TDOP and, thereafter, all decisions formerly made by PTC's Board of Directors (and approved by the U.S. Office Products Board of Directors) will be made by the Company's Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors expects to create a Compensation Committee. The Compensation Committee will be charged with determining the compensation of all executive officers. Until a compensation committee of the Board of Directors is created, decisions regarding the compensation of executive officers will be made by the Board of Directors. No member of the Board of Directors has ever been an officer of the Company or any of its subsidiaries, except that Mr. Adams is the Chief Executive Officer of the Company. In addition, Mr. Ledecky was the Chief Executive Officer of U.S. Office Products until November 5, 1997 and will be the Chairman of U.S. Office Products until the Distribution Date and Mr. Sirpolaidis has been President of Mile High, which was acquired by U.S. Office Products in July 1996, since 1978 and a District President of U.S. Office Products since August 1996.

                           RELATED PARTY TRANSACTIONS

    On January 24, 1997, U.S. Office Products acquired PTC, which will be a wholly-owned subsidiary of TDOP following the Distribution, from Edward S. Adams, the Company's Chairman of the Board, Chief Executive Officer and President, for 725,923 shares of U.S. Office Products Common Stock valued at $22.725 per share. In connection with the acquisition, PTC also entered into an employment agreement with Mr. Adams at an annual base salary of $250,000 per year and employment agreement with Robert C. Griffith, the Company's Chief Financial Officer and Treasurer, at an annual base salary of $150,000 per year. See "Management of TDOP--Employment Contracts and Related Matters."

    On January 24, 1997, in a related transaction, U.S. Office Products acquired a commercial office building at 84 Inverness Circle East, Englewood, Colorado from Marcono LLC ("Marcono"), a Colorado limited liability company, for an aggregate purchase price of approximately $3.4 million, consisting of 68,154 shares of U.S. Office Products Common Stock valued at $22.725 per share and U.S. Office Products' assumption of certain notes from Marcono in the aggregate amount of $1,846,721.27. Marcono is owned as follows: 2% by Edward S. Adams, 2% by Mr. Adams' wife and 48% by each of two trusts established for the benefit of Mr. Adams' two children. Vassilios Sirpolaidis, who is expected to be a director of the Company, is the trustee of the two trusts. Prior to the purchase of the office building by U.S. Office Products, PTC leased the office building from Marcono for approximately $22,000 per month. The office building purchased by U.S. Office Products is used as the headquarters of PTC.

                         PRINCIPAL STOCKHOLDERS OF TDOP

    The following table sets forth the number and percentage of outstanding shares of the Company Common Stock that are expected to be beneficially owned by
(i) all persons known by the Company to own beneficially more than 5% of the U.S. Office Products Common Stock, (ii) each director and each Named Officer who is a stockholder, and (iii) all directors and executive officers as a group. The table reflects shares of U.S. Office Products Common Stock owned as of February 12, 1998. Assuming a Distribution Ratio of one for one, the number and percent of shares of Company Common Stock beneficially owned by the following on the Distribution Date should be equal to the number of shares of U.S. Office Products Common Stock owned by them on the Distribution Date (which will exclude any shares purchased from these persons in the Tender Offer), except that the number of shares beneficially owned with respect to options that are exercisable within 60 days of the Distribution Date may be different depending on the ratio at which options for U.S. Office Products Common Stock are replaced with options for Company Common Stock. See "The Travel Distribution--Effect on Outstanding U.S. Office Products Options Held by TDOP Employees." Except as otherwise indicated, the business address of each of the following is 84 Inverness Circle East, Englewood, Colorado, 80155.

NAME AND ADDRESS OF BENEFICIAL OWNER                                                          NUMBER      PERCENT
-----------------------------------------------------------------------------------------  ------------  ---------

Edward S. Adams(1).......................................................................       699,702      *

Robert C. Griffith(2)....................................................................         3,750      *

Jonathan J. Ledecky(3)...................................................................     2,428,125       1.7%

Vassilios Sirpolaidis(4).................................................................     1,206,375      *

All current executive officers and directors as a group (5 persons)......................     4,337,952       3.1%

5% STOCKHOLDERS

FMR Corp.(5).............................................................................    15,754,406      11.2%
  82 Devonshire Street
    Boston, MA 02109

Massachusetts Financial Services Company(5)..............................................     8,262,886       5.9%
  500 Boylston Street
    Boston, MA 02116

------------------------

*   Less than 1%.

(1) Includes 5,625 shares which may be acquired upon exercise of options exercisable within 60 days following the Travel Distribution.

(2) Includes 3,750 shares which may be acquired upon exercise of options exercisable within 60 days following the Travel Distribution.

(3) In addition, Mr. Ledecky has an option that will become exercisable on the Distribution Date for a number of shares of Company Common Stock equal to 5% of the shares issued and outstanding on the Distribution Date. See "Management of TDOP--Director Compensation and Other Arrangements." Excludes options for U.S. Office Product Common Stock that will not be converted into options for Company Common Stock at the time of the Travel Distribution.

(4) Includes 9,375 shares which may be acquired upon exercise of options exercisable within 60 days following the Travel Distribution and 48,000 shares held by Mr. Sirpolaidis' wife.

(5) Based upon a Schedule 13G filed with the SEC.

                       DESCRIPTION OF TDOP CAPITAL STOCK

GENERAL

    Set forth below is a summary of TDOP's authorized capital stock. At the time of the Travel Distribution, the Company's authorized capital stock is expected
to consist of       shares of Company Common Stock, par value $.001 per share,
and       shares of preferred stock, par value $.001 per share (the "Preferred
Stock"). At the time of the Travel Distribution, the Company is expected to have
outstanding approximately       shares of Company Common Stock and no shares of
Preferred Stock.

COMPANY COMMON STOCK

    The holders of Company Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

    Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Company Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. See "Dividend Policy." The holders of Company Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Company Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Company Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All of the shares of Company Common Stock to be distributed pursuant to the Travel Distribution will be fully paid and nonassessable.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's certificate of incorporation (the "Certificate of Incorporation") and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock of any class or series.

    One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Company Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Company Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Company Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Company Common Stock or may otherwise adversely affect the market price of the Company Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation if such affiliate or associate was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

    A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws, by action of its stockholders, to exempt itself from coverage, provided that such bylaws or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. The Company has not adopted such an amendment to its Certificate of Incorporation or bylaws (the "Bylaws").

LIMITATION ON DIRECTORS' LIABILITIES

    Pursuant to the Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

TRANSFER AGENT AND REGISTRAR

    The Company has not yet appointed a Transfer Agent and Registrar for the Company Common Stock but expects to do so prior to the Travel Distribution.

                                    EXPERTS

    The financial statements included in this Information Statement/Prospectus (except as they relate to the unaudited interim periods) have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                                 LEGAL MATTERS

    The validity of shares of Company Common Stock and certain tax matters relating to the Distributions will be passed upon on behalf of the Company and U.S. Office Products by Wilmer, Cutler & Pickering, Washington, D.C.

                                   TDOP, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
TDOP, INC.
  Introduction to Pro Forma Financial Information..........................................................        F-3
  Pro Forma Combined Balance Sheet as of October 25, 1997 (unaudited)......................................        F-5
  Pro Forma Combined Statement of Income for the six months ended October 25, 1997 (unaudited).............        F-6
  Pro Forma Combined Statement of Income for the six months ended October 26, 1996 (unaudited).............        F-7
  Pro Forma Combined Statement of Income for the fiscal year ended April 26, 1997 (unaudited)..............        F-8
  Notes to Pro Forma Combined Financial Statements.........................................................        F-9
  Report of Price Waterhouse LLP, Independent Accountants..................................................       F-10
  Report of Deloitte & Touche LLP, Independent Auditors....................................................       F-11
  Consolidated Balance Sheet as of April 30, 1996, April 26, 1997 and October 25, 1997 (unaudited).........       F-12
  Consolidated Statement of Income for the years ended December 31, 1994 and 1995, the four months ended
    April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 26, 1996
    (unaudited) and October 25, 1997 (unaudited)...........................................................       F-13
  Consolidated Statement of Stockholder's Equity for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 25,
    1997 (unaudited).......................................................................................       F-14
  Consolidated Statement of Cash Flows for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 26, 1996
    (unaudited) and October 25, 1997 (unaudited)...........................................................       F-15
  Notes to Consolidated Financial Statements...............................................................       F-17

ASSOCIATED TRAVEL SERVICES, INC.
  Report of Deloitte and Touche LLP, Independent Auditors..................................................       F-30
  Balance Sheets as of December 31, 1995 and 1996 and March 31, 1997 (unaudited)...........................       F-31
  Statements of Income for the years ended December 31, 1994, 1995 and 1996 and the three months ended
    March 31, 1996 (unaudited) and 1997 (unaudited)........................................................       F-33
  Statements of Shareholder's Equity for the years ended December 31, 1994, 1995 and 1996 and the three
    months ended March 31, 1997 (unaudited)................................................................       F-34
  Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996 and the three months ended
    March 31, 1996 (unaudited) and 1997 (unaudited)........................................................       F-35
  Notes to Financial Statements............................................................................       F-37

EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.
  Report of Price Waterhouse LLP, Independent Accountants..................................................       F-45
  Combined Balance Sheet as of July 25, 1997...............................................................       F-46
  Combined Statement of Income and Retained Earnings for the year ended July 25, 1997......................       F-47
  Combined Statement of Cash Flows for the year ended July 25, 1997........................................       F-48
  Notes to Combined Financial Statements...................................................................       F-49

                                   TDOP, INC.

                                                                                                               PAGE
                                                                                                             ---------
MCGREGOR TRAVEL MANAGEMENT, INC.
  Report of Walter J. McKeever & Company, Independent Accountants..........................................       F-53
  Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited).......................       F-54
  Statement of Income and Retained Earnings for the years ended December 31, 1995 and 1996 and the nine
    months ended September 30, 1996 (unaudited) and 1997 (unaudited).......................................       F-56
  Statements of Cash Flows for the years ended December 31, 1995 and 1996 and the nine months ended
    September 30, 1996 (unaudited) and 1997 (unaudited)....................................................       F-57
  Notes to Financial Statements............................................................................       F-59

OMNI TRAVEL SERVICE, INC.
  Report of Nardella & Taylor, Independent Accountants.....................................................       F-66
  Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited).....................................       F-67
  Statements of Income and Retained Earnings for the year ended June 30, 1996, the six months ended
    December 31, 1996 and the six months ended June 30, 1996 (unaudited) and 1997 (unaudited)..............       F-68
  Statements of Cash Flows for the year ended June 30, 1996, the six months ended December 31, 1996 and the
    six months ended June 30, 1996 (unaudited) and 1997 (unaudited)........................................       F-69
  Notes to Financial Statements............................................................................       F-70

TRAVEL CONSULTANTS, INC. AND ENVISIONS VACATIONS, INC.
  Report of Price Waterhouse LLP, Independent Accountants..................................................       F-76
  Combined Balance Sheet as of October 24, 1997............................................................       F-77
  Combined Statement of Income and Retained Earnings for the year ended October 24, 1997...................       F-78
  Combined Statement of Cash Flows for the year ended October 24, 1997.....................................       F-79
  Notes to Combined Financial Statements...................................................................       F-80

                                   TDOP, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    The unaudited pro forma financial statements give effect to the spin-off of TDOP, Inc. (the "Company"), formerly the Corporate Travel Services division of U.S. Office Products Company ("U.S. Office Products"), through the distribution of shares of the Company to U.S. Office Products shareholders (the "Distribution") and acquisitions completed through February 13, 1998.

    The pro forma combined balance sheet gives effect to the Distribution and the acquisition of an individually insignificant company after October 25, 1997 (the "Post October 25, 1997 Purchase Acquisition"), as if all such transactions had occurred as of the Company's most recent balance sheet date, October 25, 1997.

    The pro forma combined statement of income for the fiscal year ended April 26, 1997 gives effect to (i) the Distribution; (ii) the acquisition of one individually insignificant company acquired in a business combination accounted for under the purchase method completed during the fiscal year ended April 26, 1997 (the "Fiscal 1997 Purchase Acquisition"); and (iii) the acquisitions of Associated Travel Services, Inc. ("Associated Travel"), Evans Travel Group, Inc. and Evans Consulting Services, Inc. ("Evans Travel"), McGregor Travel Management, Inc. ("McGregor Travel"), Omni Travel Service, Inc. ("Omni Travel"), Travel Consultants, Inc. and Envisions Vacations, Inc. ("Travel Consultants") and two other individually insignificant companies in business combinations accounted for under the purchase method and completed during the fiscal year ending April 25, 1998 (the "Fiscal 1998 Purchase Acquisitions"), as if all such transactions had occurred on May 1, 1996. The pro forma combined statement of income for the year ended April 26, 1997 includes (i) the audited financial information of the Company for the year ended April 26, 1997; (ii) the unaudited financial information of the Fiscal 1997 Purchase Acquisitions for the period May 1, 1996 through their respective dates of acquisition; and (iii) the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from May 1, 1996 through April 26, 1997.

    The pro forma combined statement of income for the six months ended October 25, 1997 gives effect to the Distribution and the Fiscal 1998 Purchase Acquisitions, as if all such transactions had occurred on April 27, 1997. The pro forma combined statement of income for the six months ended October 25, 1997 includes the unaudited financial information of the Company for the six months ended October 25, 1997 and the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from April 27, 1997 through the earlier of their respective dates of acquisition or October 25, 1997.

    The pro forma combined statement of income for the six months ended October 26, 1996 gives effect to (i) the Distribution; (ii) the fiscal 1997 Purchase Acquisition; and (iii) the Fiscal 1998 Purchase Acquisitions, as if all such transactions had occurred on May 1, 1996. The pro forma combined statement of income for the six months ended October 26, 1996 includes (i) the unaudited financial information of the Company for the six months ended October 26, 1996;
(ii) the unaudited financial information of the fiscal 1997 Purchase Acquisition for the six months ended October 26, 1996; and (iii) the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the six months ended October 26, 1996.

    The historical financial statements of the Company give retroactive effect to the results of the four companies acquired by the Company during the year ended April 26, 1997 in business combinations accounted for under the pooling-of-interests method of accounting.

    The historical financial statements of the Company also reflect an allocated portion of general and administrative costs incurred by U.S. Office Products. The allocated costs include expenses such as: certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing and human resources, as well as other general overhead costs. These corporate

                                   TDOP, INC.

                                  (UNAUDITED)

overheads have been allocated to the Company using one of several factors, dependent on the nature of the costs being allocated, including, revenues, number and size of acquisitions and number of employees.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's financial position or results of operations would have been had the transactions which are the subject of pro forma adjustments occurred on those dates, as assumed, and are not necessarily representative of the Company's financial position or results of operations in any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                                   TDOP, INC.

                        PRO FORMA COMBINED BALANCE SHEET

                                OCTOBER 25, 1997

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                       POST OCTOBER
                                                                            25,
                                                                       1997 PURCHASE    PRO FORMA    PRO FORMA
                                                         TDOP, INC.     ACQUISITION    ADJUSTMENTS   COMBINED
                                                         -----------  ---------------  -----------  -----------
                                                    ASSETS
Current assets:
  Cash and cash equivalents............................   $   4,492      $     695      $  (5,187)(b)  $
  Accounts receivable, net.............................      21,422            319                      21,741
  Receivable from U.S. Office Products.................       1,779                        (1,779)(b)
  Prepaid and other current assets.....................       1,524             23                       1,547
                                                         -----------       -------     -----------  -----------
      Total current assets.............................      29,217          1,037         (6,966)      23,288

Property and equipment, net............................      18,545            214                      18,759
Intangible assets, net.................................      83,966            604          1,058(a)     85,628
Other assets...........................................       1,717              9                       1,726
                                                         -----------       -------     -----------  -----------
      Total assets.....................................   $ 133,445      $   1,864      $  (5,908)   $ 129,401
                                                         -----------       -------     -----------  -----------
                                                         -----------       -------     -----------  -----------

                                     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short term debt......................................   $   3,005      $              $  (2,076)(b)  $     929
  Accounts payable.....................................       5,658            640                       6,298
  Accrued compensation.................................       4,408             14                       4,422
  Other accrued liabilities............................       7,360                                      7,360
                                                         -----------       -------     -----------  -----------
      Total current liabilities........................      20,431            654         (2,076)      19,009

Long-term debt.........................................       6,070            787          7,214(b)     14,071
Long-term payable to U.S. Office Products..............       6,753                        (6,753)(b)
Deferred income taxes..................................         155                                        155
Other long-term liabilities............................       1,652                                      1,652
                                                         -----------       -------     -----------  -----------
      Total liabilities................................      35,061          1,441         (1,615)      34,887

Stockholder's equity:
  Divisional equity....................................      88,388                         1,481(a)     84,518
                                                                                           (5,351)(b)
  Cumulative translation adjustment....................          (2)                                        (2)
  Retained earnings....................................       9,998            423           (423)(a)      9,998
                                                         -----------       -------     -----------  -----------
      Total stockholder's equity.......................      98,384            423         (4,293)      94,514
                                                         -----------       -------     -----------  -----------
      Total liabilities and stockholder's equity.......   $ 133,445      $   1,864      $  (5,908)   $ 129,401
                                                         -----------       -------     -----------  -----------
                                                         -----------       -------     -----------  -----------

       See accompanying notes to pro forma combined financial statements.

                                   TDOP, INC.
                     PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED OCTOBER 25, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                              INDIVIDUALLY
                                                                                                              INSIGNIFICANT
                                                                                                               FISCAL 1998
                                      TDOP,    ASSOCIATED     EVANS     MCGREGOR      OMNI        TRAVEL        PURCHASE
                                      INC.       TRAVEL      TRAVEL      TRAVEL      TRAVEL     CONSULTANTS   ACQUISITIONS
                                    ---------  -----------  ---------  -----------  ---------  -------------  -------------
Revenues..........................  $  46,557   $   7,146   $   1,524   $  13,134   $   2,983    $   7,052      $   4,180
Operating expenses................     26,215       4,034         669       7,887       1,259        3,955          1,163
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
  Gross profit....................     20,342       3,112         855       5,247       1,724        3,097          3,017

General and administrative
  expenses........................     14,990       1,989         401       3,148       1,132        2,138          2,744
Amortization Expense..............        649         197          15          87                       47
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
  Operating income................      4,703         926         439       2,012         592          912            273
Other (income) expense:
  Interest expense................        207          32           4          63           1           41             14
  Interest income.................       (216)        (35)                    (61)        (28)                         (6)
  Other...........................        (38)        (47)
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
Income before provision for income
  taxes...........................      4,750         976         435       2,010         619          871            265
Provision for income taxes........      2,185         252                       7                                      44
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
Net income........................  $   2,565   $     724   $     435   $   2,003   $     619    $     871      $     221
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
Pro forma weighted average shares
  outstanding.....................
Pro forma net income per share....


                                      PRO FORMA     PRO FORMA
                                     ADJUSTMENTS    COMBINED
                                    -------------  -----------
Revenues..........................    $             $  82,576
Operating expenses................                     45,182
                                    -------------  -----------
  Gross profit....................                     37,394
General and administrative
  expenses........................         (265)(c)     26,277
Amortization Expense..............          782(e)      1,777
                                    -------------  -----------
  Operating income................         (517)        9,340
Other (income) expense:
  Interest expense................          238(g)        600
  Interest income.................          346(g)
  Other...........................                        (85)
                                    -------------  -----------
Income before provision for income
  taxes...........................       (1,101)        8,825
Provision for income taxes........        1,571(h)      4,059
                                    -------------  -----------
Net income........................    $  (2,672)    $   4,766
                                    -------------  -----------
                                    -------------  -----------
Pro forma weighted average shares
  outstanding.....................                     95,963(i)
Pro forma net income per share....                  $    0.05
                                                   -----------
                                                   -----------

       See accompanying notes to pro forma combined financial statements.

                                   TDOP, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 26, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                 INDIVIDUALLY   INDIVIDUALLY
                                                                                                 INSIGNIFICANT  INSIGNIFICANT
                                                                                                  FISCAL 1998    FISCAL 1997
                         TDOP,    ASSOCIATED     EVANS     MCGREGOR      OMNI        TRAVEL        PURCHASE       PURCHASE
                         INC.       TRAVEL      TRAVEL      TRAVEL      TRAVEL     CONSULTANTS    ACQUISITION   ACQUISITIONS
                       ---------  -----------  ---------  -----------  ---------  -------------  -------------  -------------
Revenues.............  $  29,013   $  14,473   $   2,270   $  11,324   $   3,171    $   5,851      $   2,988      $   2,119
Operating expenses...     15,100       8,472       1,174       6,400       1,175        3,658          1,086          1,530
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
  Gross profit.......     13,913       6,001       1,096       4,924       1,996        2,193          1,902            589

General and
  administrative
  expenses...........     10,231       4,859         964       4,325       1,386        1,793          1,755          1,142
Amortization
  Expense............        365         140           9          59                       18              4
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
  Operating income
    (loss)...........      3,317       1,002         123         540         610          382            143           (553)

Other (income)
  expense:
  Interest expense...        190          60           7          53           2           44             16
  Interest income....       (159)        (49)          0         (25)        (33)                         (4)
  Other..............         30
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
Income (loss) before
  provision for
  income taxes.......      3,256         991         116         512         641          338            131           (553)
Provision for income
  taxes..............        566         624          22                                                  19
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
Net income (loss)....  $   2,690   $     367   $      94   $     512   $     641    $     338      $     112      $    (553)
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
Pro forma weighted
  average shares
  outstanding........
Pro forma net income
  per share..........


                         PRO FORMA     PRO FORMA
                        ADJUSTMENTS    COMBINED
                       -------------  -----------
Revenues.............    $             $  71,209
Operating expenses...                     38,595
                       -------------  -----------
  Gross profit.......                     32,614
General and
  administrative
  expenses...........       (3,560)(c)     23,383
                               488(d)
Amortization
  Expense............        1,002(e)      1,597
                       -------------  -----------
  Operating income
    (loss)...........        2,070         7,634
Other (income)
  expense:
  Interest expense...          228(g)        600
  Interest income....          270(g)
  Other..............                         30
                       -------------  -----------
Income (loss) before
  provision for
  income taxes.......        1,572         7,004
Provision for income
  taxes..............        1,991(h)      3,222
                       -------------  -----------
Net income (loss)....    $    (419)    $   3,782
                       -------------  -----------
                       -------------  -----------
Pro forma weighted
  average shares
  outstanding........                     95,963(i)
Pro forma net income
  per share..........                  $    0.04
                                      -----------
                                      -----------

       See accompanying notes to pro forma combined financial statements.

                                   TDOP, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                    FOR THE FISCAL YEAR ENDED APRIL 26, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                               INDIVIDUALLY   INDIVIDUALLY
                                                                                               INSIGNIFICANT  INSIGNIFICANT
                                                                                                FISCAL 1998    FISCAL 1997
                         TDOP,    ASSOCIATED     EVANS     MCGREGOR      OMNI       TRAVEL       PURCHASE       PURCHASE
                         INC.       TRAVEL      TRAVEL      TRAVEL      TRAVEL    CONSULTANTS  ACQUISITIONS    ACQUISITION
                       ---------  -----------  ---------  -----------  ---------  -----------  -------------  -------------
Revenues.............  $  57,677   $  31,289   $   5,662   $  22,445   $   6,351   $  11,850     $   6,490      $   2,630
Operating expenses...     31,541      18,098       2,948      12,443       2,346       7,347         2,287          2,005
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
  Gross profit.......     26,136      13,191       2,714      10,002       4,005       4,503         4,203            625

General and
  administrative
  expenses...........     19,684      10,999       2,007       8,103       2,792       3,650         3,840          1,454
Amortization
  Expense............        548         213          18         120                      63             8
Non-recurring
  acquisition
  costs..............      1,156
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
  Operating income
    (loss)...........      4,748       1,979         689       1,779       1,213         790           355           (829)

Other (income)
  expense:
  Interest expense...        587          95          14         127           4         105            27
  Interest income....       (445)        (62)         (1)        (45)        (66)                       (9)
  Other..............        118         194
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
Income (loss) before
  provision for
  income taxes.......      4,488       1,752         676       1,697       1,275         685           337           (829)
Provision for income
  taxes..............      1,145       1,048                                 (50)                       79
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
Net income (loss)....  $   3,343   $     704   $     676   $   1,697   $   1,325   $     685     $     258      $    (829)
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
Pro forma weighted
  average shares
  outstanding........
Pro forma net income
  per share..........


                         PRO FORMA     PRO FORMA
                        ADJUSTMENTS    COMBINED
                       -------------  -----------
Revenues.............                  $ 144,394
Operating expenses...                     79,015
                       -------------  -----------
  Gross profit.......                     65,379
General and
  administrative
  expenses...........       (7,119)(c)     46,278
                               868(d)
Amortization
  Expense............        2,004(e)      2,974
Non-recurring
  acquisition
  costs..............       (1,156)(f)
                       -------------  -----------
  Operating income
    (loss)...........        5,403        16,127
Other (income)
  expense:
  Interest expense...          241(g)      1,200
  Interest income....          628(g)
  Other..............                        312
                       -------------  -----------
Income (loss) before
  provision for
  income taxes.......        4,534        14,615
Provision for income
  taxes..............        4,501(h)      6,723
                       -------------  -----------
Net income (loss)....    $      33     $   7,892
                       -------------  -----------
                       -------------  -----------
Pro forma weighted
  average shares
  outstanding........                     95,963(i)
Pro forma net income
  per share..........                  $    0.08
                                      -----------
                                      -----------

       See accompanying notes to pro forma combined financial statements.

                                   TDOP, INC.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

1. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

    (a) Adjustment to reflect purchase price adjustments associated with the Post October 25, 1997 Purchase Acquisition. The portion of the consideration assigned to goodwill ($1,058) in the transaction accounted for under the purchase method represents the excess of the cost over the fair market value of the net assets acquired. The Company amortizes goodwill over a period of 35 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

    (b) Represents payment of debt with available cash, the forgiveness of the receivable from U.S. Office Products by the Company and the allocation of a total of $15,000 of debt to the Company at the date of the Distribution. The forgiveness of the receivable and the incremental debt allocated to the Company has been reflected as a reduction of capital of $5,351.

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

    (c) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions.

    (d) Adjustment to reflect additional corporate overhead during the period prior to the formation of the Corporate Travel Services division by U.S. Office Products as if the division had been formed at May 1, 1996.

    (e) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1998 Purchase Acquisitions for the periods prior to the respective dates of acquisition. The Company has recorded goodwill amortization in the historical financial statements from the respective dates of acquisition forward. The goodwill is being amortized over an estimated life of 35 years.

    (f) Adjustment to reflect the reduction in non-recurring acquisition costs related to pooling-of-interests business combinations of $1,156 for the fiscal year ended April 26, 1997.

    (g) Adjustment to reflect the increase in interest expense and reduction in interest income resulting from the net allocation of $5,351 of debt by U.S. Office Products.

    (h) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 46%. The difference between the effective tax rate of 46% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

    (i) The pro forma weighted average shares outstanding used to calculate pro forma earnings per share is based upon 95,963 shares of common stock outstanding for the periods. This is based upon the most current number of shares of common stock of U.S. Office Products outstanding of 133,000 less 37,037 shares expected to be repurchased by U.S. Office Products in the Tender Offer, and assumes a distribution ratio of one share of Company Common Stock for each share of U.S. Office Products Common Stock. The actual distribution ratio will be determined prior to effectiveness of the Registration Statement of which this Information Statement/Prospectus is a part, and is expected to be less than one share of Company Common Stock for every one share of U.S. Office Products Common Stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of

TDOP, Inc.

    In our opinion, based upon our audits and the report of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of TDOP, Inc. (the "Company") and its subsidiaries at April 30, 1996 and April 26, 1997, and the results of their operations and their cash flows for the fiscal years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of MTA, Inc., a wholly-owned subsidiary, which statements reflect total revenues of $11,418,751 for the period from January 25, 1995 (date of incorporation) to December 31, 1995. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for MTA, Inc., is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Denver, Colorado
February 6, 1998

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
  MTA, Inc.

    We have audited the consolidated balance sheet of MTA, Inc. (the Company) as of December 31, 1995 and the related statements of income and retained earnings and of cash flows for the period from January 25, 1995 (date of incorporation) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MTA, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the period from January 25, 1995, and the results of its operations and its cash flows for the period from January 25, 1995 (date of incorporation) to December 31, 1995, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Seattle, Washington

September 23, 1996

                                   TDOP, INC.

                           CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                                 APRIL 30,  APRIL 26,  OCTOBER 25,
                                                                                   1996       1997        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash and cash equivalents....................................................  $   5,646  $   6,952   $   4,492
  Accounts receivable, less allowance for doubtful accounts of $96, $271 and
    $340, respectively.........................................................      5,449      5,965      21,422
  Receivable from U.S. Office Products.........................................                             1,779
  Prepaid expenses and other current assets....................................        655        775       1,524
                                                                                 ---------  ---------  -----------
      Total current assets.....................................................     11,750     13,692      29,217

Property and equipment, net....................................................      7,947      7,954      18,545
Intangible assets, net.........................................................      5,456      7,112      83,966
Other assets...................................................................        539        581       1,717
                                                                                 ---------  ---------  -----------
      Total assets.............................................................  $  25,692  $  29,339   $ 133,445
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Short-term debt..............................................................  $   2,059  $     456   $   3,005
  Short-term payable to U.S. Office Products...................................                 4,221
  Accounts payable.............................................................      2,385      3,226       5,658
  Accrued compensation.........................................................      1,508      1,085       4,408
  Other accrued liabilities....................................................      1,460      3,423       7,360
                                                                                 ---------  ---------  -----------
      Total current liabilities................................................      7,412     12,411      20,431

Long-term debt.................................................................      6,366      2,012       6,070
Long-term payable to U.S. Office Products......................................                   787       6,753
Deferred income taxes..........................................................        190        196         155
Other long-term liabilities....................................................        503        450       1,652
                                                                                 ---------  ---------  -----------
      Total liabilities........................................................     14,471     15,856      35,061
                                                                                 ---------  ---------  -----------

Commitments and contingencies

Stockholder's equity:
  Divisional equity............................................................      4,093      6,050      88,388
  Cumulative translation adjustment............................................                                (2)
  Retained earnings............................................................      7,128      7,433       9,998
                                                                                 ---------  ---------  -----------
      Total stockholder's equity...............................................     11,221     13,483      98,384
                                                                                 ---------  ---------  -----------
      Total liabilities and stockholder's equity...............................  $  25,692  $  29,339   $ 133,445
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

          See accompanying notes to consolidated financial statements.

                                   TDOP, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (IN THOUSANDS)

                                                                                     FOR THE           FOR THE SIX
                                            FOR THE YEAR ENDED      FOR THE FOUR     FISCAL            MONTHS ENDED
                                        --------------------------  MONTHS ENDED   YEAR ENDED    ------------------------
                                        DECEMBER 31,  DECEMBER 31,   APRIL 30,      APRIL 26,    OCTOBER 26,  OCTOBER 25,
                                            1994          1995          1996          1997          1996         1997
                                        ------------  ------------  ------------  -------------  -----------  -----------
                                                                                                       (UNAUDITED)
Revenues..............................   $   34,569    $   45,267    $   18,009     $  57,677     $  29,013    $  46,557
Operating expenses....................       19,692        25,836         9,491        31,541        15,100       26,215
                                        ------------  ------------  ------------  -------------  -----------  -----------
      Gross profit....................       14,877        19,431         8,518        26,136        13,913       20,342

General and administrative expenses...       11,872        15,563         6,788        20,232        10,596       15,639
Non-recurring acquisition costs.......                                                  1,156
                                        ------------  ------------  ------------  -------------  -----------  -----------
      Operating income................        3,005         3,868         1,730         4,748         3,317        4,703

Other (income) expense:
    Interest expense..................          118           515           173           587           190          207
    Interest income...................         (253)         (352)         (109)         (445)         (159)        (216)
    Other.............................           48            42            20           118            30          (38)
                                        ------------  ------------  ------------  -------------  -----------  -----------
Income before provision for income
  taxes...............................        3,092         3,663         1,646         4,488         3,256        4,750
Provision for income taxes............           18           565           255         1,145           566        2,185
                                        ------------  ------------  ------------  -------------  -----------  -----------
Net income............................   $    3,074    $    3,098    $    1,391     $   3,343     $   2,690    $   2,565
                                        ------------  ------------  ------------  -------------  -----------  -----------
                                        ------------  ------------  ------------  -------------  -----------  -----------

Unaudited pro forma net income (see
  Note 9).............................   $    1,992    $    2,314    $    1,043     $   2,235     $     804    $   2,565
                                        ------------  ------------  ------------  -------------  -----------  -----------
                                        ------------  ------------  ------------  -------------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                                   TDOP, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                                 (IN THOUSANDS)

                                                                              CUMULATIVE                  TOTAL
                                                                 DIVISIONAL   TRANSLATION  RETAINED   STOCKHOLDER'S
                                                                   EQUITY     ADJUSTMENT   EARNINGS      EQUITY
                                                                 -----------  -----------  ---------  -------------
Balance at December 31, 1993...................................   $   1,668    $           $   6,246    $   7,914
  Cash dividends of Pooled Companies...........................                               (3,252)      (3,252)
  Net income...................................................                                3,074        3,074
                                                                 -----------  -----------  ---------  -------------

Balance at December 31, 1994...................................       1,668                    6,068        7,736
  Transactions of Pooled Companies:
    Issuance of Pooled Company common stock for cash...........         800                                   800
    Cash dividends.............................................                               (2,447)      (2,447)
  Net income...................................................                                3,098        3,098
                                                                 -----------  -----------  ---------  -------------

Balance at December 31, 1995...................................       2,468                    6,719        9,187
  Transactions of Pooled Companies:
    Issuance of Pooled Company common stock for cash...........       1,625                                 1,625
    Cash dividends.............................................                                 (982)        (982)
  Net income...................................................                                1,391        1,391
                                                                 -----------  -----------  ---------  -------------

Balance at April 30, 1996......................................       4,093                    7,128       11,221
  Transactions of Pooled Companies:
    Issuance of Pooled Company common stock for cash...........         142                                   142
    Capital contribution.......................................          43                                    43
    Cash dividends.............................................                               (3,038)      (3,038)
  Issuance of U.S. Office Products common stock for repayment
    of debt....................................................       1,772                                 1,772
  Net income...................................................                                3,343        3,343
                                                                 -----------  -----------  ---------  -------------

Balance at April 26, 1997......................................       6,050                    7,433       13,483
Unaudited data:
  Issuance of U. S. Office Products common stock in conjunction
    with acquisitions..........................................      82,338                                82,338
  Cumulative translation adjustment............................                       (2)                      (2)
  Net income...................................................                                2,565        2,565
                                                                 -----------  -----------  ---------  -------------
Balance at October 25, 1997 (unaudited)........................   $  88,388    $      (2)  $   9,998    $  98,384
                                                                 -----------  -----------  ---------  -------------
                                                                 -----------  -----------  ---------  -------------

          See accompanying notes to consolidated financial statements.

                                   TDOP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                     FOR THE     FOR THE SIX
                                                                                   FOR THE FOUR      FISCAL        MONTHS
                                                          FOR THE YEAR ENDED       MONTHS ENDED    YEAR ENDED       ENDED
                                                     ----------------------------  -------------  -------------  -----------
                                                     DECEMBER 31,   DECEMBER 31,     APRIL 30,      APRIL 26,    OCTOBER 26,
                                                         1994           1995           1996           1997          1996
                                                     -------------  -------------  -------------  -------------  -----------
                                                                                                                 (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................    $   3,074      $   3,098      $   1,391      $   3,343     $   2,690
  Adjustment to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization expense..........          679            986            452          1,660           910
    Non-recurring acquisition costs................                                                     1,156
    Other..........................................          (82)           137            (27)             6            50
    Changes in current assets and liabilities (net
      of assets acquired and liabilities assumed in
      business combinations accounted for under the
      purchase method):
      Accounts receivable..........................         (772)           679           (361)          (106)          234
      Prepaid expenses and other current assets....           12             46            (43)             6           347
      Accounts payable.............................          464            124            453            755          (690)
      Accrued liabilities..........................         (380)          (909)          (985)          (323)         (722)
                                                     -------------  -------------  -------------  -------------  -----------
        Net cash provided by (used in) operating
          activities...............................        2,995          4,161            880          6,497         2,819
                                                     -------------  -------------  -------------  -------------  -----------
Cash flows from investing activities:
  Additions to property and equipment, net of
    disposals......................................         (804)        (1,858)          (486)          (769)         (590)
  Cash paid in acquisitions, net of cash received..                       2,293                        (1,758)
  Payments of non-recurring acquisition costs......                                                      (539)
  Other............................................          128            126           (129)
                                                     -------------  -------------  -------------  -------------  -----------
        Net cash (used in) provided by investing
          activities...............................         (676)           561           (615)        (3,066)         (590)
                                                     -------------  -------------  -------------  -------------  -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.........                          72          3,800            362           258
  Payments of long-term debt.......................         (518)        (1,968)        (5,594)        (3,039)         (730)
  Proceeds from (payments of) short-term
    debt, net......................................         (189)           424            801         (1,603)         (240)
  Payments of dividends of Pooled Companies........       (3,252)        (2,447)          (982)        (3,038)       (1,036)
  Proceeds from issuance of common stock...........                         800          1,625            142
  Capital contributed by stockholders of Pooled
    Company........................................                                                        43
  Net advances from U.S. Office Products Company...                                                     5,008
                                                     -------------  -------------  -------------  -------------  -----------
        Net cash used in financing activities......       (3,959)        (3,119)          (350)        (2,125)       (1,748)
                                                     -------------  -------------  -------------  -------------  -----------
Net increase (decrease) in cash and cash
  equivalents......................................       (1,640)         1,603            (85)         1,306           481
Cash and cash equivalents at beginning of period...        5,768          4,128          5,731          5,646         5,646
                                                     -------------  -------------  -------------  -------------  -----------
Cash and cash equivalents at end of period.........    $   4,128      $   5,731      $   5,646      $   6,952     $   6,127
                                                     -------------  -------------  -------------  -------------  -----------
                                                     -------------  -------------  -------------  -------------  -----------
Supplemental disclosures of cash flow information:
  Interest paid....................................    $     161      $     562      $     189      $     579     $     253
  Income taxes paid................................    $       9      $     361      $     364      $     453     $     136


                                                     OCTOBER 25,
                                                        1997
                                                     -----------

Cash flows from operating activities:
  Net income.......................................   $   2,565
  Adjustment to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization expense..........       1,610
    Non-recurring acquisition costs................
    Other..........................................        (145)
    Changes in current assets and liabilities (net
      of assets acquired and liabilities assumed in
      business combinations accounted for under the
      purchase method):
      Accounts receivable..........................      (4,241)
      Prepaid expenses and other current assets....         464
      Accounts payable.............................          22
      Accrued liabilities..........................      (1,752)
                                                     -----------
        Net cash provided by (used in) operating
          activities...............................      (1,477)
                                                     -----------
Cash flows from investing activities:
  Additions to property and equipment, net of
    disposals......................................        (990)
  Cash paid in acquisitions, net of cash received..       1,699
  Payments of non-recurring acquisition costs......        (618)
  Other............................................         174
                                                     -----------
        Net cash (used in) provided by investing
          activities...............................         265
                                                     -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.........          55
  Payments of long-term debt.......................      (1,225)
  Proceeds from (payments of) short-term
    debt, net......................................         (44)
  Payments of dividends of Pooled Companies........
  Proceeds from issuance of common stock...........
  Capital contributed by stockholders of Pooled
    Company........................................
  Net advances from U.S. Office Products Company...         (34)
                                                     -----------
        Net cash used in financing activities......      (1,248)
                                                     -----------
Net increase (decrease) in cash and cash
  equivalents......................................      (2,460)
Cash and cash equivalents at beginning of period...       6,952
                                                     -----------
Cash and cash equivalents at end of period.........   $   4,492
                                                     -----------
                                                     -----------
Supplemental disclosures of cash flow information:
  Interest paid....................................   $     113
  Income taxes paid................................   $      17

    The Company issued common stock, notes payable and cash in connection with certain business combinations accounted for under the purchase method in the year ended December 31, 1995, the fiscal

                                   TDOP, INC.

                                 (IN THOUSANDS)

year ended April 26, 1997 and the six months ended October 25, 1997. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                FOR THE           FOR THE SIX
                                                     FOR THE YEAR ENDED       FOR THE FOUR      FISCAL            MONTHS ENDED
                                                ----------------------------  MONTHS ENDED    YEAR ENDED    ------------------------
                                                DECEMBER 31,   DECEMBER 31,     APRIL 30,      APRIL 26,    OCTOBER 26,  OCTOBER 25,
                                                    1994           1995           1996           1997          1996         1997
                                                -------------  -------------  -------------  -------------  -----------  -----------
                                                                                                                  (UNAUDITED)
Accounts receivable...........................    $              $   2,406      $              $     410     $            $  11,016
Prepaid expenses and other current assets.....                         248                            99                      1,266
Property and equipment........................                         928                           348                     10,525
Intangible assets.............................                       5,109                         2,127                     77,501
Other assets..................................                         176                            70                      1,538
Short-term debt...............................                        (859)                                                  (2,593)
Accounts payable..............................                        (817)                          (86)                    (3,405)
Accrued liabilities...........................                      (1,610)                       (1,167)                    (8,414)
Long-term debt................................                                                       (43)                    (5,099)
Other long-term liabilities...................                        (520)                                                  (1,696)
                                                -------------  -------------  -------------  -------------  -----------  -----------
    Net assets acquired.......................    $              $   5,061      $              $   1,758     $            $  80,639
                                                -------------  -------------  -------------  -------------  -----------  -----------
                                                -------------  -------------  -------------  -------------  -----------  -----------
The acquisitions were funded as follows:
U.S. Office Products common stock.............    $              $              $              $             $            $  82,338
Notes payable.................................                       7,354
Cash paid, net of cash received...............                      (2,293)                        1,758                     (1,699)
                                                -------------  -------------  -------------  -------------  -----------  -----------
    Total.....................................    $              $   5,061      $              $   1,758     $            $  80,639
                                                -------------  -------------  -------------  -------------  -----------  -----------
                                                -------------  -------------  -------------  -------------  -----------  -----------

Noncash transactions:

- During the fiscal year ended April 26, 1997, the Company used U.S. Office Products common stock to repay $1,772 of indebtedness.

                                   TDOP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE 1--BACKGROUND

    TDOP, Inc. (the "Company") is a Delaware Corporation which is a wholly-owned subsidiary of U.S. Office Products Company ("U.S. Office Products"). On January 13, 1998, U.S. Office Products announced its intention to spin-off its Corporate Travel Services division as an independent publicly owned company. This transaction is expected to be effected through the distribution of shares of the Company to U.S. Office Products shareholders effective on or about April 25, 1998 (the "Distribution"). Prior to the Distribution, U.S. Office Products plans to contribute its equity interests in certain wholly-owned subsidiaries associated with U.S. Office Products' Corporate Travel Services division to the Company. U.S. Office Products and the Company will enter into a number of agreements to facilitate the Distribution and the transition of the Company to an independent business enterprise.

    The Corporate Travel Services division was created by U.S. Office Products in January 1997 and completed four business combinations accounted for under the pooling-of-interests method during the period from January 1997 to April 1997 (the "Pooled Companies"). As a result of these business combinations being accounted for under the pooling-of-interests method, the results of the Company prior to the completion of such business combinations represent the combined results of the Pooled Companies operating as separate autonomous entities.

    The Company's operations are primarily concentrated in one market segment - airline travel - and the customers are geographically diverse with no single customer base concentrated in a single industry. Management considers a downturn in this market segment to be unlikely. The Company's operations are seasonal, with the November and December periods having the lowest airline bookings.

NOTE 2--BASIS OF PRESENTATION

    The consolidated financial statements reflect the assets, liabilities, divisional equity, revenues and expenses that were directly related to the Company as it was operated within U.S. Office Products. In cases involving assets and liabilities not specifically identifiable to any particular business of U.S. Office Products, only those assets and liabilities expected to be transferred to the Company prior to the Distribution were included in the Company's separate consolidated balance sheet. With the exception of interest expense, the Company's statement of income includes all of the related costs of doing business including an allocation of certain general corporate expenses of U.S. Office Products which were not directly related to these businesses including certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing, human resources as well as other general overhead costs. These allocations were based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues, number and size of acquisitions and number of employees. Management believes these allocations were made on a reasonable basis.

    U.S. Office Products uses a centralized approach to cash management and the financing of its operations. As a result, minimal amounts of cash and cash equivalents and an agreed upon amount of debt will be allocated to the Company at the time of the Distribution. The consolidated statement of income does not include an allocation of interest expense on all debt allocated to the Company. See Note 8 for further discussion of interest expense.

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHANGE IN FISCAL YEAR

    Prior to their respective dates of acquisition by U.S. Office Products, the Pooled Companies reported results on years ending on December 31. Upon acquisition by U.S. Office Products and effective for the fiscal year ended April 26, 1997 ("fiscal 1997"), the Pooled Companies changed their year-ends from December 31 to conform to U.S. Office Products' fiscal year, which ends on the last Saturday in April. A four month fiscal transition period from January 1, 1996 through April 30, 1996 has been presented for the Company to conform its fiscal year-end.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 3 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases is being amortized over the lesser of its useful life or its lease terms.

INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) goodwill is amortized on a straight line basis over an estimated useful life of 35 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

TRANSLATION OF FOREIGN CURRENCIES

    Balance sheet accounts of foreign subsidiaries are translated using the year-end exchange rate, and statement of income accounts are translated using the average exchange rate for the year. Translation adjustments are recorded as a separate component of stockholders' equity.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value.

INCOME TAXES

    As a division of U.S. Office Products, the Company does not file separate federal income tax returns but rather is included in the federal income tax returns filed by U.S. Office Products and its subsidiaries from the respective dates that the entities within the Company were acquired by U.S. Office Products. For purposes of the consolidated financial statements, the Company's allocated share of U.S. Office Products' income tax provision was based on the "separate return" method. Certain companies acquired in pooling-of-interests transactions elected to be taxed as Subchapter S corporations, and accordingly, no federal income taxes were recorded by those companies for periods prior to their acquisition by U.S. Office Products.

REVENUE RECOGNITION

    The Company records revenues from air reservations and hotel and car reservations when earned, which is at the time a reservation is booked and ticketed. The Company provides a reserve for cancellations and reservation changes, and provisions for such amounts are reflected in net revenues. The reserves that have been netted against net revenues are not material in the periods reflected. The Company estimates and records accruals for cancellations and changes to reservation revenues booked. However, such estimates could vary significantly based upon changes in economic and political conditions that impact corporate travel patterns. Cruise revenues are recorded when the customer is no longer entitled to a full refund of the cost of the cruise. Revenues consist of commissions on travel services and year-end volume bonuses from travel service providers.

OPERATING EXPENSES

    Operating expenses include travel agent commissions, salaries, communications and other costs associated with the selling and processing of travel reservations.

NON-RECURRING ACQUISITION COSTS

    Non-recurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include accounting, legal,

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and investment banking fees, real estate and environmental assessments and appraisals, various regulatory fees and recognition of transaction related obligations. Generally accepted accounting principles require the Company to expense all acquisition costs (both those paid by the Company and those paid by the sellers of the acquired companies) related to business combinations accounted for under the pooling-of-interests method.

NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS"). SFAS No. 128 simplifies the standards for computing EPS and makes the presentation comparable to international EPS standards by replacing the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company intends to adopt SFAS No. 128 in the fiscal year ending April 25, 1998. The implementation of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules. Historical earnings per share has not been presented as such amounts are not deemed meaningful due to the significant change in the Company's capital structure that will occur on the consummation of the Distribution.

    In June 1997, the FASB issued SFAS No. 130. "Reporting Comprehensive income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company intends to adopt SFAS No. 130 in fiscal 1999.

UNAUDITED INTERIM FINANCIAL DATA

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of October 25, 1997 and the results of operations and of cash flows for the six months ended October 26, 1996 and October 25, 1997, as presented in the accompanying unaudited consolidated financial data.

NOTE 4--BUSINESS COMBINATIONS

POOLING-OF-INTERESTS METHOD

    In fiscal 1997, the Company issued U.S. Office Products common stock to acquire the Pooled Companies. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Prior to being acquired by U.S. Office Products, the

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED)
Pooled Companies all reported on years ending on December 31. Upon completion of the acquisitions of the Pooled Companies, their year-ends were changed to U.S. Office Products' year-end of the last Saturday in April.

    The following presents the separate results, in each of the periods presented, of the Company (excluding the results of Pooled Companies prior to the dates on which they were acquired), and the Pooled Companies up to the dates on which they were acquired:

                                                                                              POOLED
                                                                               TDOP, INC.    COMPANIES    COMBINED
                                                                               -----------  -----------  -----------
For the year ended December 31, 1994
  Revenues...................................................................   $            $  34,569    $  34,569
  Net income.................................................................   $            $   3,074    $   3,074
For the year ended December 31, 1995
  Revenues...................................................................   $            $  45,267    $  45,267
  Net income.................................................................   $            $   3,098    $   3,098
For the four months ended April 30, 1996
  Revenues...................................................................   $            $  18,009    $  18,009
  Net income.................................................................   $            $   1,391    $   1,391
For the fiscal year ended April 26, 1997
  Revenues...................................................................   $   6,135    $  51,542    $  57,677
  Net income.................................................................   $     231    $   3,112    $   3,343
For the six months ended October 26, 1996 (unaudited):
  Revenues...................................................................   $            $  29,013    $  29,013
  Net income.................................................................   $            $   2,690    $   2,690
For the six months ended October 25, 1997 (unaudited):
  Revenues...................................................................   $  46,557                 $  46,557
  Net income.................................................................   $   2,565                 $   2,565

PURCHASE METHOD

    During 1995, the Company made one acquisition accounted for under the purchase method for an aggregate purchase price of $5,061, consisting of $7,354 of notes payable and net of $2,293 of cash acquired. The total assets related to the acquisition were $8,867, including goodwill of $5,109. The results of the acquisition have been included in the Company's results from the date of acquisition.

    In fiscal 1997, the Company made one acquisition accounted for under the purchase method for an aggregate cash purchase price of $1,758. The total assets related to the acquisition were $3,054, including goodwill of $2,127. The results of the acquisition have been included in the Company's results from the date of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for the year ended December 31, 1995 and the fiscal year ended April 26, 1997 and includes the Company's consolidated financial statements, which give retroactive effect to the acquisitions of the Pooled Companies for all periods presented, and the results of the companies acquired in purchase acquisitions as if all such purchase acquisitions had been made at the beginning of 1995. The results presented below include

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED) certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                         FOR THE FISCAL YEAR
                                                                                ENDED
                                                                       -----------------------
                                                                       DECEMBER 31,  APRIL 26,
                                                                           1995        1997
                                                                       ------------  ---------

                                                                             (UNAUDITED)
Revenues.............................................................   $   50,015   $  60,307
Net income...........................................................        4,263       4,099

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of 1995 or the results which may occur in the future.

NOTE 5--PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Land.....................................................................   $     325    $     325
Buildings................................................................       3,605        3,088
Furniture and fixtures...................................................       7,013        7,934
Leasehold improvements...................................................         667        1,273
                                                                           -----------  -----------
                                                                               11,610       12,620
Less: Accumulated depreciation...........................................      (3,663)      (4,666)
                                                                           -----------  -----------
Net property and equipment...............................................   $   7,947    $   7,954
                                                                           -----------  -----------
                                                                           -----------  -----------

    Depreciation expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 was $458, $644, $324, and $1,112, respectively.

NOTE 6--INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                               APRIL 30,    APRIL 26,   OCTOBER 25,
                                                                 1996         1997         1997
                                                              -----------  -----------  -----------
                                                                                        (UNAUDITED)
Goodwill....................................................   $   4,966    $   7,016    $  81,993
Other.......................................................       1,137        1,122        3,651
                                                              -----------  -----------  -----------
                                                                   6,103        8,138       85,644
Less: Accumulated amortization..............................        (647)      (1,026)      (1,678)
                                                              -----------  -----------  -----------
Net intangible assets.......................................   $   5,456    $   7,112    $  83,966
                                                              -----------  -----------  -----------
                                                              -----------  -----------  -----------

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 6--INTANGIBLE ASSETS (CONTINUED)
    Amortization expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 25, 1997 was $221, $342, $128, $548, and $648 respectively.

NOTE 7--OTHER ACCRUED LIABILITIES

    Other accrued liabilities consist of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Customer deposits........................................................   $     142    $   1,198
Accrued income taxes.....................................................         314          917
Accrued acquisition costs................................................                      618
Other....................................................................       1,004          690
                                                                           -----------  -----------
    Total other accrued liabilities......................................   $   1,460    $   3,423
                                                                           -----------  -----------
                                                                           -----------  -----------

NOTE 8--CREDIT FACILITIES

SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Other....................................................................   $     705    $
Current maturities of long-term debt.....................................       1,354          456
                                                                           -----------  -----------
    Total short-term debt................................................   $   2,059    $     456
                                                                           -----------  -----------
                                                                           -----------  -----------

LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Notes payable, secured by certain assets of the Company, interest rates ranging from 9.04% to 9.4%, maturities from October 1997 through
  2015...................................................................   $   7,720    $   2,393
Capital lease obligations................................................                       75
                                                                           -----------  -----------
                                                                                7,720        2,468
Less: Current maturities of long-term debt...............................      (1,354)        (456)
                                                                           -----------  -----------
    Total long-term debt.................................................   $   6,366    $   2,012
                                                                           -----------  -----------
                                                                           -----------  -----------

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 8--CREDIT FACILITIES (CONTINUED)
MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1998................................................................  $     456
1999................................................................        451
2000................................................................         55
2001................................................................         54
2002................................................................         59
Thereafter..........................................................      1,393
                                                                      ---------
    Total maturities of long-term debt                                $   2,468
                                                                      ---------
                                                                      ---------

PAYABLE TO U.S. OFFICE PRODUCTS

    The long-term payable to U.S. Office Products primarily represents payments made by U.S. Office Products on behalf of the Company and a reasonable allocation by U.S. Office Products of certain general corporate expenses. No interest has been allocated to the Company on the outstanding payable. An analysis of the activity in this account is as follows:

Balance at April 30, 1996............................................  $
Payments of long-term debt of Pooled Companies upon acquisition......        394
Payments of acquisition costs........................................        263
Allocated corporate expenses.........................................        107
Normal operating costs paid by U.S. Office Products..................         23
                                                                       ---------
Balance at April 26, 1997............................................  $     787
                                                                       ---------
                                                                       ---------

    The average outstanding long-term payable to U.S. Office Products during the fiscal year ended April 26, 1997 was $43.

    U.S. Office Products has charged the Company interest on the short-term payable to U.S. Office Products at the prime rate in effect at the time. The short-term payable to U.S. Office Products was incurred by the Company primarily as a result of U.S. Office Products repaying short-term debt outstanding at the businesses acquired by U.S. Office Products at or soon after the respective dates of acquisition and through the centralized cash management system, which involves daily advances or sweeps of cash to keep the cash balance at or near zero on a daily basis. U.S. Office Products has not charged the Company interest on the long-term payable to U.S. Office Products. The Company's financial statements include allocations of interest expense from U.S. Office Products totaling $21 during the year ended April 26, 1997. If the Company had been charged interest on all debt allocated by U.S. Office Products during fiscal 1997, interest expense would have totaled $590.

    The Company expects that the Distribution Agreement with U.S. Office Products will call for an allocation of $15.0 million of debt by U.S. Office Products resulting in incremental debt of $5.4 million at October 25, 1997, which would be reflected in the financial statements as a reduction in stockholder's equity. The Company intends to enter into a credit facility concurrently with the Distribution which will contain certain financial and other covenants, including maintenance of certain financial tests and ratios,

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 8--CREDIT FACILITIES (CONTINUED)
limitations on capital expenditures and restrictions on the incurrence of debt or liens, the sale of assets, the payment of dividends, transactions with affiliates and other transactions.

NOTE 9--INCOME TAXES

The provision for income taxes consists of:

                                                                                  FOR THE
                                                                                   FOUR        FOR THE
                                                                                  MONTHS       FISCAL
                                                     FOR THE YEAR ENDED            ENDED     YEAR ENDED
                                              --------------------------------  -----------  -----------
                                               DECEMBER 31,     DECEMBER 31,     APRIL 30,    APRIL 26,
                                                   1994             1995           1996         1997
                                              ---------------  ---------------  -----------  -----------
Income taxes currently payable:
  Federal...................................     $                $     435      $     348    $     991
  State.....................................            18               75             43          159
                                                     -----            -----          -----   -----------
                                                        18              510            391        1,150
                                                     -----            -----          -----   -----------
Deferred income tax expense (benefit).......                             55           (136)          (5)
                                                     -----            -----          -----   -----------
    Total provision for income taxes........     $      18        $     565      $     255    $   1,145
                                                     -----            -----          -----   -----------
                                                     -----            -----          -----   -----------

    Deferred taxes are comprised of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Current deferred tax assets:
  Allowance for doubtful accounts........................................   $      28    $      36
  Accrued liabilities....................................................         191          229
                                                                                -----        -----
    Total current deferred tax assets....................................         219          265
                                                                                -----        -----
Long-term deferred tax liabilities:
  Property and equipment.................................................        (409)        (680)
  Intangible assets......................................................                       (3)
  Other..................................................................                      222
                                                                                -----        -----
    Total long-term deferred tax liabilities.............................        (409)        (461)
                                                                                -----        -----
Net deferred tax liability                                                  $    (190)   $    (196)
                                                                                -----        -----
                                                                                -----        -----

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 9--INCOME TAXES (CONTINUED)
    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                                                      FOR THE
                                                                                                       FOUR        FOR THE
                                                                                                      MONTHS       FISCAL
                                                                         FOR THE YEAR ENDED            ENDED     YEAR ENDED
                                                                  --------------------------------  -----------  -----------
                                                                   DECEMBER 31,     DECEMBER 31,     APRIL 30,    APRIL 26,
                                                                       1994             1995           1996         1997
                                                                  ---------------  ---------------  -----------  -----------
U.S. federal statutory rate.....................................          35.0%            35.0%          35.0%        35.0%
State income taxes, net of federal income tax benefit...........           0.6              1.8            1.7          2.3
Subchapter S corporation income not subject to corporate level
  taxation......................................................         (35.0)           (21.4)         (21.2)       (24.7)
Nondeductible acquisition costs.................................                                                        6.8
Other...........................................................                                                        6.1
                                                                         -----            -----          -----        -----
Effective income tax rate.......................................           0.6%            15.4%          15.5%        25.5%
                                                                         -----            -----          -----        -----
                                                                         -----            -----          -----        -----

    Certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                                                                  FOR THE
                                                                                                   FOUR        FOR THE
                                                                                                  MONTHS       FISCAL
                                                                       FOR THE YEAR ENDED          ENDED     YEAR ENDED
                                                                  ----------------------------  -----------  -----------
                                                                  DECEMBER 31,   DECEMBER 31,    APRIL 30,    APRIL 26,
                                                                      1994           1995          1996         1997
                                                                  -------------  -------------  -----------  -----------
Net income......................................................    $   3,074      $   3,098     $   1,391    $   3,343
Pro forma income tax provision adjustment.......................        1,082            784           348        1,108
                                                                       ------         ------    -----------  -----------
Pro forma net income............................................    $   1,992      $   2,314     $   1,043    $   2,235
                                                                       ------         ------    -----------  -----------
                                                                       ------         ------    -----------  -----------

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 10--LEASE COMMITMENTS

    The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable lease agreements, which expire at various dates. Future minimum lease payments under noncancelable capital and operating leases are as follows:

                                                                             CAPITAL     OPERATING
                                                                             LEASES       LEASES
                                                                           -----------  -----------
1998.....................................................................   $      69    $   1,113
1999.....................................................................          12        1,051
2000.....................................................................                      985
2001.....................................................................                      872
2002.....................................................................                      438
Thereafter...............................................................                       27
                                                                                  ---   -----------
Total minimum lease payments.............................................          81    $   4,486
                                                                                        -----------
                                                                                        -----------
Less: Amounts representing interest......................................          (6)
                                                                                  ---
Present value of net minimum lease payments..............................   $      75
                                                                                  ---
                                                                                  ---

    Rent expense for all operating leases for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 was $1,791, $1,811, $573, and $1,903, respectively.

NOTE 11--COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon a change of control or certain other events. No amounts have been accrued at April 30, 1996 or April 26, 1997 related to these agreements, as no change of control has occurred.

DISTRIBUTION

    On or immediately after the Distribution, the Company expects to have a credit facility in place. The terms of the credit facility is expected to contain customary covenants including financial covenants. The Company plans to use a portion of the proceeds from the credit facility to repay certain amounts payable to U.S. Office Products.

    On or before the date of the distribution, the Company, U.S. Office Products and the other Spin-Off Companies will enter into the Distribution Agreement, the Tax Allocation Agreement and the Employee Benefits Agreement, and the Spin-Off Companies will enter into the Tax Indemnification Agreement and

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED) may enter into other agreements, including agreements related to referral of customers to one another. These agreements are expected to provide, among other things, for U.S. Office Products and the Company to indemnify each other from tax and other liabilities relating to their respective businesses prior to and following the Distribution. Certain of the obligations of the Company and the other spin-off companies to indemnify U.S. Office Products are joint and several. Therefore, if one of the other spin-off companies fails to indemnify U.S. Office Products when such a loss occurs, the Company may be required to reimburse U.S. Office Products for all or a portion of the losses that otherwise would have been allocated to other spin-off companies. In addition, the agreements will allocate liabilities, including general corporate and securities liabilities of U.S. Office Products not specifically related to the business travel agency business, between U.S. Office Products and each spin-off company.

NOTE 12--EMPLOYEE BENEFIT PLANS

    Effective September 1, 1996, the Company implemented the U.S. Office Products 401(k) Retirement Plan (the "401(k) Plan") which allows employee contributions in accordance with Section 401(k) of the Internal Revenue Code. The Company matches a portion of employee contributions and all full-time employees are eligible to participate in the 401(k) Plan after one year of service.

    Certain subsidiaries of the Company have, or had prior to implementation of the 401(k) Plan, qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries paid all general and administrative expenses of the plans and in some cases made matching contributions on behalf of the employees. For the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 the subsidiaries incurred expenses totaling $194, $204, $73 and $249, respectively, related to these plans.

NOTE 13--STOCKHOLDER'S EQUITY

EMPLOYEE STOCK PLANS

    Prior to the Distribution, certain employees of the Company participated in the U.S. Office Products 1994 Long-Term Incentive Plan covering employees of U.S. Office Products. The Company intends to adopt an employee stock option plan at approximately the time of the Distribution. The Company expects to replace the options to purchase shares of common stock of U.S. Office Products held by employees with options to purchase shares of common stock of the Company. At April 26, 1997, there were approximately 114,116 options to purchase shares of U.S. Office Products common stock held by Company employees.

    Under a service agreement entered into with Jonathan J. Ledecky, the Board of Directors of U.S. Office Products has agreed that Jonathan J. Ledecky will receive a stock option for Company common stock from the Company as of the date of the Distribution. The Board intends the option to be compensation for Mr. Ledecky's services as a director of the Company, and certain services as an employee of the Company. The option will cover up to 7.5% of the outstanding Company common stock determined as of the date of the Distribution, with no anti-dilution provisions in the event of issuance of additional shares of common stock (other than with respect to stock splits or reverse stock splits). The option will have a per share exercise price equal to the price of the first trade on the day the Company's common stock is first publicly traded.

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 14--QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following presents certain unaudited quarterly financial data for the year ended December 31, 1995 and the fiscal year ended April 26, 1997:

                                                                          YEAR ENDED DECEMBER 31, 1995
                                                              -----------------------------------------------------
                                                                FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                              ---------  ---------  ---------  ---------  ---------
Revenues....................................................  $   8,486  $  13,241  $  12,005  $  11,535  $  45,267
Gross profit................................................      3,142      6,305      5,093      4,891     19,431
Operating income............................................        188      2,091      1,000        589      3,868
Net income..................................................        217      1,558        792        531      3,098
Pro forma net income (see Note 9)...........................        162      1,163        592        397      2,314

                                                                       FISCAL YEAR ENDED APRIL 26, 1997
                                                             -----------------------------------------------------
                                                               FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                             ---------  ---------  ---------  ---------  ---------
Revenues...................................................  $  15,243  $  13,770  $  12,514  $  16,150  $  57,677
Gross profit...............................................      7,637      6,276      4,957      7,266     26,136
Operating income (loss)....................................      2,186      1,131       (407)     1,838      4,748
Net income (loss)..........................................      1,753        937       (367)     1,020      3,343
Pro forma net income (loss) (see Note 9)...................      1,198        616       (276)       697      2,235

NOTE 15--SUBSEQUENT EVENTS

    On January 13, 1998, U.S. Office Products announced its intention to complete the Distribution described in Note 1. In addition, subsequent to April 26, 1997, the Company has completed six business combinations accounted for under the purchase method for an aggregate purchase price of $80,639 consisting of $1,699 of net cash acquired and the issuance of U.S. Office Products' common stock with a market value of $82,338. The results of operations for the six months ended October 25, 1997 include the results of the acquired companies from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1997 as if the acquisitions described above had been consummated as of the beginning of fiscal 1997. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                               APRIL 26, 1997
                                                                              ----------------
                                                                                (UNAUDITED)
Revenues....................................................................     $  144,394
Net income..................................................................          7,892

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1997 or the results which may occur in the future.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
  Associated Travel Services, Inc.:

    We have audited the accompanying balance sheets of Associated Travel Services, Inc. (the Company) as of December 31, 1995 and 1996, and the related statements of income, shareholder's equity and cash flows for the years ended December 31, 1994, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Associated Travel Services, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1994, 1995 and 1996, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Costa Mesa, California

May 22, 1997

                        ASSOCIATED TRAVEL SERVICES, INC.

                                 BALANCE SHEETS

              AS OF DECEMBER 31, 1995 AND 1996 AND MARCH 31, 1997
                                  (UNAUDITED)

                                                                               DECEMBER 31,
                                                                        ---------------------------    MARCH 31,
                                                                            1995           1996          1997
                                                                        -------------  ------------  -------------
                                                                                                      (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash and cash equivalents (Note 2)..................................  $     218,192  $  2,584,552  $     468,041
  Short-term investment (Note 2)......................................                       10,000
  Investment securities available for sale, at estimated fair value
    (Notes 2 and 3)...................................................      1,359,894       116,575        167,073
  Trade receivables, less allowance for doubtful accounts of $41,911,
    $42,203 and $42,203 (unaudited), respectively.....................      1,938,435     2,711,671      3,383,654
  Other receivables (Note 8)..........................................        699,865     1,655,783      1,541,389
  Note receivable (Note 8)............................................        200,000
  Prepaid expenses....................................................        149,487        93,895         96,390
  Deferred income taxes (Note 4)......................................        175,211       458,118        510,918
                                                                        -------------  ------------  -------------
    Total current assets..............................................      4,741,084     7,630,594      6,167,465
Deferred income taxes (Note 4)........................................                       32,721         32,721
Property and equipment (Note 2):
  Furniture, fixtures and equipment...................................      2,227,482     2,789,023      4,158,883
  Leasehold improvements..............................................        321,088       366,009        347,464
                                                                        -------------  ------------  -------------
                                                                            2,548,570     3,155,032      4,506,347
    Less accumulated depreciation and amortization....................     (1,660,671)   (2,032,366)    (2,159,952)
                                                                        -------------  ------------  -------------
    Property and equipment, net.......................................        887,899     1,122,666      2,346,395
Other assets (Note 2):
  Goodwill, net.......................................................        427,824       388,931      1,462,395
  Covenants not-to-compete, net.......................................        255,561        39,825        368,919
  Customer lists, net.................................................         41,643        26,912      1,484,231
  Other, net..........................................................         90,712        61,258         69,637
                                                                        -------------  ------------  -------------
    Total other assets................................................        815,740       516,926      3,385,182
                                                                        -------------  ------------  -------------
                                                                        $   6,444,723  $  9,302,907  $  11,931,763
                                                                        -------------  ------------  -------------
                                                                        -------------  ------------  -------------

                See accompanying notes to financial statements.

                        ASSOCIATED TRAVEL SERVICES, INC.

              AS OF DECEMBER 31, 1995 AND 1996 AND MARCH 31, 1997
                                  (UNAUDITED)

                                                                               DECEMBER 31,
                                                                        ---------------------------    MARCH 31,
                                                                            1995           1996          1997
                                                                        -------------  ------------  -------------
                                                                                                      (UNAUDITED)
                                       LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt (Note 7)..........................  $     235,281  $    117,580  $     557,579
  Accounts payable....................................................      1,125,209     1,063,485      1,550,609
  Accrued expenses....................................................        520,961     1,481,006      1,426,109
  Accrued payroll and related costs...................................        937,385     1,645,706      1,650,706
  Deferred revenue and customer deposits..............................        215,013       850,015        901,515
                                                                        -------------  ------------  -------------

    Total current liabilities.........................................      3,033,849     5,157,792      6,086,518

Deferred income taxes (Note 4)........................................         58,474

Long-term debt (Note 7)...............................................      1,870,402     1,055,520      2,551,267

Commitments and contingencies (Note 5)

Shareholder's equity (Notes 2 and 3):
  Common stock, no par value; 11,000,000 shares authorized; 10,000,088
    shares issued and outstanding.....................................        682,080       682,080        682,080
  Additional paid-in capital..........................................         43,505        43,505         43,505
  Retained earnings...................................................        785,433     2,355,717      2,560,100
  Net unrealized gain (loss) on investment securities available for sale, net of deferred tax of $25,079, $5,528 and $5,528
    (unaudited), respectively.........................................        (29,020)        8,293          8,293
                                                                        -------------  ------------  -------------
    Total shareholder's equity........................................      1,481,998     3,089,595      3,293,978
                                                                        -------------  ------------  -------------
                                                                        $   6,444,723  $  9,302,907  $  11,931,763
                                                                        -------------  ------------  -------------
                                                                        -------------  ------------  -------------

                See accompanying notes to financial statements.

                        ASSOCIATED TRAVEL SERVICES, INC.

                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

               AND THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997

                                  (UNAUDITED)

                                                                                     THREE MONTHS ENDED MARCH 31,
                                                  YEAR ENDED DECEMBER 31,
                                        -------------------------------------------  ----------------------------
                                            1994           1995           1996           1996           1997
                                        -------------  -------------  -------------  -------------  -------------
                                                                                             (UNAUDITED)
Travel commissions and fees (Note
  2)..................................  $  20,541,061  $  22,849,253  $  26,304,860  $   6,022,588  $   8,765,598
Rebates (Note 2)......................     (4,028,845)    (5,976,240)    (6,186,654)    (1,345,466)    (1,230,457)
                                        -------------  -------------  -------------  -------------  -------------
Travel commissions and fees, net......     16,512,216     16,873,013     20,118,206      4,677,122      7,535,141
Operating Expenses--Selling, general
  and administrative (Notes 5 and
  9)..................................    (15,231,476)   (15,481,639)   (17,846,826)    (4,086,334)    (7,165,894)
                                        -------------  -------------  -------------  -------------  -------------
Operating Income......................      1,280,740      1,391,374      2,271,380        590,788        369,247
Other income (expense):
Interest expense......................       (188,291)      (146,297)      (102,539)       (31,298)       (50,566)
Investment income.....................         82,279        209,094        279,189         26,446          9,479
Other.................................       (539,767)        93,603        197,672         16,484         35,067
                                        -------------  -------------  -------------  -------------  -------------
  Other income (expense), net.........       (645,779)       156,400        374,322         11,632         (6,020)
                                        -------------  -------------  -------------  -------------  -------------
Income before extraordinary item and
  provision for income taxes..........        634,961      1,547,774      2,645,702        602,420        363,227
Provision for income taxes (Notes 2
  and 4)..............................       (272,973)      (629,995)    (1,075,418)      (259,758)      (158,844)
                                        -------------  -------------  -------------  -------------  -------------
Net income............................  $     361,988  $     917,779  $   1,570,284  $     342,662  $     204,383
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------

                See accompanying notes to financial statements.

                        ASSOCIATED TRAVEL SERVICES, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                   AND THE THREE MONTHS ENDED MARCH 31, 1997

                                  (UNAUDITED)

                                                                                           NET
                                                                                       UNREALIZED
                                                                                       (LOSS) GAIN
                                       COMMON STOCK         ADDITIONAL    RETAINED         ON
                                --------------------------   PAID-IN      EARNINGS     INVESTMENT
                                   SHARES        AMOUNT      CAPITAL     (DEFICIT)     SECURITIES       TOTAL
                                ------------  ------------  ----------  ------------  -------------  ------------
BALANCES,
  January 1, 1994.............    10,000,088  $    682,080  $   43,505  $   (494,334)  $   --        $    231,251
Net income....................                                               361,988                      361,988
Net unrealized loss on
  investment securities
  available for sale
  (Note 3)....................                                                             (65,333)       (65,333)
                                ------------  ------------  ----------  ------------  -------------  ------------

BALANCES,
  December 31, 1994...........    10,000,088       682,080      43,505      (132,346)      (65,333)       527,906
Net income....................                                               917,779                      917,779
Net unrealized gain on
  investment securities
  available for sale
  (Note 3)....................                                                              36,313         36,313
                                ------------  ------------  ----------  ------------  -------------  ------------

BALANCES,
  December 31, 1995...........    10,000,088       682,080      43,505       785,433       (29,020)     1,481,998
Net income....................                                             1,570,284                    1,570,284
Net unrealized gain on
  investment securities
  available for sale
  (Note 3)....................                                                              37,313         37,313
                                ------------  ------------  ----------  ------------  -------------  ------------

BALANCES,
  December 31, 1996...........    10,000,088       682,080      43,505     2,355,717         8,293      3,089,595
Net income....................                                               204,383                 $    204,383
                                ------------  ------------  ----------  ------------  -------------  ------------

BALANCES,
  March 31, 1997..............    10,000,088  $    682,080  $   43,505  $  2,560,100   $     8,293   $  3,293,979
                                ------------  ------------  ----------  ------------  -------------  ------------
                                ------------  ------------  ----------  ------------  -------------  ------------

                See accompanying notes to financial statements.

                        ASSOCIATED TRAVEL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

               AND THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997

                                  (UNAUDITED)

                                                                                           THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                MARCH 31,
                                                  -------------------------------------  -----------------------
                                                     1994         1995         1996        1996         1997
                                                  -----------  -----------  -----------  ---------  ------------
                                                                                               (UNAUDITED)
Cash flows from operating activities:
Net income......................................  $   361,988  $   917,779  $ 1,570,284  $ 342,662  $    204,384
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation and amortization...................      578,431      584,465      664,718    125,527       189,276
Realized gain on disposal of investments........     (110,988)     (45,698)    (131,356)         0             0
Bad debt expense................................                    26,964       40,435          0          (649)
Deferred income taxes...........................     (442,789)     248,067     (404,709)   116,830       (52,800)
Loss on disposal of property and equipment......                                  9,643        263         2,433
Changes in assets and liabilities:
Trade receivables...............................      225,670   (1,063,805)    (813,671)   172,151      (671,334)
Other receivables...............................      (81,262)    (162,902)    (955,918)  (167,727)      114,394
Prepaid expenses................................       75,186      (34,592)      85,046     33,695        (2,495)
Income taxes receivable.........................      203,389                                    0             0
Accounts payable................................                    16,024      (61,724)    90,000       487,124
Accrued expenses................................      309,348     (389,809)     960,045    131,533       (54,897)
Accrued payroll and related costs...............       32,893       20,434      708,321     17,373         5,000
Deferred revenue and customer deposits..........       37,459       82,222      635,002   (215,013)       51,500
                                                  -----------  -----------  -----------  ---------  ------------
Net cash provided by operating activities.......    1,189,325      199,149    2,306,116    647,294       271,936
Cash flows from investing activities:
Purchase of investment securities...............   (2,589,105)  (3,229,309)  (8,079,244)  (126,326)      (50,498)
Proceeds from sale of investment securities.....    2,020,208    3,617,096    9,511,839          0        10,000
Acquisition of travel agency....................                                                      (2,000,000)
(Increase) decrease in note receivable..........     (200,000)                  200,000          0             0
Purchase of property and equipment..............     (261,178)    (274,693)    (639,768)   (55,013)     (368,897)
Increase in other assets........................      (52,818)                            (121,421)       85,203
                                                  -----------  -----------  -----------  ---------  ------------
Net cash (used in) provided by investing
  activities....................................   (1,082,893)     113,094      992,827   (302,760)   (2,324,192)
Cash flows from financing activities -
Proceeds from issuance of long-term debt........      138,269                              (79,251)            0
Repayments of long-term debt....................     (575,180)    (485,598)    (932,583)         0       (64,255)
                                                  -----------  -----------  -----------  ---------  ------------
Net cash used in financing activities...........     (436,911)    (485,598)    (932,583)   (79,251)      (64,255)
                                                  -----------  -----------  -----------  ---------  ------------
Net (decrease) increase in cash and cash
  equivalents...................................  $  (330,479) $  (173,355) $ 2,366,360  $ 265,283  $ (2,116,511)
Cash and cash equivalents, beginning of year....      722,026      391,547      218,192    218,192     2,584,552
                                                  -----------  -----------  -----------  ---------  ------------
Cash and cash equivalents, end of year..........  $   391,547  $   218,192  $ 2,584,552  $ 483,475  $    468,041
                                                  -----------  -----------  -----------  ---------  ------------
                                                  -----------  -----------  -----------  ---------  ------------
Supplemental information
Cash paid during the year for:
Interest........................................  $   191,766  $   179,853  $   101,955  $     703  $     20,000
                                                  -----------  -----------  -----------  ---------  ------------
                                                  -----------  -----------  -----------  ---------  ------------
Income taxes....................................  $   573,794  $   248,745  $ 1,176,875  $  38,259  $    301,500
                                                  -----------  -----------  -----------  ---------  ------------
                                                  -----------  -----------  -----------  ---------  ------------

                        ASSOCIATED TRAVEL SERVICES, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

               AND THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997

                                  (UNAUDITED)

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

    The Company purchased various assets of Sunbelt Travel, Inc., a Texas corporation, and Sunbelt Travel of Houston, Inc., a Texas corporation, (collectively, Sunbelt) for $2,000,000 in exchange for the issuance of a long-term note for $2,000,000. In conjunction with the acquisition, assets and liabilities were assumed as follows:

Customer lists acquired.....................................................  $1,461,000
Convenant not to compete....................................................  $  400,000
Property and equipment......................................................  $  139,000
Long-Term Debt Issued.......................................................              $2,000,000



                                                                     statements.

                        ASSOCIATED TRAVEL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

1. GENERAL

    OPERATIONS--Associated Travel Services, Inc. (the Company), a California corporation, was incorporated on July 24, 1979. The Company is in the travel agency business and has offices located in several states, primarily California.

    INTERIM UNAUDITED FINANCIAL INFORMATION--In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of various normal accruals) necessary to present fairly the Company's financial position, results of operations and cash flows. The financial position at March 31, 1997 is not necessarily indicative of the financial position to be expected at December 31, 1997 and the results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results of operations to be expected for the year ending December 31, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    FISCAL YEAR--The Company operates on a fiscal year ending on the Sunday closest to December 31. For fiscal 1994, the last day was January 1, 1995. For fiscal 1995, the last day was December 31, 1995. For fiscal 1996, the last day was December 29, 1996. For convenience of presentation, the Company has indicated its fiscal years end as December 31, 1994, 1995 and 1996.

    CASH EQUIVALENTS--Cash equivalents include highly-liquid investments with original maturities of 90 days or less.

    SHORT-TERM INVESTMENT--Short-term investment consists of a certificate of deposit with an original maturity of greater than three months and a remaining maturity of less than one year. Short-term investment is stated at cost which approximates market value.

    INVESTMENT SECURITIES--The Company has classified its investment portfolio as "available for sale." In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, investments classified as available for sale are carried at fair value, and unrealized gains and losses, net of applicable income taxes, are reported as a separate component of shareholder's equity.

    Investments consist principally of marketable equity securities, tax-exempt bonds and taxable bonds with maturities in excess of 90 days. Marketable equity securities are not considered cash equivalents for purposes of the statement of cash flows. The cost of marketable equity securities sold is based on the average cost of all shares of each security held at the time of sale.

    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. The Company provides for depreciation and amortization of the cost of property and equipment, principally on the straight-line method over the estimated useful lives or lease periods, as applicable. Useful lives range from three to five years. Depreciation and amortization expense amounted to $337,418, $352,085 and $395,357 for the years ended December 31, 1994, 1995 and 1996, respectively.

    GOODWILL--Goodwill, which relates to the acquisition of the Company, is being amortized on the straight-line method over 20 years. Accumulated amortization of goodwill amounted to $487,864 and $526,757 at December 31, 1995 and 1996, respectively. The Company periodically evaluates the recoverability of goodwill by comparing the carrying value of goodwill to estimated future operating income from the related operations.

    ACQUISITIONS OF TRAVEL AGENCIES--The Company periodically buys the assets of travel agencies in certain prime locations. These transactions are treated as purchases of assets. Assets acquired typically include covenants not-to-compete, customer lists, and property and equipment (Note 10).

                        ASSOCIATED TRAVEL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (CONTINUED)

    COVENANTS NOT-TO-COMPETE--In conjunction with the acquisition of certain travel agencies, the Company has negotiated covenants not-to-compete with the prior owners. These agreements are being amortized on the straight-line method over the periods specified in the agreements, which range from three to five years. Accumulated amortization of covenants not-to-compete amounted to $674,939 and $890,676 at December 31, 1995 and 1996, respectively.

    CUSTOMER LISTS--Customer lists purchased in connection with the acquisition of certain travel agencies are being amortized using the straight-line method over the shorter of their useful lives or ten years. Accumulated amortization of customer lists amounted to $105,257 and $119,987 at December 31, 1995 and 1996, respectively.

    REVENUE RECOGNITION--Travel commissions and fees from ticketing, reservations and other transaction services are recognized as earned. Included in such revenues are certain amounts based on the volume of business with various travel vendors. The amount which the Company will receive relative to any given fiscal year is determined by the travel vendors, generally on a quarterly basis.

    REBATES--Rebates represent a portion of the travel commissions earned by the Company which are rebated to certain commercial customers based on business volume and other factors. Rebates are recognized when the travel commissions are earned from ticketing, reservations and other transaction services.

    GROSS REVENUES--Gross revenues, presented for information purposes, represent the gross amount of transportation ticket revenue generated for and on behalf of air, ground and sea carriers and other travel-related services sold by the Company and on which the Company earns commissions and fees.

    INCOME TAXES--The Company recognizes income tax expense and deferred taxes in accordance with SFAS No. 109.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    STOCK SPLIT--On November 30, 1996, the Company amended its Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 11,000,000 and effected a 9.905-for-one stock split of its common stock. All share amounts included in the accompanying financial statements and footnotes have been restated to reflect the stock split.

    LONG-LIVED ASSETS--The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of long-lived assets to determine whether or not an impairment to such value has occurred.

    RECLASSIFICATIONS--Certain reclassifications have been made to the 1994 and 1995 financial statements to conform to the 1996 presentation.

                        ASSOCIATED TRAVEL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (CONTINUED)

3. INVESTMENT SECURITIES AVAILABLE FOR SALE

    The following table summarizes the Company's investment securities available for sale as of December 31.

                                                                                GROSS        GROSS
                                                                             UNREALIZED   UNREALIZED    ESTIMATED
                                                                   COST         GAINS       LOSSES      FAIR VALUE
                                                               ------------  -----------  -----------  ------------

1995
-------------------------------------------------------------

Taxable bonds................................................  $    500,388   $  13,576   $      (900) $    513,064
Equity securities............................................       913,605      10,145       (76,920)      846,830
                                                               ------------  -----------  -----------  ------------
  Total available for sale...................................  $  1,413,993   $  23,721   $   (77,820) $  1,359,894
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------
1996
-------------------------------------------------------------

Taxable bonds................................................  $    100,599   $   9,938   $   --       $    110,537
Equity securities............................................         2,155       3,883   $   --              6,038
                                                               ------------  -----------  -----------  ------------
  Total available for sale...................................  $    102,754   $  13,821   $   --       $    116,575
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

    The contractual maturities of investments at December 31 are shown below. Expected maturities may differ from contractual maturities.

                                                                        1995                       1996
                                                             --------------------------  ------------------------
                                                                            ESTIMATED                  ESTIMATED
                                                                 COST       FAIR VALUE       COST      FAIR VALUE
                                                             ------------  ------------  ------------  ----------
Taxable bonds:
  Due in one year or less..................................  $     14,795  $     14,795  $    --       $   --
  Due after ten years......................................       485,593       498,269       100,599     110,537
                                                             ------------  ------------  ------------  ----------
                                                                  500,388       513,064       100,599     110,537
Equity securities..........................................       913,605       846,830         2,155       6,038
                                                             ------------  ------------  ------------  ----------
                                                             $  1,413,993  $  1,359,894  $    102,754  $  116,575
                                                             ------------  ------------  ------------  ----------
                                                             ------------  ------------  ------------  ----------

    The Company determined that certain marked table securities are available for use in current operations and, accordingly, classified such securities as current assets without regard to the securities' contractual maturity dates.

                        ASSOCIATED TRAVEL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (CONTINUED)

4. INCOME TAXES

    Components of the provision for income taxes for the year sended December 31 are as follows:

                                                                                            1995          1996
                                                                                         -----------  ------------
Current income taxes:
  Federal..............................................................................  $   282,836  $  1,104,936
  State................................................................................       99,092       347,934
                                                                                         -----------  ------------
      Total current income taxes.......................................................      381,928     1,452,870

Deferred income taxes:
  Federal..............................................................................      211,542      (265,674)
  State................................................................................       36,525      (111,778)
                                                                                         -----------  ------------
      Total deferred income taxes......................................................      248,067      (377,452)
                                                                                         -----------  ------------
Total provision for income taxes.......................................................  $   629,995  $  1,075,418
                                                                                         -----------  ------------
                                                                                         -----------  ------------

    The following is a reconciliation of the provision for income taxes computed by applying the federal statutory tax rate to pretax income and the recorded provision for income taxes for the years ended December 31:

                                                                   1994                   1995                    1996
                                                           ---------------------  ---------------------  -----------------------
                                                             AMOUNT        %        AMOUNT        %         AMOUNT         %
                                                           ----------     ---     ----------     ---     ------------     ---
Statutory federal income tax.............................  $  222,236         35% $  541,721         35% $    925,995         35%
State tax, net of federal benefit........................      41,373          7%     89,507          6%      158,742          6%
Amortization of intangibles..............................      13,612          2%     13,224          1%       14,911          1%
Other....................................................      (4,248)       (1)%    (14,457)       (1)%      (24,230)       (1)%
                                                           ----------        ---  ----------        ---  ------------        ---
Total provision for income taxes.........................  $  272,973         43% $  629,995         41% $  1,075,418         41%
                                                           ----------        ---  ----------        ---  ------------        ---
                                                           ----------        ---  ----------        ---  ------------        ---

                        ASSOCIATED TRAVEL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (CONTINUED)

4. INCOME TAXES (CONTINUED)
    The major components of the Company's deferred income taxes are as follows:

                                                                                1994         1995         1996
                                                                             -----------  -----------  -----------
Deferred tax assets:
  Accrued vacation and bonuses.............................................  $   111,291  $   109,981  $   202,376
  Deferred revenue.........................................................                                259,077
  State income taxes.......................................................       44,824       33,691
  Allowance for doubtful accounts..........................................       10,752       18,147       17,998
  Amortization of intangibles..............................................       81,680      123,205      213,278
  Litigation settlement accrual............................................      270,683
  Other....................................................................       49,287       13,392       26,736
                                                                             -----------  -----------  -----------
      Total deferred tax assets............................................      568,517      298,416      719,465

Deferred tax liabilities:
  Book versus tax basis in property and equipment, after depreciation and
    amortization...........................................................     (203,713)    (181,679)    (128,418)
  Unrealized gain on investment securities.................................                                 (5,528)
  State income taxes.......................................................                                (44,630)
  Other....................................................................                                (50,050)
                                                                             -----------  -----------  -----------
      Total deferred tax liabilities.......................................     (203,713)    (181,679)    (228,626)
                                                                             -----------  -----------  -----------
Deferred income taxes, net.................................................  $   364,804  $   116,737  $   490,839
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

    Management believes it is more likely than not that the Company will utilize a portion of its deferred tax assets by applying them against taxable income to be generated in future years. The Company estimates that the majority of its deferred tax assets will be realized during the next three years.

5. COMMITMENTS AND CONTINGENCIES

    LEASE COMMITMENTS--The Company has entered into operating leases for its sales and administrative offices, certain equipment and automobiles, which expire at various dates through 1999. At December 31, 1996, future minimum lease payments under noncancelable operating leases which have initial or remaining terms in excess of one year are as follows:

                                                                          OFFICE     EQUIPMENT AND
FISCAL YEAR                                                             FACILITIES    AUTOMOBILES       TOTAL
---------------------------------------------------------------------  ------------  --------------  ------------
1997.................................................................  $    616,859    $   46,600    $    663,459
1998.................................................................       439,596        36,217         475,813
1999.................................................................       176,948        31,290         208,238
2000.................................................................       154,578         2,666         157,244
2001.................................................................       125,056                       125,056
                                                                       ------------  --------------  ------------
                                                                       $  1,513,037    $  116,773    $  1,629,810
                                                                       ------------  --------------  ------------
                                                                       ------------  --------------  ------------

    Rent expense was $709,254, $622,497 and $702,008 for the years ended December 31, 1994, 1995 and 1996, respectively.

                        ASSOCIATED TRAVEL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (CONTINUED)

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    RESERVATION SYSTEM--The Company entered into an operating lease agreement with a major airline for use of the airline's reservation system. The agreement states that no lease payments have to be made by the Company if the Company maintains a specified level of transactions per terminal per month. In the event the Company does not achieve this average transaction level, it is required to pay an amount per terminal, per month, per transaction deficiency.

    LITIGATION:

    (I) LITIGATION WITH DEVELOPER OF CERTAIN OF THE COMPANY'S QUALITY CONTROL SOFTWARE--The Company has been named in a lawsuit alleging breach of an alleged joint venture agreement, breach of fiduciary duty, breach of contract, bad faith denial of existence of a contract and conversion. The formal lawsuit was dismissed on May 14, 1996, concurrent with the parties entering into a settlement agreement. Such settlement agreement specifies the manner in which the settlement amount is to be determined. As the settlement amount has not been finalized, the ultimate outcome of this matter cannot presently be determined. Accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements.

    (II) LITIGATION WITH PRIOR OWNER OF AN ACQUIRED TRAVEL AGENCY--The Company was party to arbitration which arose from the fiscal year 1993 termination (as employees) of the prior owners of an acquired travel agency. The matter was arbitrated in November and December 1994, and Associated Travel paid approximately $632,000 in 1995, in full payment of all amounts owing under the employment agreement of one of said employees and all other matters related to this litigation. Such amount was fully expensed in the fiscal 1994 financial statements.

    (III) NORMAL COURSE OF BUSINESS LITIGATION--The Company is involved in litigation arising in the normal course of business. It is the opinion of management that the outcome of this litigation will have no material adverse effect on the financial position of the Company.

    BONUS AGREEMENT--In February 1989, the Company entered into a deferred bonus agreement with an officer which entitles such officer to 5% of all consideration received in the event of a sale of the Company. Pursuant to the terms of the agreement, the officer must be employed with the Company at the time of the sale in order to receive such benefits. As the Company has no liability to the officer if a sale is not consummated, no compensation expense has been recognized as of December 31, 1996 by the Company related to this agreement.

    STOCK APPRECIATION RIGHTS--In July 1992, the Company granted 100,000 stock appreciation rights units to an officer which entitles the holder to receive a cash payment equal to any increase between the unit's initial value and the value upon the exercise of the units. The initial value is zero for 50,000 of the units and $.85 per unit for the remaining 50,000 units. The rights to the units vest over a period of seven years. The Company recorded compensation expense of approximately $10,000 in 1996 related to such stock appreciation rights.

6. LINE OF CREDIT

    The Company has available two credit facilities with a commercial bank that expire on March 1, 1998. Under the terms of the first facility, a line of credit is available under which the Company may borrow up to $1,000,000 through April 15, 1997, at which time the maximum available borrowings will be reduced to $600,000. Borrowings thereunder bear interest at the bank's prime rate plus .5% and are collateralized by substantially all of the Company's assets. As of December 31, 1995 and 1996, no amounts were outstanding

                        ASSOCIATED TRAVEL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (CONTINUED)

6. LINE OF CREDIT (CONTINUED)
on the line. This facility also provides for standby letters of credit up to $150,000. This letter of credit expires on March 2, 1997. The terms of the second facility provide for a standby letter of credit not to exceed $1,082,500. The maximum amount available reduces to $866,000 on February 11, 2000 and to $433, 000 on February 11, 2001. These facilities are guaranteed by the sole shareholder. No amounts were outstanding on the letters of credit as of December 31, 1996.

7. LONG-TERM DEBT

    Long-term debt at December 31 consists of the following:

                                                                                            1995          1996
                                                                                        ------------  ------------
5.7% unsecured promissory note to shareholder, with interest payable in monthly installments through November 25, 2003, principal due in full on December 1, 2003...  $  1,742,776  $  1,042,776
Noninterest-bearing leasehold improvement loan, principal due in monthly installments
  of $1,417, maturing October 1, 1998.................................................        46,747        29,744
Unsecured promissory note, subordinated to all other debt, personally guaranteed by the sole shareholder with interest at the daily average of the bank's prime interest
  rate for the preceding calendar year, principal due in October 1997.................        81,160        40,580
Unsecured promissory note, subordinated to all other debt, personally guaranteed by
  the sole shareholder with interest at 6.25%, repaid in 1996.........................        15,000
8 1/2% unsecured promissory note, personally guaranteed by the sole shareholder,
  principal due in fiscal 1997........................................................       120,000        60,000
Unsecured promissory note with interest at 9% per annum through October 1995 and 12%
  per annum from November 1995 through October 1996, repaid in 1996...................       100,000
                                                                                        ------------  ------------
Total debt............................................................................     2,105,683     1,173,100
Current portion.......................................................................      (235,281)     (117,580)
                                                                                        ------------  ------------
                                                                                        $  1,870,402  $  1,055,520
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    Future principal payments required on long-term debt are as follows:

                                                                         SUBORDINATED
                                                                          PROMISSORY
FISCAL YEAR                                                                  NOTE         OTHER         TOTAL
-----------------------------------------------------------------------  ------------  ------------  ------------
1997...................................................................   $   40,580   $     77,000  $    117,580
1998...................................................................                      12,744        12,744
1999...................................................................
2000...................................................................
2001...................................................................
Thereafter.............................................................                   1,042,776     1,042,776
                                                                         ------------  ------------  ------------
                                                                          $   40,580   $  1,132,520  $  1,173,100
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

                        ASSOCIATED TRAVEL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (CONTINUED)

8. RELATED-PARTY TRANSACTIONS

    The Company pays certain expenses on behalf of an affiliated entity. The Company is subsequently reimbursed by the affiliate for such amounts. Accounts receivable from the affiliate were $687,696 and $1,399,165 at December 31, 1995 and 1996, respectively, and have been included in other receivables in the accompanying balance sheets. The Company also had a note receivable from its sole shareholder at December 31, 1995 in the amount of $200,000 which bore interest at 6% and was repaid during 1996.

9. EMPLOYEE BENEFIT PLANS

    The Associated Travel Services, Inc. Cash Option Profit-Sharing Plan (the
Plan) is a defined contribution plan covering substantially all employees who have completed at least 1,000 hours of service. The Plan, which commenced January 1, 1985, is subject to the provisions of the Employee Retirement Income Security Act of 1974 and is qualified under Section 401(k) of the Internal Revenue Code and, therefore, is exempt from federal and state income taxes. Company contributions amounted to $55,629, $56,229 and $60,000 for the years ended December 31, 1994, 1995 and 1996, respectively, and are included in selling, general and administrative expenses in the accompanying financial statements.

10. SUBSEQUENT EVENT

    ACQUISITION--On January 6, 1997, the Company acquired the travel agency business and substantially all of the related assets of Sunbelt Travel, Inc., a Texas corporation, and Sunbelt Travel of Houston, Inc., a Texas corporation, (collectively, Sunbelt). The aggregate purchase price of the acquisition was $3,000,000, consisting of $2,000,000 in cash, and a $1,000,000 promissory note. The promissory note is collateralized by an irrevocable letter of credit issued by a bank. This acquisition was accounted for as a purchase.

    In connection with the purchase, the Company entered into an employment agreement and two consulting agreements expiring on December 31, 1998 with the three former stockholders of Sunbelt. Minimum annual aggregate compensation under those agreements is $91,000 plus an annual travel account of $20,000. The Company has also agreed to additional aggregate compensation ranging from a minimum of $300,000 to a maximum of $500,000, annually, based on the pre-tax profit of the Company during 1997 and 1998. This compensation is due annually on March 15, 1998 and 1999. As a condition of the purchase, the Company has pledged 280,024 shares of the Company's common stock as collateral for the additional compensation.

    POTENTIAL SALE--The Company is currently negotiating the potential sale of the Company to outside investors. There can be no assurance that the sale will be consummated.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors and Shareholders of Evans Travel Group, Inc. and Evans Consulting Services, Inc.

    In our opinion, the accompanying combined balance sheet and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Evans Travel Group, Inc. and its subsidiary and Evans Consulting Services, Inc. (collectively, the "Company") at July 25, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Denver, Colorado
February 3, 1998

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

                             COMBINED BALANCE SHEET

                                 JULY 25, 1997

                                          ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $ 629,263
  Receivables, less allowance for doubtful accounts of $13,328..................    345,449
  Other receivables.............................................................    637,434
  Receivable from shareholder...................................................     95,816
  Other current assets..........................................................     19,359
                                                                                  ---------
      Total current assets......................................................  1,727,321
Property and equipment, net.....................................................    128,476
Intangible assets, net of accumulated amortization of $318,865..................    271,887
Other assets....................................................................      1,313
                                                                                  ---------
      Total assets..............................................................  $2,128,997
                                                                                  ---------
                                                                                  ---------
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $  24,592
  Accrued liabilities:
    Compensation................................................................     49,427
    Rebates.....................................................................     85,375
    Customer deposits...........................................................     77,293
    Other.......................................................................      4,508
  Income taxes payable..........................................................     41,000
  Current portion of notes payable..............................................     52,664
  Current portion of deferred income............................................    156,757
                                                                                  ---------
      Total current liabilities.................................................    491,616
Notes payable...................................................................     79,778
Deferred income.................................................................    298,670
                                                                                  ---------
      Total liabilities.........................................................    870,064
Commitments (Note 4)
Shareholders' equity:
  Common stock (no par value; 300 shares authorized;
  299 shares issued and outstanding)............................................
  Additional paid-in capital....................................................     91,746
  Retained earnings.............................................................  1,167,187
                                                                                  ---------
      Total shareholders' equity................................................  1,258,933
                                                                                  ---------
      Total liabilities and shareholders' equity................................  $2,128,997
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of these combined financial statements.

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                        FOR THE YEAR ENDED JULY 25, 1997

Commission revenue..............................................................  $4,214,177
Other operating revenue.........................................................  1,907,971
                                                                                  ---------
    Total revenue...............................................................  6,122,148
Rebates.........................................................................    317,716
                                                                                  ---------
Net revenue.....................................................................  5,804,432
Operating expenses:
  Salaries......................................................................  3,830,521
  General and administrative....................................................  1,670,718
                                                                                  ---------
    Total operating expenses....................................................  5,501,239
                                                                                  ---------
Income from operations..........................................................    303,193
Other income (expense):
  Interest income...............................................................     16,224
  Interest expense..............................................................    (16,560)
                                                                                  ---------
    Total other income (expense)................................................       (336)
                                                                                  ---------
Income before income taxes......................................................    302,857
Income tax expense..............................................................     19,984
                                                                                  ---------
Net income......................................................................    282,873
Retained earnings at beginning of year..........................................    884,314
                                                                                  ---------
Retained earnings at end of year................................................  $1,167,187
                                                                                  ---------
                                                                                  ---------
Unaudited pro forma information (see Note 2)
  Income before income taxes....................................................  $ 302,857
  Pro forma income tax expense..................................................    121,143
                                                                                  ---------
    Pro forma net income........................................................  $ 181,714
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of these combined financial statements.

             EVANS TRAVEL GROUP, INC. AND CONSULTING SERVICES, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JULY 25, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................................  $ 282,873
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization................................................    107,371
    Deferred revenue.............................................................    307,427
    Change in assets and liabilities:
        Receivables..............................................................    (38,237)
        Other receivables........................................................   (460,334)
        Other assets.............................................................     (4,912)
        Accounts payable.........................................................   (141,536)
        Income taxes payable.....................................................     17,000
        Accrued liabilities......................................................     (9,186)
                                                                                   ---------
        Net cash provided by operating activities................................     60,466
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures.............................................................    (21,194)
Cash proceeds from sale of assets................................................     42,521
                                                                                   ---------
        Net cash provided by investing activities................................     21,327
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in receivable from shareholder............................................     36,619
Payments on long-term debt.......................................................   (131,191)
                                                                                   ---------
        Net cash used in financing activities....................................    (94,572)
                                                                                   ---------
Net decrease in cash and cash equivalents........................................    (12,779)
Cash and cash equivalents at beginning of year...................................    642,042
                                                                                   ---------
Cash and cash equivalents at end of year.........................................  $ 629,263
                                                                                   ---------
                                                                                   ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest...........................................................  $  16,558
                                                                                   ---------
                                                                                   ---------

    The accompanying notes are an integral part of these combined financial statements.

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. REPORTING ENTITY AND BASIS OF ACCOUNTING

    Effective July 25, 1997, Evans Consulting Services, Inc. was contributed to Evans Travel Group, Inc. (collectively, the "Company"), and a subsidiary of U.S. Office Products Company, a Delaware company, merged with Evans Travel Group, Inc. The Company is a full-service travel agency, providing reservation services and information for travel, lodging and tours to commercial, individual and group customers from offices throughout Louisiana and northern Florida. The Company's operations are primarily concentrated in one market segment--airline travel--and its customers are geographically concentrated primarily in Louisiana; management considers a downturn in this market segment and geographical location to be unlikely.

    The Company's combined financial statements includes the balances of Evans Travel Group, Inc. and its wholly owned subsidiary, and Evans Consulting Services, Inc. Both companies have common ownership and operate in the same line of business. All significant intercompany balances and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    Commissions from ticketing, reservations and other transportation services are recognized when the ticket is validated or reservation utilized. Revenue from certain incentive plans offered by major airlines are accrued as earned.

    The Company sells tours sponsored by other companies. Commissions received from the sale of tours are recognized, net of estimated cancellation adjustments, when payment is made to the tour company. All customer receipts for such tours are recorded as a customer deposit liability until paid.

CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents generally consist of money market funds, for which cost approximates fair value.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally five to seven years. Capital leases and leasehold improvements are amortized over the shorter of their economic useful lives or the lease term.

INTANGIBLE ASSETS

    The cost of purchased companies in excess of the underlying fair value of net assets at the date of acquisition are recorded as goodwill and amortized over five years on a straight-line basis. Purchase price allocated to covenants not-to-compete are amortized over the term of the agreement which is typically five years. As of July 25, 1997, intangible assets consisted of net goodwill of $202,000, net covenants not-to-compete of $56,000 and other intangible assets of $13,887. The carrying value of intangible assets is assessed for recoverability by management based on an analysis of undiscounted expected future cash flows

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) from the related acquired entities. The Company believes that there has been no impairment thereof as of July 25, 1997.

DEFERRED INCOME

    The Company received a one-time promotional support payment from the entity that leases the Company its reservation system. The Company is required to utilize the reservation system throughout the contract term and there is substantial penalty for early termination of the contract. The Company has deferred the payment and is recognizing income using the straight-line method over the five year term of the contract.

INCOME TAXES

    Prior to January 1, 1997, Evans Travel Group, Inc. accounted for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109. Deferred income taxes are provided for temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. As of January 1, 1997, there were no deferred tax assets or liabilities.

    Effective January 1, 1997, the Evans Travel Group, Inc. was granted S-Corporation reporting status by the Internal Revenue Service. The notice of acceptance was received in May 1997. As a result, there is no federal or state income tax liability of Evans Travel Group, Inc. for the period from January 1, 1997 through July 25, 1997 reflected in the combined financial statements. Evans Consulting Services, Inc. has been an S-Corporation since inception. Any liability arising during this period is the responsibility of the shareholders of the Company. The income tax payable of $41,000 and tax expense of $20,000 relates to tax liabilities arising prior to January 1, 1997 which were paid in August 1997. The Company's S-Corporation status terminated on consummation of the merger discussed in Note 1 above.

    The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", as if the Company had been subject to federal income taxes for the entire periods presented.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments, including cash and cash equivalents, receivables and payables and long-term debt, approximate their fair values.

USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at July 25, 1997:

Furniture and fixtures............................................  $ 230,560
Computer and telephone equipment..................................     38,512
Computer software.................................................     23,804
                                                                    ---------
                                                                      292,876
Less: accumulated depreciation and amortization...................    164,400
                                                                    ---------
Net property and equipment........................................  $ 128,476
                                                                    ---------
                                                                    ---------

4. COMMITMENTS

    The Company leases certain office space and furniture under noncancelable operating leases. Rent expense for the year ended July 25, 1997 was approximately $74,000. Future minimum lease payments under these operating leases as of July 25, 1997 are as follows:

1998..............................................................  $ 162,400
1999..............................................................    150,200
2000..............................................................     85,400
2001..............................................................     42,600
                                                                    ---------
Total.............................................................  $ 440,600
                                                                    ---------
                                                                    ---------

5. RELATED PARTY TRANSACTIONS

    The $95,816 receivable from shareholder at July 25, 1997 was paid in full during August 1997. Additionally, immediately following the merger with U.S. Office Products, Inc. discussed in Note 1, real estate with a book value of approximately $210,000 was sold to the shareholder for the assumption of a note payable aggregating $167,479 and cash of $42,521. The book value approximated fair market value.

6. INDEBTEDNESS

    The Company's outstanding indebtedness at July 25, 1997 is comprised of the following:

Promissory note to former shareholder, interest at 8%, payable monthly installments of $376 principal plus interest through
  December 1, 1999................................................  $   9,873
Promissory note to former shareholder, noninterest bearing,
  payable monthly installments of $3,150 through December 1,
  1999............................................................     90,138
Various capital lease obligations, payable in monthly installments
  of principal plus interest through October 2001.................     32,431
                                                                    ---------
                                                                      132,442
Less current maturities...........................................     52,664
                                                                    ---------
Long-term portion of notes payable................................  $  79,778
                                                                    ---------
                                                                    ---------

          EVANS TRAVEL GROUP, INC. AND EVANS CONSULTING SERVICES, INC.

6. INDEBTEDNESS (CONTINUED)
    Scheduled maturities at July 25, 1997 are as follows:

1998..............................................................  $  52,664
1999..............................................................     49,951
2000..............................................................     23,663
2001..............................................................      6,164
                                                                    ---------
                                                                    $ 132,442
                                                                    ---------
                                                                    ---------

7. EMPLOYEE BENEFIT PLAN

    The Company has established a 401(k) defined contribution plan to provide benefits based on a percentage of contributions made by eligible employees. During the year ended July 25, 1997, the Company contributed approximately $18,000 to this plan.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders of

McGregor Travel Management, Inc.

    We have audited the accompanying balance sheets of McGregor Travel Management, Inc. as of December 31, 1995 and 1996, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McGregor Travel Management, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    As discussed in Note 10 to the financial statements, certain errors resulting in the understatement of accounts receivable, goodwill and stockholders' equity as of December 31, 1995 and 1996, were discovered by management in the current year. Accordingly, the 1995 and 1996 financial statements have been restated (and an adjustment has been made to retained earnings as of January 1, 1995) to correct these errors.

Walter J. McKeever & Company

Greenwich, Connecticut

March 6, 1997, Except for Note 10, Note 12 and the last paragraph of Note 1, as to which the date is January 29, 1998

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                                 BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1995          1996      SEPTEMBER 30, 1997
                                                                    ------------  ------------  ------------------
                                                                                                   (UNAUDITED)
ASSETS
Current Assets
  Cash and Cash Equivalents.......................................  $    785,600  $    611,063    $    1,909,576
  Marketable Equity Securities (Cost 1995: $128,625 Note 1).......       328,500
  Accounts Receivable--Trade......................................       207,705       155,539           398,401
        --Other (Note 10).........................................       925,156     1,552,456         1,537,019
  Due from Employees (Note 5).....................................        68,250        85,858         2,002,927
  Prepaid Insurance...............................................        97,007        28,816            20,982
  Prepaid Expenses--Other.........................................        80,025        15,533            15,516
                                                                    ------------  ------------  ------------------
      Total Current Assets........................................     2,492,243     2,449,265         5,884,421
                                                                    ------------  ------------  ------------------
Property and Equipment
  Automobiles.....................................................       251,136        75,792           181,156
  Office Furniture and Equipment..................................       360,634       641,897         1,134,769
  Real Property...................................................       325,500       325,500           323,451
  Leasehold Improvements..........................................       212,263       272,925           299,742
                                                                    ------------  ------------  ------------------
                                                                       1,149,533     1,316,114         1,939,118
  Less Accumulated Depreciation...................................       314,888       358,042           461,866
                                                                    ------------  ------------  ------------------
      Net Property and Equipment..................................       834,645       958,072         1,477,252
                                                                    ------------  ------------  ------------------
Intangible Assets (Note 1)
  Goodwill (Note 10)..............................................     2,437,154     2,437,154         3,387,084
  Customer List...................................................       148,418       148,418           148,418
  Restrictive Covenant............................................       186,919       186,919           555,585
                                                                    ------------  ------------  ------------------
                                                                       2,772,491     2,772,491         4,091,087
      Less Accumulated Amortization...............................       503,173       641,649           765,642
                                                                    ------------  ------------  ------------------
Net Intangible Assets.............................................     2,269,318     2,130,842         3,325,445

Other Assets
Cash Surrender Value of Life......................................        52,232        10,943            10,943
Insurance
  Building Deposit (Note 4).......................................       100,000
  Security Deposits...............................................         7,957         7,957             7,957
  Other...........................................................         1,400         1,400            24,372
                                                                    ------------  ------------  ------------------
      Total Other Assets..........................................       161,589        20,300            43,272
                                                                    ------------  ------------  ------------------
        Total Assets..............................................  $  5,757,795  $  5,558,479    $   10,730,390
                                                                    ------------  ------------  ------------------
                                                                    ------------  ------------  ------------------

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                                 BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1995          1996      SEPTEMBER 30, 1997
                                                                    ------------  ------------  ------------------
                                                                                                   (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts Payable................................................  $  1,182,897  $  1,637,395    $    2,835,397
  Accrued Taxes...................................................        16,532        37,044             1,654
  Accrued Interest................................................        43,397        30,544            30,434
  Deferred Income Taxes (Note 6)..................................       418,786       713,213
  Note Payable, Bank Line of Credit (Note 2)......................                     617,250         1,493,274
  Notes Payable, Shareholders (Note 5)............................       983,702        41,550           366,550
  Current Portion of Long-Term Debt (Note 3)......................       786,217       899,325         1,223,699
                                                                    ------------  ------------  ------------------
      Total Current Liabilities...................................     3,431,531     3,976,321         5,951,008
Noncurrent Liabilities
  Long-term debt, less current Portion (Note 3)...................       922,493       176,666            35,051
                                                                    ------------  ------------  ------------------
      Total Liabilities...........................................     4,354,024     4,152,987         5,986,059
                                                                    ------------  ------------  ------------------
Stockholders' Equity
  Common Stock, no par value......................................
    5,000 shares authorized.......................................
    1,000 shares issued (Note 10).................................       165,333       165,333           165,333
  Retained Earnings...............................................     1,038,563     1,240,159         4,578,998
  Net unrealized gain on current
    Marketable securities (Note 1)................................       199,875
                                                                    ------------  ------------  ------------------
      Total Stockholders' Equity..................................     1,403,771     1,405,492         4,744,331
                                                                    ------------  ------------  ------------------
    Total Liabilities and Stockholders' Equity....................  $  5,757,795  $  5,558,479    $   10,730,390
                                                                    ------------  ------------  ------------------
                                                                    ------------  ------------  ------------------

      See auditor's report and accompanying notes to financial statements.

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                         NINE MONTHS ENDED:
                                                        YEAR ENDED DECEMBER 31 :    ----------------------------
                                                      ----------------------------  SEPTEMBER 30,  SEPTEMBER 30,
                                                          1995           1996           1996           1997
                                                      -------------  -------------  -------------  -------------
                                                                                     (UNAUDITED)    (UNAUDITED)
INCOME
  Commissions Earned................................  $  10,257,855  $  19,292,560  $  15,625,051  $  18,065,333
                                                      -------------  -------------  -------------  -------------
    Total Income....................................     10,257,855     19,292,560     15,625,051     18,065,333
OPERATING EXPENSES
  Salaries..........................................      5,255,320     10,585,438      7,814,144      7,251,445
  General and administrative........................      4,227,246      8,378,982      6,934,108      8,091,213
                                                      -------------  -------------  -------------  -------------
    Total Operating Expenses........................      9,482,566     18,964,420     14,748,252     15,342,658
                                                      -------------  -------------  -------------  -------------
    Income From Operations..........................        775,289        328,140        876,799      2,722,675
                                                      -------------  -------------  -------------  -------------
OTHER INCOME (EXPENSES)
  Interest Income...................................         37,233         43,116         26,105         65,702
  Interest Expense..................................       (230,457)      (179,742)      (135,067)      (153,716)
  Gains realized on sale of marketable securities                          368,858
  Other, net........................................        (25,665)       (16,468)        (6,706)        (1,415)
                                                      -------------  -------------  -------------  -------------
    Other Income (Expenses), Net....................       (218,889)       215,764       (115,668)       (89,429)
                                                      -------------  -------------  -------------  -------------
    Income Before Income Taxes......................        556,400        543,904        761,131      2,633,246
                                                      -------------  -------------  -------------  -------------
PROVISION FOR TAXES
  Federal (Note 6)..................................        230,918        259,325        185,470       (548,795)
  State (Note 6)....................................         67,888         82,983         52,990       (156,798)
                                                      -------------  -------------  -------------  -------------
    Total Taxes.....................................        298,806        342,308        238,460       (705,593)
                                                      -------------  -------------  -------------  -------------
      Net Income....................................        257,594        201,596        522,671      3,338,839
Retained Earnings, January 1........................        772,710      1,038,563      1,038,563      1,240,159
Prior Period Adjustments, Net of Applicable Income
  Taxes of $109,620--Note 10).......................          8,259
                                                      -------------  -------------  -------------  -------------
Retained Earnings, December 31......................  $   1,038,563  $   1,240,159  $   1,561,234  $   4,578,998
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------
Unaudited pro forma information (see Note 2)
  Income before income taxes........................  $              $              $              $   2,633,246
  Pro forma provision for income taxes..............                                                   1,053,299
                                                      -------------  -------------  -------------  -------------
      Pro forma net income..........................  $              $              $              $   1,579,947
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

      See auditor's report and accompanying notes to financial statements.

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                            STATEMENTS OF CASH FLOWS

                                                           YEAR ENDED DECEMBER 31:        NINE MONTHS ENDED:
                                                          -------------------------  ----------------------------
                                                                                     SEPTEMBER 30,  SEPTEMBER 30,
                                                             1995          1996          1996           1997
                                                          -----------  ------------  -------------  -------------

                                                                                      (UNAUDITED)    (UNAUDITED)
Cash flows from Operating Activities:
  Net Income............................................  $   257,594  $    201,596   $   522,671    $ 3,338,839
                                                          -----------  ------------  -------------  -------------
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and Amortization.........................      256,932       250,158       173,585        227,817
  Gains realized, sales of marketable securities........                   (368,858)
  Loss on Disposition of Fixed Assets...................       16,426
  Noncash officers' compensation (Note 5)
    Marketable securities...............................                    708,174
    Automobiles.........................................                    106,817
    Building Deposit....................................                    100,000
    Cash value of life insurance........................                     65,732
  Decrease (Increase) in Accounts Receivable............      (93,252)       52,166       (45,814)      (242,862)
  Decrease (Increase) in Other Receivables..............     (573,071)     (627,300)     (696,036)        15,437
  Increase in Due From Employees........................       (8,823)      (17,608)       (9,336)    (1,917,069)
  Decrease (Increase) in Prepaid Insurance..............      (71,313)       68,191        38,579          7,834
  Decrease (Increase) in Prepaid Expenses-- Other.......      (68,032)       64,492       112,421        (22,956)
  Decrease in Prepaid Taxes.............................       15,375
Increase in Accounts Payable and Accrued Expenses.......      565,599       441,645     2,149,803      1,197,893
  Increase (Decrease) in Accrued Taxes..................       (2,636)       20,512        33,853        (35,390)
  Increase in Deferred Taxes............................      274,512       294,427       227,641       (713,213)
                                                          -----------  ------------  -------------  -------------
Total Adjustments.......................................      311,717     1,158,548     1,984,696     (1,482,509)
                                                          -----------  ------------  -------------  -------------
Net Cash provided by Operating Activities...............  $   569,311  $  1,360,144   $ 2,507,367    $ 1,856,330
                                                          -----------  ------------  -------------  -------------

      See auditor's report and accompanying notes to financial statements.

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                                                           YEAR ENDED DECEMBER 31:       NINE MONTHS ENDED :
                                                           ------------------------  ----------------------------
                                                                                     SEPTEMBER 30,  SEPTEMBER 30,
                                                              1995         1996          1996           1997
                                                           -----------  -----------  -------------  -------------

                                                                                      (UNAUDITED)    (UNAUDITED)
Cash flows from Investing Activities:
Purchases of marketable securities.......................  $  (117,625) $  (210,692)  $   (64,625)
Purchases of property and equipment......................     (154,250)    (341,926)     (289,090)   $  (623,004)
Increase in cash surrender value life insurance..........      (24,605)     (24,443)
Proceeds on sale of fixed assets.........................        6,848
Purchase of travel agency................................     (103,000)                               (1,318,596)
Decrease in security deposit.............................        1,750
                                                           -----------  -----------  -------------  -------------
Net cash used by Investing Activities....................     (390,882)    (577,061)     (353,715)    (1,941,600)
                                                           -----------  -----------  -------------  -------------
Cash flows from Financing Activities
Borrowing on line of credit..............................                   617,250                    2,596,279
Borrowing from stockholders..............................      983,702                                   325,000
Borrowing on long-term notes Payable.....................       50,000                                   741,728
Principal payments, loans from Stockholders..............     (452,595)    (942,152)     (983,702)
Principal payments on line of credit.....................                                             (1,720,255)
Principal payments, long-term notes Payable..............     (387,898)    (632,718)     (383,083)      (558,969)
                                                           -----------  -----------  -------------  -------------
Cash (used) provided by Financing Activities.............      193,209     (957,620)   (1,366,785)     1,383,783
                                                           -----------  -----------  -------------  -------------
Net (decrease) increase in cash..........................      371,638     (174,537)      786,867      1,298,513
Cash and cash equivalents, beginning of period...........      413,962      785,600       785,600        611,063
                                                           -----------  -----------  -------------  -------------
Cash and cash equivalents, end of period.................  $   785,600  $   611,063   $ 1,572,467    $ 1,909,576
                                                           -----------  -----------  -------------  -------------
                                                           -----------  -----------  -------------  -------------
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
  Interest expense.......................................  $   148,089  $   192,595   $   150,186    $    80,006
                                                           -----------  -----------  -------------  -------------
                                                           -----------  -----------  -------------  -------------
  Income taxes...........................................  $    26,930  $    25,533   $    14,201    $    25,535
                                                           -----------  -----------  -------------  -------------
                                                           -----------  -----------  -------------  -------------

      See auditor's report and accompanying notes to financial statements.

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    McGregor Travel Management, Inc., incorporated in 1977, provides travel management services to corporate clients throughout the U.S. Its main office is located in Stamford, Connecticut. The Company's name was changed from McGregor Travel, Inc. in 1995.

    CASH AND CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

    MARKETABLE EQUITY SECURITIES

    As required by Statement of Financial Accounting Standards No. 115 for years beginning after December 15, 1993, the Company records its investments in marketable equity securities at market value as of the balance sheet date. Unrealized gains are reported in the Stockholders' Equity section of the balance sheet.

    PROPERTY AND EQUIPMENT

    Property and Equipment are recorded at cost. Acquisitions made prior to 1989 are depreciated under the Accelerated Cost Recovery System (as modified by the Tax Reform Act of 1986), using the applicable recovery periods. The difference between straight-line and accelerated methods is considered to be immaterial for those years. Personal property acquired after December 31, 1988 is depreciated over five to seven years using the straight-line method for financial reporting and accelerated methods for tax purposes. Real property is depreciated over 27 1/2 to 39 years using the straight-line method for both financial statement and tax reporting purposes.

    INTANGIBLE ASSETS

    Intangible assets are recorded at cost. Intangible assets acquired in the purchase of Riis family stock in 1993 (Note 10) and in connection with the purchases of travel agencies in 1992 and 1995, are amortized over the following estimated useful lives:

Goodwill......................................................  25--40 years
Customer Lists................................................       5 years
Restrictive Covenant..........................................       3 years

    Goodwill is not amortized for tax purposes. In years prior to 1992, goodwill was immaterial and was not amortized for financial statement purposes.

    RECLASSIFICATION OF PRIOR YEAR'S STATEMENTS

    In addition to the prior period adjustments described in Note 10, certain items previously reported have been reclassified to conform with the current year's presentation.

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INTERIM FINANCIAL DATA

    The interim financial data as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 is unaudited; however, in the opinion of management of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods presented.

    Effective January 1, 1997, the Company was granted S-Corporation reporting status by the Internal Revenue Service. As a result, there is no federal or state income tax liability of the Company for the period subsequent to January 1, 1997. Any liability arising during this period is the responsibility of the shareholders of the Company. As a result of the election to be taxed under the provisions of Subchapter S of the Internal Revenue Service, deferred income taxes of $705,593 that existed prior to the election of Subchapter S have been eliminated and recognized as income during the nine months ended September 30, 1997.

    The unaudited pro forma income tax information included in the Statement of Income is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", as if the Company had been subject to federal income taxes for the entire periods presented.

NOTE 2. LINE OF CREDIT

    On November 6, 1996 the Company obtained a line of credit from Merrill Lynch Business Financial Services, Inc. which allows the Company to borrow up to $1,400,000. This credit limit was increased to $1,700,000 in January 1997. Amounts borrowed under the line of credit must be repaid November 30, 1997. Interest at the 30-Day Commercial Paper Rate, as published in the Wall Street Journal, plus 2.3% is payable monthly. Principal outstanding at December 31, 1996 was $617,250.

    In connection with the line of credit the Company paid in advance an annual fee of $7,000 of which $6,417 is included in prepaid expenses at December 31, 1996. An additional fee of $1,500 was paid in January 1997 when the credit limit was increased.

    The line of credit is secured by marketable securities owned by stockholders Douglas R. Knight and Sam A. DeFranco and held in Merrill Lynch pledged collateral accounts.

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 3. LONG-TERM NOTES PAYABLE

    Long-term notes payable are as follows:

                                                                                              DECEMBER 31,
                                                                                       ---------------------------
                                                                                           1995          1996
                                                                                       ------------  -------------
Notes payable to former shareholders (Note 10). Interest at prime plus 2% and principal aggregating $112,745 payable quarterly from March 31, 1994 to March 31,
  1995, based on a seven-year amortization of principal. Payments of interest and principal aggregating $174,278 payable quarterly from June 30, 1995 to March 31,
  1998, based on a three-year amortization of principal. Secured by Treasury stock and guaranteed by Douglas Knight and Sam DeFranco.

  The balances of the individual notes are:
John Riis............................................................................  $    684,135  $     431,778
Marie-Therese Riis...................................................................       228,042        143,924
Johan Riis (in trust)................................................................       166,470        105,064
Elise Bohner.........................................................................       166,470        105,064
Mette Riis...........................................................................       166,470        105,064
Siri Riis............................................................................       166,470        105,064
                                                                                       ------------  -------------
    Total............................................................................     1,578,057        995,958
Mortgage note payable to Citibank, N.A. Interest at 12.00% and principal of $2,135 are payable monthly until April, 1997 when the remaining balance of $59,045 is due.
  Secured by condominium.............................................................        91,070         65,450
Note payable to Jack Skloff (Note 11) Non-interest bearing. Principal payments of
  $2,083, payable monthly until July 1, 1997.........................................        39,583         14,583
                                                                                       ------------  -------------
Total................................................................................     1,708,710      1,075,991
Less Current Portion.................................................................      (786,217)      (899,325)
                                                                                       ------------  -------------
Long-Term Notes Payable..............................................................  $    922,493  $     176,666
                                                                                       ------------  -------------
                                                                                       ------------  -------------

    Long-term notes are scheduled to mature as follows:

YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
  1997..........................................................................  $    899,325
  1998..........................................................................       176,666
                                                                                  ------------
    Total.......................................................................  $  1,075,991
                                                                                  ------------
                                                                                  ------------

NOTE 4. COMMITMENTS

    On November 30, 1996, the Company began leasing its headquarters in Stamford, Connecticut, from DeFranco & Knight, LLC (Note 5), which bought the building from John Riis (Note 10), the former landlord. The lease calls for annual minimum lease payments of $190,091 for five years. The Company assumed the lease of the Washington, DC agency purchased in 1995 (Note 11). This lease had a remaining

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 4. COMMITMENTS (CONTINUED)
term of 8 months at December 31, 1996. The Company has also entered into several noncancellable leases for furniture and office equipment.

    Future minimum payments under the leases are as follows:

YEAR ENDING DECEMBER 31,
----------------------------------------------------------------------------------
  1997............................................................................  $  257,696
  1998............................................................................     207,939
  1999............................................................................     193,066
  2000............................................................................     174,250
                                                                                    ----------
    Total.........................................................................  $  832,951
                                                                                    ----------
                                                                                    ----------

    The Company also has several other small leases for office space at branch locations.

Total Rent Expense is:
                                                            1995       1996
                                                          ---------  ---------
  Office Space..........................................  $ 305,924  $ 384,728
  Furniture & Telephone.................................    133,723    140,668
                                                          ---------  ---------
                                                          $ 439,647  $ 525,396
                                                          ---------  ---------
                                                          ---------  ---------

    The Company is committed to pay the following amounts to John Riis under the covenant not to compete described in Note 10:

YEAR ENDING DECEMBER 31,
----------------------------------------------------------------------------------
  1997............................................................................  $   64,599
  1998............................................................................      64,599
  1999............................................................................      64,599
                                                                                    ----------
    Total.........................................................................  $  193,797
                                                                                    ----------
                                                                                    ----------

    Non-Compete Payments are included in salary expense in the year they are paid.

NOTE 5. RELATED PARTY TRANSACTIONS

    Starting in 1996, the Company has a client support agreement with McGregor Travel Management (UK) Limited, a United Kingdom corporation owned by Douglas Knight and Sam DeFranco. McGregor Travel Management (UK) Limited provided travel management services to the clients of McGregor Travel Management, Inc. In connection with this agreement the Company paid McGregor Travel Management (UK) Limited $377,476 for 1996 This amount is included in client support expense -overseas in the statement of income for 1996.

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 5. RELATED PARTY TRANSACTIONS (CONTINUED)
    Amounts due to and from McGregor Travel Management (UK) Limited are included on the Company's balance sheets as follows:

Payable at December 31, 1996......................................  $ 283,849
Receivable at December 31, 1995...................................     80,025

    1996 transactions relating to demand notes payable to Douglas Knight and Sam DeFranco were:

                                                                                    DOUGLAS KNIGHT  SAM DEFRANCO
                                                                                    --------------  -------------
Note payable balance 12/31/95.....................................................    $  507,620     $   476,083
Principal Repaid in 1996..........................................................      (466,070)       (476,083)
                                                                                    --------------  -------------
Note payable balance 12/31/96.....................................................    $   41,550     $         0
                                                                                    --------------  -------------
                                                                                    --------------  -------------
Interest paid in 1996 at 12%......................................................    $   15,280     $     6,961
                                                                                    --------------  -------------
                                                                                    --------------  -------------

    The Company also made short-term advances of $23,167 to Mr. Knight and $42,924 to Mr. DeFranco which are included in Due from Employees on the balance sheet at December 31, 1996

    During 1996 the Company transferred certain non-cash assets to Mr. Knight and Mr. DeFranco. These amounts were included in their 1996 salaries:

Marketable securities.............................................  $ 708,174
Automobiles.......................................................    106,817
Building deposit..................................................    100,000
Cash value of life insurance......................................     65,732

NOTE 6. INCOME TAXES

    Federal income tax expense is calculated after adding back to income non-deductible expenses (mainly officers' life insurance premiums and nondeductible meals and entertainment) totaling $157,750 in 1996 and $43,094 in 1995. Financial statement net income also differs from Federal taxable income because of timing differences in reporting certain income items (Note 10), as well as depreciation and amortization expense. These timing differences result in deferred tax liabilities at December 31, 1996 and 1995.

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 6. INCOME TAXES (CONTINUED)
    Federal and State income tax amounts consist of the following:

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1995        1996
                                                                                            ----------  ----------
FEDERAL INCOME TAX EXPENSE
Current tax expense.......................................................................  $   14,495  $   30,735
Deferred tax expense......................................................................     216,423     228,590
                                                                                            ----------  ----------
    Total.................................................................................  $  230,918  $  259,325
                                                                                            ----------  ----------
                                                                                            ----------  ----------
STATE INCOME TAX EXPENSE
Current tax expense.......................................................................  $    9,799  $   17,146
Deferred tax expense......................................................................      58,089      65,837
                                                                                            ----------  ----------
    Total.................................................................................  $   67,888  $   82,983
                                                                                            ----------  ----------
                                                                                            ----------  ----------
TOTAL DEFERRED TAX LIABILITY:
Federal...................................................................................  $  329,377  $  557,967
State.....................................................................................      89,409     155,246
                                                                                            ----------  ----------
    Total.................................................................................  $  418,786  $  713,213
                                                                                            ----------  ----------
                                                                                            ----------  ----------

NOTE 7. RETIREMENT PLAN

    The Company adopted a 401 (k) retirement plan effective July 1, 1990. All employees are eligible to participate in the plan on the quarterly entry date following completion of 6 months of employment and attainment of age 18. Each participant may elect to contribute up to 15% of base compensation to an annual maximum of $9,240 (adjusted annually for inflation). The Company matches 50% of the first 5% of employee contributions (up to 2.50% of base compensation) for participants employed on the last day of the plan year. Profit-sharing expense was $39,996 in 1995 and $59,119 in 1996.

NOTE 8. DEPRECIATION

    For the year ended December 31, 1995, depreciation expense of $110,679 and $11,835 is included in general and administrative expenses and other expenses, respectively. For the year ended December 31, 1996, depreciation expense of $99,850 and $11,832 is included in general and administrative expenses and other expenses, respectively.

NOTE 9. CONCENTRATION OF CREDIT RISK

    At December 31, 1996, the Company had cash deposits at one banking institution in excess of federally insured limits. A possible loss exists for the amount in excess of $100,000.

NOTE 10. RESTATEMENT OF FINANCIAL STATEMENTS

    On April 14, 1993, the Company repurchased 3,600 shares of its common stock in return for notes payable to former stockholders John Riis, Marie-Therese Riis and their children totaling $2,400,000 (Note 3). Also on April 14, 1993, a total of 800 new shares were issued to remaining stockholders Douglas Knight

                        MCGREGOR TRAVEL MANAGEMENT, INC.

                           DECEMBER 31, 1996 AND 1995

NOTE 10. RESTATEMENT OF FINANCIAL STATEMENTS (CONTINUED) and Sam DeFranco for a total of $105,833. Because of the resulting change of ownership, the $2,400,000 has been reclassified as goodwill and is being amortized over 25 years according to generally accepted accounting principles. Previously this transaction was treated as a purchase of treasury stock.

    Also, income receivable from override commissions and SABRE automation incentives earned in the fourth quarter of each year, totaling $894,094 as of December 31, 1995 and $1,552,456 as of December 31, 1996 was not previously considered to be accruable at year-end. This income has now been accrued and is included in Accounts Receivable--Other on the Balance Sheet. Deferred taxes on these amounts were $312,932 as of December 31, 1995 and $543,358 as of December 31, 1996.

    The effect of these restatements on Retained Earnings at January 1, 1995 is as follows:

Additional commission income receivable...........................  $ 313,200
Amortization of goodwill..........................................   (164,000)
Deferred taxes....................................................   (140,941)
                                                                    ---------
Prior Period Adjustment, Net......................................  $   8,259
                                                                    ---------
                                                                    ---------

NOTE 11. PURCHASE OF TRAVEL AGENCY ASSETS

    On July 1, 1995, the Company purchased the assets of the Washington, D.C. travel agency, Dimensions Travel Company, Inc., from Jack Skloff for $150,000. The assets are recorded at cost as follows:

Customer List.....................................................  $  50,000
Furniture & Equipment.............................................     50,000
Restrictive Covenant..............................................     25,000
Goodwill..........................................................     25,000
                                                                    ---------
    Total.........................................................  $ 150,000
                                                                    ---------
                                                                    ---------

    The assets were purchased for $100,000 down and a $50,000, 24 month, non-interest bearing note, with a monthly payment of $2,083.33, commencing August 1, 1995.

NOTE 12. SUBSEQUENT EVENT

    Effective October 24, 1997, the Company and its stockholders entered into a definitive agreement with U.S. Office Products Company ("U.S. Office Products") pursuant to which U.S. Office Products acquired all outstanding shares of the Company's common stock in exchange for common stock of U.S. Office Products.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Omni Travel Service, Inc.:

    In our opinion, the accompanying balance sheets and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Omni Travel Service, Inc. at December 31, 1996, and the results of their operations and their cash flows for the year ended June 30, 1996 and the six months ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As discussed in Note 10 of the financial statements, certain adjustments have been made to the previously issued financial statements for the year ended June 30, 1996. These adjustments were discovered subsequent to the issuance of the financial statements. The financial statements have been restated to reflect these corrections.

NARDELLA & TAYLOR

Lexington, Massachusetts

    August 22, 1996, except for Note 10, as to which the date is January 30, 1998, for the audited financial statements as of June 30, 1996, and January 30, 1998 for the audited financial statements as of December 31, 1996

                           OMNI TRAVEL SERVICE, INC.

                                 BALANCE SHEETS

                                                                                       DECEMBER 31,    JUNE 30,
                                                                                           1996          1997
                                                                                       ------------  ------------
                                                                                                     (UNAUDITED)
                                       ASSETS
Current assets:
  Cash and equivalents...............................................................   $1,443,151   $  1,435,442
  Accounts receivable, trade.........................................................      318,500        328,383
  Prepaid expenses and other current assets..........................................       28,491         32,674
                                                                                       ------------  ------------
      Total current assets...........................................................    1,790,142      1,796,499
                                                                                       ------------  ------------
Property and equipment, at cost (note 4)
  Office furniture and equipment.....................................................      840,862        867,808
  Computer equipment.................................................................      603,422        635,245
  Leasehold improvements.............................................................      440,548        448,194
  Motor vehicles.....................................................................       11,434         11,434
                                                                                       ------------  ------------
                                                                                         1,896,266      1,962,681
      Less accumulated depreciation..................................................    1,114,024      1,162,023
                                                                                       ------------  ------------
        Property and equipment, net..................................................      782,242        800,658
                                                                                       ------------  ------------
        Total assets.................................................................   $2,572,384   $  2,597,157
                                                                                       ------------  ------------
                                                                                       ------------  ------------
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..............................................   $  343,653   $    566,367
  Deferred revenue...................................................................      388,648        337,629
  Current maturities of capital lease obligation (note 4)............................       18,341         12,730
                                                                                       ------------  ------------
      Total current liabilities......................................................      750,642        916,726
Capital lease obligation, net of current maturities (note 4).........................        3,280        --
Deferred rent........................................................................      206,610        208,917
Deferred income taxes (note 6).......................................................       --            --
                                                                                       ------------  ------------
      Total liabilities..............................................................      960,532      1,125,643
                                                                                       ------------  ------------
Commitments and contingent liabilities (note 7)
Stockholders' equity:
  Common stock, no par value; 100 shares authorized, issued and outstanding..........       55,000         55,000
  Retained earnings..................................................................    1,556,852      1,416,514
                                                                                       ------------  ------------
      Total stockholders' equity.....................................................    1,611,852      1,471,514
                                                                                       ------------  ------------
      Total liabilities and stockholders' equity.....................................   $2,572,384   $  2,597,157
                                                                                       ------------  ------------
                                                                                       ------------  ------------

   The accompanying notes are an integral part of these financial statements

                           OMNI TRAVEL SERVICE, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                    YEAR ENDED                   SIX MONTHS ENDED
                                                   -------------  -----------------------------------------------
                                                     JUNE 30,     DECEMBER 31,       JUNE 30,         JUNE 30,
                                                       1996           1996             1996             1997
                                                   -------------  -------------  -----------------  -------------
                                                                                    (UNAUDITED)      (UNAUDITED)
Revenues:
  Sales..........................................  $  49,934,464  $  26,302,520   $    22,403,211   $  28,795,132
  Direct commissions.............................        622,953        314,694           301,748         408,057
  Override commissions...........................        520,918        202,171           311,813         199,988
  Administrative and management fees (note 9)....        156,566       --               --               --
                                                   -------------  -------------  -----------------  -------------
                                                      51,234,901     26,819,385        23,016,772      29,403,177
Cost of revenues.................................     45,518,045     23,817,096        20,320,222      26,057,637
                                                   -------------  -------------  -----------------  -------------
    Net commission revenue.......................      5,716,856      3,002,289         2,696,550       3,345,540
Selling, general and administrative expenses.....      5,620,614      2,474,588         2,553,851       2,663,645
                                                   -------------  -------------  -----------------  -------------
    Operating income.............................         96,242        527,701           142,699         681,895
                                                   -------------  -------------  -----------------  -------------
Other income (expense):
Interest income (note 8).........................         57,812         33,608            43,407          29,753
Interest expense.................................         (6,112)        (2,326)           (2,752)         (1,986)
Other income (expense)...........................           (790)      --                  (7,579)       --
                                                   -------------  -------------  -----------------  -------------
    Total other income (expense).................         50,910         31,282            33,076          27,767
                                                   -------------  -------------  -----------------  -------------
    Income before income taxes...................        147,152        558,983           175,775         709,662
Income tax benefit (provision) (note 6)..........        (54,850)        52,961           (54,850)       --
                                                   -------------  -------------  -----------------  -------------
    Net income...................................         92,302        611,944           120,925         709,662
                                                   -------------  -------------  -----------------  -------------
Retained earnings, beginning of period, as
  previously stated..............................        900,122        992,516           871,591       1,556,852
Prior period adjustment..........................             92       --               --               --
                                                   -------------  -------------  -----------------  -------------
Retained earnings, beginning of period, as
  restated.......................................        900,214        992,516           871,591       1,556,852
Distributions to stockholders....................       --              (47,608)        --               (850,000)
                                                   -------------  -------------  -----------------  -------------
Retained earnings, end of period.................  $     992,516  $   1,556,852   $       992,516   $   1,416,514
                                                   -------------  -------------  -----------------  -------------
                                                   -------------  -------------  -----------------  -------------
Unaudited pro forma information (see Note 2)
  Income before income taxes.....................                 $     558,983                     $     709,662
  Pro forma income tax provision.................                       223,593                           283,865
                                                                  -------------                     -------------
    Pro forma net income.........................                 $     335,390                     $     425,797
                                                                  -------------                     -------------
                                                                  -------------                     -------------

   The accompanying notes are an integral part of these financial statements

                           OMNI TRAVEL SERVICE, INC.

                            STATEMENTS OF CASH FLOW

                                                           YEAR ENDED               SIX MONTHS ENDED
                                                           -----------  -----------------------------------------
                                                            JUNE 30,    DECEMBER 31,    JUNE 30,      JUNE 30,
                                                              1996          1996          1996          1997
                                                           -----------  -------------  -----------  -------------

                                                                                       (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
  Net income.............................................  $    92,302  $     611,944   $ 120,925   $     709,662
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation.......................................       78,023         42,150      42,023          48,000
      Deferred income taxes..............................        5,905        (52,961)      5,907        --
      Changes in operating assets and liabilities:
        Accounts receivable, trade.......................      (19,634)        64,632     (11,234)         (9,883)
        Refundable income taxes..........................       24,077       --             3,503        --
        Prepaid expenses and other current assets........       (6,151)       (12,917)    502,018          (4,183)
        Accounts payable and accrued expenses............     (139,012)      (156,455)   (288,715)        222,714
        Deferred revenue.................................        9,615        234,437     (38,789)        (51,019)
        Deferred rent....................................       35,304         12,687      12,687           2,307
                                                           -----------  -------------  -----------  -------------
  Net cash provided by operating activities..............       80,429        743,517     348,325         917,598
                                                           -----------  -------------  -----------  -------------
Cash flows from investing activities:
  Purchase of property and equipment.....................      (73,534)       (73,194)    (51,657)        (66,417)
                                                           -----------  -------------  -----------  -------------
Cash flows from financing activities:
  Repayment of advances to stockholder...................      486,200       --            --            --
  Distributions to stockholders..........................      --             (47,608)     --            (850,000)
  Repayments of capital lease obligations................      (15,272)        (8,364)     (7,868)         (8,890)
                                                           -----------  -------------  -----------  -------------
  Net cash provided (used) by financing activities.......      470,928        (55,972)     (7,868)       (858,890)
                                                           -----------  -------------  -----------  -------------
        Net increase (decrease) in cash and
          equivalents....................................      477,823        614,351     288,800          (7,709)

Cash and equivalents, beginning of period................      350,977        828,800     540,000       1,443,151
                                                           -----------  -------------  -----------  -------------
Cash and equivalents, end of period......................  $   828,800  $   1,443,151   $ 828,800   $   1,435,442
                                                           -----------  -------------  -----------  -------------
                                                           -----------  -------------  -----------  -------------

Supplemental disclosures of cash flow information:
      Cash paid for:        Interest.....................  $     6,112  $       2,326   $   2,752   $       1,986
                                                           -----------  -------------  -----------  -------------
                                                           -----------  -------------  -----------  -------------
                          Income taxes...................  $    15,870  $      49,165   $   5,085   $    --
                                                           -----------  -------------  -----------  -------------
                                                           -----------  -------------  -----------  -------------

   The accompanying notes are an integral part of these financial statements

                           OMNI TRAVEL SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) INTERIM FINANCIAL DATA

    The interim financial data for the six months ended June 30, 1996 and June 30, 1997 is unaudited, however, in the opinion of management of the Company, the interim data includes all adjustments, consisting only of normal adjustments, necessary for a fair presentation of the results for the interim periods presented. All data presented in these notes for such periods is unaudited.

(2) NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) ORGANIZATION AND NATURE OF BUSINESS

    Omni Travel Service, Inc. (the "Company") was incorporated in March, 1979. The Company is a full-service travel agency, providing reservation services and information for travel, lodging and tours to commercial, individual and group clients from offices in Cambridge, Massachusetts. The Company's operations are primarily concentrated in one market segment--airline travel--and the customers are geographically concentrated primarily in Massachusetts; management considers a downturn in this market segment and geographical location to be unlikely.

    Effective September 26, 1997, the Company and its stockholders entered into a definitive agreement with U.S. Office Products Company ("U.S. Office Products") pursuant to which U.S. Office Products acquired all outstanding shares of the Company's common stock in exchange for common stock of U.S. Office Products.

    (b) REVENUE RECOGNITION

    Commissions from ticketing, reservations and other transportation services are recognized when the ticket is validated or reservation utilized. Revenue from certain incentive plans offered by major airlines are accrued as earned.

    The Company sells tours sponsored by other companies. Commissions received from the sale of tours are recognized when payment is made to the tour company. Costs for tours which have not yet departed are recorded as a deposit in receivables and all customer receipts for such tours are recorded as a customer deposit liability in deferred revenue.

    (c) ACCOUNTS RECEIVABLE

    Management has determined that all accounts receivable are collectible and that there is no requirement for an allowance for doubtful accounts as of December 31, 1996.

    (d) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization is provided using straight-line and accelerated methods over the estimated useful lives of the assets.

    (e) DEFERRED REVENUE

    Deferred revenue represents travel revenue received in the current year which relates to a future reporting period.

    (f) INCOME TAXES

    Prior to July 1, 1996, income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards No. 109. Deferred income tax assets and liabilities are computed annually

                           OMNI TRAVEL SERVICE, INC.

(2) NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

    The provision for income taxes for the year ended June 30, 1996 includes federal and state income taxes currently payable and those deferred because of temporary differences between financial statement and tax bases of assets and liabilities.

    Effective on July 1, 1996, the Company was granted S-Corporation reporting status by the Internal Revenue Service. As a result, there is no federal or state income tax liability of the Company for the period subsequent to July 1, 1996. Any liability arising during this period is the responsibility of the shareholders of the Company.

    As a result of the election to be taxed under the provisions of Subchapter S of the Internal Revenue Code, deferred income taxes in the amount of $52,961 that existed prior to the election of Subchapter S status have been eliminated and recognized as income during the six months ended December 31, 1996.

    The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", as if the Company had been subject to federal income taxes for the entire periods presented.

    (g) CASH AND EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

    (h) CONCENTRATION OF CREDIT RISK

    Financial instruments which subject the Company to credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments ($1,443,151 at December 31, 1996) with high quality financial institutions. At times such investments may be in excess of the FDIC limit. The Company's policy with respect to the credit risk of trade receivables is to evaluate, prior to completion of travel reservations, each customer's financial condition and determine the amount of open credit to be extended.

    (i) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of the Company's financial instruments, including cash and equivalents, receivables and payables and the capital lease obligation, approximates fair market value.

    (j) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           OMNI TRAVEL SERVICE, INC.

(3) LINE OF CREDIT

    The Company has a line of credit agreement with a bank due upon demand, bearing interest at the bank's prime rate plus 1% per annum (9.25% at December 31, 1996). The note is secured by substantially all assets of the Company. The agreement is subject to an Intercreditor and Subordination Agreement between and among the bank, the Company, its stockholders and a related party, Bow Street Properties, Inc. (note 7). The maximum borrowings allowed under this agreement are $250,000. At December 31, 1996, no borrowings were outstanding under this agreement.

    The agreement is subject to various affirmative, negative and financial covenants including, among others, profitability and debt to net worth covenants. At December 31, 1996, the Company was deemed by the lending institution to be in substantial compliance with the covenants.

(4) CAPITAL LEASE OBLIGATION

    The Company leases certain office equipment under a capital lease. Equipment held under the capital lease as of December 31, 1996 is as follows:

Cost...............................................................  $  65,722
Accumulated amortization...........................................     26,289
                                                                     ---------
Net book value.....................................................  $  39,433
                                                                     ---------
                                                                     ---------

    Future minimum lease payments due under the capital lease and the present value of the net minimum lease payments as of December 31, 1996 are as follows:

                                                                                     AMOUNT
                                                                                     ---------
1997...............................................................................  $  19,985
1998...............................................................................      3,331
                                                                                     ---------
Total minimum lease payments.......................................................     23,316
Less amount representing interest..................................................      1,695
                                                                                     ---------
Present value of net minimum lease payments........................................     21,621
Less current maturities............................................................     18,341
                                                                                     ---------
Capital lease obligation, net of current maturities................................  $   3,280
                                                                                     ---------
                                                                                     ---------

(5) PROFIT-SHARING RETIREMENT PLAN

    The Company has in effect a qualified profit-sharing retirement plan covering substantially all employees. The plan includes an employee thrift savings plan established under Internal Revenue Code Section 401(k). Each eligible participant may elect to defer up to 15% of compensation subject to Internal Revenue Code limitations. Company profit-sharing contributions to the plan are made at the discretion of the Board of Directors, but may not exceed the maximum allowable deduction permitted under the Internal Revenue Code at the time of the contribution. During the six months ended December 31, 1996 and the year ended June 30, 1996, the Company made no contributions to the plan.

                           OMNI TRAVEL SERVICE, INC.

(6) INCOME TAXES

    The provision for income taxes for the year ended June 30, 1996 is comprised of the following:

Current provision:
Federal............................................................  $  35,151
State..............................................................     13,792
                                                                     ---------
                                                                        48,943
                                                                     ---------
Deferred provision:
Federal............................................................      4,549
State..............................................................      1,358
                                                                     ---------
                                                                         5,907
                                                                     ---------
                                                                     $  54,850
                                                                     ---------
                                                                     ---------

    Temporary differences which give rise to deferred tax liabilities are comprised of financial and tax reporting depreciation differences.

    The differences between the statutory federal income tax rate of 34% and income taxes reported in the statement of income for the year ended June 30, 1996 are as follows:

Statutory rate.....................................................  $  47,273
Reduction due to graduated income tax rates........................     (7,573)
State and local taxes, net of federal benefit......................      9,999
Other..............................................................      5,151
                                                                     ---------
                                                                     $  54,850
                                                                     ---------
                                                                     ---------

    The federal and state income tax benefit for the six months ended December 31, 1996 is the result of the Company's election to be taxed under the provisions of Subchapter S of the Internal Revenue Code, whereby deferred income taxes in the amount of $52,961 that existed prior to the election of Subchapter S status have been eliminated and recognized as income during the six months ended December 31, 1996.

    As a result of the Company's election of Subchapter S, there was no income tax provision or benefit for the six months ended December 31, 1996 other than the reversal of the deferred income taxes as discussed above.

(7) COMMITMENTS AND CONTINGENT LIABILITIES

    The Company leased a sales office facility under a noncancellable operating lease agreement which expired in December, 1995. The agreement required the payment of utilities, real estate taxes and insurance. The Company also leases certain vehicles under noncancellable operating leases expiring through September, 2000 and additional equipment on a month to month basis. Rent expense under these operating leases amounted to $15,550 for the six months ended December 31, 1996 and $52,696 for the year ended June 30, 1996.

    In addition, the Company leases its administrative and sales office facility from Bow Street Properties, Inc., a related party (note 8), under a long-term noncancellable operating lease agreement expiring in

                           OMNI TRAVEL SERVICE, INC.

(7) COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
December, 2001. The agreement provides for monthly rental payments, utilities, real estate taxes, insurance and repairs. Total rent expense, excluding operating expenses, paid to Bow Street Properties, Inc. amounted to $208,380 for the six months ended December 31, 1996 and $406,830 for the year ended June 30, 1996.

    At December 31, 1996, future minimum annual rental payments required under the noncancellable operating leases, are as follows:

1998............................................................  $ 448,440
1999............................................................    470,880
2000............................................................    494,400
2001............................................................    519,000
Thereafter......................................................    265,800
                                                                  ---------
                                                                  $2,198,520
                                                                  ---------
                                                                  ---------

    In connection with the Intercreditor and Subordination Agreement, the Company has guaranteed certain debt obligations of Bow Street Properties, Inc., a related party, amounting to $1,125,000 as of December 31, 1996.

(8) RELATED PARTY TRANSACTIONS

    The Company leases its administration and sales office from Bow Street Properties, Inc., a corporation owned by the Company's principal stockholder. In addition, the Company has guaranteed certain debt obligations of Bow Street Properties, Inc. (note 7).

    The Company, from time to time, has made interest bearing advances to a stockholder. The advances, which are unsecured, bear interest at 6% per annum. At December 31, 1996, no amounts were due from the stockholder. Interest income earned and accrued on these advances during the year ended June 30, 1996 amounted to $29,772.

(9) CONTRACTUAL ARRANGEMENTS

    During the year ended June 30, 1996, the Company, under a five-year contractual agreement which expired in December 1995, provided administrative and management services to another travel agency. Under this agreement, the Company recorded all travel revenues, and related travel operating costs of the agency. The Company received a management fee which is included in travel revenues in the accompanying income statement. Management fees earned, net of certain related operating costs, amounted to approximately 22% of the Company's net income before taxes for the year ended June 30, 1996.

                           OMNI TRAVEL SERVICE, INC.

(10) REISSUANCE ADJUSTMENTS

    Two adjustments were made to the previously issued financial statements for the year ended June 30, 1996. The net effect of these adjustments was a $92 increase in prior period retained earnings. However, the adjustments were made to ensure adherence to generally accepted accounting principles. Detail of the two reissuance adjustments follows:

    (a) OVERRIDE COMMISSIONS

    Subsequent to the issuance of the financial statements for the year ended June 30, 1996, it was determined that the Company was not recording revenue from override commissions in the proper periods. Accordingly, current year and prior period adjustments were made to properly state the related accounts receivable, revenue, expense, and retained earnings accounts. The net effect of these adjustments was a $43,418 increase in override commissions revenue for the year ended June 30, 1996 and a $158,711 increase in prior period retained earnings.

    (b) DEFERRED RENT

    Generally accepted accounting principles require that rental expense must be recorded on a straight-line basis over the rental term. Previously, the Company was expensing actual rent payments. Accordingly, adjustments were made to properly record the related expense and retained earnings accounts. The net effect of these adjustments was a $35,304 increase in rent expense for the year ended June 30, 1996 and a $158,619 decrease to retained earnings.

(11) SUBSEQUENT EVENTS

    During September and October 1997, the airlines implemented a commission cap of 8% on all domestic travel (maximum commission on a round trip flight remained $50) and international travel (no maximum commission amount) which should negatively impact the Company's operating results, although an amount cannot be determined at this time.

    On November 7, 1997, the Company was released from its guaranty obligations relating to the entity owned by the Company's principal shareholder (note 8).

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors and Shareholders of Travel Consultants, Inc. and Envisions Vacations, Inc.

    In our opinion, the accompanying combined balance sheet and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Travel Consultants, Inc. and Envisions Vacations, Inc. (collectively, the "Company") at October 24, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Denver, Colorado
January 23, 1998

             TRAVEL CONSULTANTS, INC. AND ENVISION VACATIONS, INC.

                             COMBINED BALANCE SHEET

                                OCTOBER 24, 1997

                                     ASSETS
Current assets:
  Cash..........................................................................  $   3,018
  Receivables, less allowance for doubtful accounts of $20,000..................  1,410,799
  Other receivables.............................................................    741,337
  Receivable from affiliates....................................................    911,124
  Receivable from shareholders..................................................    244,365
  Other current assets..........................................................     89,267
                                                                                  ---------

      Total current assets......................................................  3,399,910

Property and equipment, net.....................................................  1,564,496
Intangible assets, net of accumulated amortization of $404,777..................    234,814
Investments.....................................................................    156,355
Other...........................................................................     13,835
                                                                                  ---------

      Total assets..............................................................  $5,369,410
                                                                                  ---------
                                                                                  ---------
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt..........................................  $ 186,037
  Line of credit................................................................    489,908
  Accounts payable..............................................................  1,683,431
  Accrued liabilities:
    Compensation................................................................    357,653
    Rebates.....................................................................    287,425
    Other.......................................................................    347,255
  Customer deposits.............................................................    306,164
  Deferred income--current portion..............................................    195,996
                                                                                  ---------

      Total current liabilities.................................................  3,853,869

Long-term debt..................................................................    315,637
Deferred income--long-term portion..............................................    192,004
                                                                                  ---------

      Total liabilities.........................................................  4,361,510

Commitments (Note 5)

Shareholders' equity:
  Common stock ($1 par value; 100,000 shares authorized; 38,432 shares
    issued).....................................................................     38,432
  Common stock ($5 par value; 60,000 shares authorized; 2,000 shares issued)....     10,000
  Additional paid-in capital....................................................    156,906
  Retained earnings.............................................................    802,562
                                                                                  ---------

      Total shareholders' equity................................................  1,007,900
                                                                                  ---------

      Total liabilities and shareholders' equity................................  $5,369,410
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of these combined financial statements.

             TRAVEL CONSULTANTS, INC. AND ENVISIONS VACATIONS, INC.

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                      FOR THE YEAR ENDED OCTOBER 24, 1997

Commission revenue..............................................................  $9,163,283
Other operating revenue.........................................................  3,510,597
                                                                                  ---------
    Total revenue...............................................................  12,673,880
Rebates.........................................................................    673,123
                                                                                  ---------
Net revenue.....................................................................  12,000,757
Operating expenses:
  Salaries......................................................................  6,462,100
  General and administrative....................................................  4,453,509
                                                                                  ---------
    Total operating expenses....................................................  10,915,609
                                                                                  ---------
Income from operations..........................................................  1,085,148
Interest expense................................................................    109,466
                                                                                  ---------
Net income......................................................................    975,682
Retained deficit at beginning of year...........................................   (173,120)
                                                                                  ---------
Retained earnings at end of year................................................  $ 802,562
                                                                                  ---------
                                                                                  ---------
Unaudited pro forma information (see Note 2)
  Net income....................................................................  $ 975,682
  Pro forma provision for income taxes..........................................    390,273
                                                                                  ---------
    Pro forma net income........................................................  $ 585,409
                                                                                  ---------
                                                                                  ---------

    The accompanying notes are an integral part of these combined financial statements.

                          TRAVEL CONSULTANTS, INC. AND
                           ENVISIONS VACATIONS, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED OCTOBER 24, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................................  $ 975,682
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization................................................    473,005
    Deferred revenue.............................................................     54,000
    Change in assets and liabilities:
      Receivables................................................................    (44,260)
      Other receivables..........................................................   (265,144)
      Other assets...............................................................     33,645
      Accounts payable...........................................................    614,392
      Accrued liabilities........................................................     19,481
                                                                                   ---------
        Net cash provided by operating activities................................  1,860,801
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures.............................................................   (943,239)
Purchase of investments..........................................................    (98,098)
                                                                                   ---------
        Net cash used in investing activities....................................  (1,041,337)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in receivable from shareholders and affiliates......................   (389,641)
Payments on long-term debt.......................................................   (266,713)
Net proceeds on line of credit...................................................    269,908
Payment of shareholder distributions.............................................   (430,000)
                                                                                   ---------
        Net cash used in financing activities....................................   (816,446)
                                                                                   ---------
Net increase in cash.............................................................      3,018
Cash at beginning of year........................................................          0
                                                                                   ---------
Cash at end of year..............................................................  $   3,018
                                                                                   ---------
                                                                                   ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest...........................................................  $ 106,030
                                                                                   ---------
                                                                                   ---------

    The accompanying notes are an integral part of these combined financial statements.

                          TRAVEL CONSULTANTS, INC. AND
                           ENVISIONS VACATIONS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. REPORTING ENTITY AND BASIS OF ACCOUNTING

    Effective October 24, 1997, a subsidiary of U.S. Office Products Company, a Delaware company, merged with Travel Consultants, Inc. and Envision Vacations, Inc. (collectively, the "Company"). Travel Consultants, Inc. is a full-service provider of travel reservation services and information to commercial, individual and group customers. Envision Vacations, Inc. is a leisure travel company servicing the needs of specific member groups and individual customers. The Company is located in Grand Rapids, Michigan. The Company's operations are primarily concentrated in one market segment--airline travel--and the customers are geographically concentrated in Michigan; management considers a downturn in this market segment and geographical location to be unlikely.

    The Company's combined financial statements include the accounts of Travel Consultants, Inc. and Envision Vacations, Inc. Both companies have common ownership and operate in the same line of business. All significant intercompany accounts and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    Commissions from ticketing, reservations and other transportation services are recognized when the ticket is validated or reservation utilized. Revenue from certain incentive plans offered by major airlines are accrued as earned.

    The Company sells tours sponsored by other companies. Commissions received from the sale of tours are recognized, net of estimated cancellation adjustments, when payment is made to the tour company. All customer receipts for such tours are recorded as a customer deposit liability until paid.

INVESTMENTS

    All investments are classified as available-for-sale and are available to support current operations or to take advantage of other investment opportunities. Accordingly, these investments have been recorded at cost which approximates fair market value. There were no significant differences between cost and estimated fair value at October 24, 1997.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally five to seven years, and leasehold improvements are amortized over the shorter of their economic useful lives or the lease term.

INTANGIBLE ASSETS

    The cost of purchased companies in excess of the underlying fair value of net assets at the date of acquisition are recorded as goodwill and amortized over 15 years on a straight-line basis. Purchase price allocated to covenants not-to-compete are amortized over the term of the agreement which is typically five years. As of October 24, 1997, intangible assets consisted of net covenants not-to-compete of $221,867 and other assets of $12,947. The carrying value of intangible assets is assessed for recoverability by management based on an analysis of undiscounted expected future cash flows from the related acquired entities. The Company believes that there has been no impairment thereof as of October 24, 1997.

                          TRAVEL CONSULTANTS, INC. AND
                           ENVISIONS VACATIONS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

DEFERRED INCOME

    The Company received a one-time promotional support payment from the entity that leases the Company its reservation system. The Company is required to utilize the reservation system throughout the contract term and there is substantial penalty for early termination of the contract. The Company has deferred the payment and is recognizing income using the straight-line method over the five year term of the contract.

INCOME TAXES

    The Company is an S-Corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the shareholders. The Company's S-Corporation status terminated on consummation of the merger discussed in Note 1 above.

    The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal income taxes for the entire periods presented.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments, including cash and cash equivalents, receivables and payables and long-term debt, approximate their fair values.

USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at October 24, 1997:

Office and computer equipment...................................  $2,437,391
Furniture and fixtures..........................................    983,778
Leasehold improvements..........................................    158,875
Vehicles........................................................     24,886
                                                                  ---------
                                                                  3,604,930
Less: accumulated depreciation and amortization.................  2,040,434
                                                                  ---------
Net property and equipment......................................  $1,564,496
                                                                  ---------
                                                                  ---------

                          TRAVEL CONSULTANTS, INC. AND
                           ENVISIONS VACATIONS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

4. LONG-TERM DEBT

Promissory notes, interest at 9.3%, payable in monthly
  installments of $13,600 principal plus interest through
  November 1, 2000................................................  $ 444,674

Non-interest bearing promissory note, payable in annual
  installments of $57,000 through November 4, 1997................     57,000
                                                                    ---------
                                                                      501,674
Less current maturities...........................................    186,037
                                                                    ---------
Long-term debt....................................................  $ 315,637
                                                                    ---------
                                                                    ---------

    The Company's borrowed funds provided by commercial promissory notes require maintenance of certain ratios, and are secured by substantially all assets of the Company.

    Scheduled maturities of long-term debt at October 24, 1997 are as follows:

1998..............................................................  $ 186,037
1999..............................................................    141,562
2000..............................................................    154,900
2001..............................................................     19,175
                                                                    ---------
                                                                    $ 501,674
                                                                    ---------
                                                                    ---------

    At October 24, 1997, the Company has drawn $489,908 on a $1,250,000 line of credit with a financial institution which bears interest at the bank's prime rate (8.5% at October 24, 1997) and expires on April 1, 1998. The line is secured by the Company's accounts receivable and other assets. The Company also maintains a $90,000 letter of credit which was unused at October 24, 1997.

5. COMMITMENTS

    The Company leases office space under various noncancelable operating leases for several locations. Rent expense for the year ended October 24, 1997 was approximately $901,104. Future minimum rental payments for these leases are summarized as follows as of October 24, 1997:

1998............................................................  $ 810,000
1999............................................................    719,000
2000............................................................    688,000
2001............................................................    607,000
2002............................................................    238,000
                                                                  ---------
                                                                  $3,062,000
                                                                  ---------
                                                                  ---------

    The Company has guaranteed approximately $2,644,000 of outstanding debt related to the office space leased from a related party as described in Note 7.

                          TRAVEL CONSULTANTS, INC. AND
                           ENVISIONS VACATIONS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

6. EMPLOYEE BENEFIT PLAN

    The Company has established a 401(k) defined contribution plan to provide benefits based on a percentage of contributions made by eligible employees. During the year ended October 24, 1997, the Company contributed approximately $39,000 to this plan.

7. RELATED PARTY TRANSACTIONS

    The Company leases office space for its headquarters from an entity in which the Company's shareholders are partners. Rent expense for this facility was approximately $195,000 during the year ended October 24, 1997.

    In conjunction with the merger discussed in Note 1, U.S. Office Products Company purchased the headquarters facility for $3,125,000 in stock and assumed related debt of $2,644,112 on October 24, 1997. Additionally, $901,000 of receivables from shareholders and affiliates was distributed in the form of a dividend to shareholders in conjunction with the merger discussed in Note 1.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities. All of such expenses except the Securities and Exchange Commission registration fee are estimated:

SEC Registration...................................................................  $  29,024
Nasdaq Listing Fee.................................................................  $       *
Legal Fees and Expenses............................................................  $       *
Accounting Fees and Expenses.......................................................  $       *
Printing Fees and Expenses.........................................................  $       *
Miscellaneous......................................................................  $       *
                                                                                     ---------
Total..............................................................................  $       *

------------------------

*   To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Nine of the Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

    Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Article Eight of the Certificate of Incorporation states that directors of the Company will not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the state of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit.

    Article IV of the Bylaws provides that the Company shall indemnify its officers and directors (and those serving at the request of the Company as an officer or director of another corporation, partnership, joint venture, trust or other enterprise), and may indemnify its employees and agents (and those serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if such officer, director, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such officer, director, employee or agent in the defense or settlement of such action or suit, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    Unless the Board of Directors of the Company otherwise determines in a specific case, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    See index to exhibits.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, on February 17, 1998.

                                TDOP, INC.

                                BY:  /S/ EDWARD S. ADAMS
                                     -----------------------------------------
                                     Name: Edward S. Adams
                                     TITLE: CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                   DATE
------------------------------  ---------------------------  -------------------

     /s/ EDWARD S. ADAMS        Chief Executive Officer            2/17/98
------------------------------    (Principal Executive
       Edward S. Adams            Officer); Director

                                Chief Financial Officer and        2/17/98
    /s/ ROBERT C. GRIFFITH        Treasurer (Principal
------------------------------    Financial and Accounting
      Robert C. Griffith          Officer)

                                 EXHIBIT INDEX

EXHIBIT    DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------

    3.1*   Certificate of Incorporation

    3.2*   Bylaws

    4.1*   Form of certificate representing shares of Common Stock

   5*      Opinion of Wilmer, Cutler & Pickering as to legality of securities being offered

   8*      Tax opinion of Wilmer, Cutler & Pickering

   10.1*   Form of Distribution Agreement among U.S. Office Products Company, Workflow Graphics, Inc., Paradigm
           Concepts, Inc., TDOP, Inc. and School Specialty, Inc.

   10.2*   Form of Tax Allocation Agreement among U.S. Office Products Company, Workflow Graphics, Inc., Paradigm
           Concepts, Inc., TDOP, Inc. and School Specialty, Inc.

   10.3*   Form of Tax Indemnification Agreement among Workflow Graphics, Inc., Paradigm Concepts, Inc., TDOP, Inc.
           and School Specialty, Inc.

   10.4    Employment Agreement dated as of January 24, 1997 between Edward S. Adams and Professional Travel
           Corporation.

   10.5    Employment Agreement dated as of January 24, 1997 between Robert C. Griffith and Professional Travel
           Corporation.

   10.6*   Agreement dated as of January 13, 1998 between U.S. Office Products and Jonathan J. Ledecky.

   10.7*   Form of Employee Benefits Agreement among U.S. Office Products Company, Workflow Graphics, Inc.,
           Paradigm Concepts, Inc., TDOP, Inc. and School Specialty, Inc.

   10.8*   Form of Agent Reporting Agreement with Airline Reporting Company.

  21*      Subsidiaries of Registrant

   23.1    Consent of Price Waterhouse LLP

   23.2    Consent of Deloitte & Touche LLP

   23.3    Consent of Deloitte & Touche LLP

   23.4    Consent of Walter J. McKeever & Company

   23.5    Consent of Nardella & Taylor

   23.6    Consent of Jonathan Ledecky to be named as a director

   23.7    Consent of Vassilios Sirpolaidis to be named as a director

   23.8*   Consent of Wilmer, Cutler & Pickering contained in Exhibits 5 and 8 hereto

   27      Financial data schedule

------------------------

*   To be filed by amendment.